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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bruker Corporation
(Name of Registrant as Specified In Its Charter)

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 BRUKER CORPORATION
40 Manning Road
Billerica, MA 01821
(978) 663-3660

Dear Stockholder:

        On behalf of the board of directors and management of Bruker Corporation, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Friday, May 20, 2016 at 9:30 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

        All Stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating and returning the enclosed Proxy Card. A postage-paid envelope is enclosed for that purpose. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Stockholders is important.

        I look forward to your participation and thank you for your continued support.

Sincerely,

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

 BRUKER CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of the Stockholders of Bruker Corporation will be held on Friday, May 20, 2016, at 9:30 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for the following purposes:

1.
To elect the Class I nominees for director named in the accompanying proxy statement to hold office until the 2019 Annual Meeting of Stockholders and the Class II nominee for director named in the accompanying proxy statement to hold office until the 2017 Annual Meeting of Stockholders.

2.
To approve the adoption of the Bruker Corporation 2016 Incentive Compensation Plan.

3.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on March 24, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

Billerica, Massachusetts
April 22, 2016

        All stockholders are invited to attend the meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by the internet, or by completing, dating and returning the enclosed Proxy Card in the enclosed postage-paid envelope. Your shares cannot be voted unless you vote by telephone or internet, date, sign and return the enclosed Proxy Card, or attend the meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

**************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2016:

This Proxy Statement and the accompanying Annual Report are available via the Internet at: http://ir.bruker.com

 BRUKER CORPORATION
PROXY STATEMENT

        This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Bruker Corporation (the "Company") for use at the 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") to be held on May 20, 2016, at the time and place set forth in the notice of the meeting and at any adjournments thereof. The approximate date on which this proxy statement and form of proxy are first being sent to stockholders is April 22, 2016.

        The holders of a majority in interest of all of the Company's common stock, par value $.01 per share ("Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the 2016 Annual Meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters.

        For Proposal No. 1, the candidates for election as Class I directors and Class II director at the 2016 Annual Meeting who receive the highest number of affirmative votes will be elected to serve in the respective class. For Proposal No. 2, approval of the 2016 Incentive Compensation Plan, the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.

        Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for Proposal No. 2. Additionally, "withhold" votes for any of the nominees for election as a director will have no effect on the election of the nominees.

        If the enclosed proxy card is properly executed and returned, it will be voted in the manner instructed by the stockholder. If a proxy card is properly submitted but contains no instructions, the shares represented thereby will be voted FOR the nominees for director in Proposal No. 1 and FOR approval of the 2016 Incentive Compensation Plan in Proposal No. 2. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        If shares are held in the "street name" of a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to the proposals to be acted upon. If the broker or nominee is not given instructions how to vote such shares, the broker does not have discretionary authority under New York Stock Exchange rules to vote those shares on their customers' behalf on "non-routine" matters such as the election of directors in Proposal No. 1 and the approval of the 2016 Incentive Compensation Plan in Proposal No. 2. These rules apply notwithstanding the fact that shares of the Company's Common Stock are traded on the NASDAQ Global Select Market. If you provide voting instructions to the broker or nominee holder of your shares for either Proposal No. 1 or Proposal No. 2, but do not provide voting instructions for both of these proposals, your shares will be counted for purposes of establishing a quorum to conduct business at the 2016 Annual Meeting, will be voted in accordance with your instructions on the particular matters for which you have provided instructions, and will result in a "broker non-vote" with respect to the matters for which voting instructions have not been provided. If you do not provide voting instructions to the broker or nominee holder of your shares for at least one of the proposals to be considered at the 2016 Annual Meeting, your shares will not be represented by proxy and therefore will not be counted for purposes of establishing a quorum to conduct business at the 2016 Annual Meeting or determining whether stockholder approval of any matter has been obtained.

        The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

        The Company's 2015 Annual Report, including the Company's audited financial statements for the fiscal year ended December 31, 2015, is being mailed to stockholders concurrently with this proxy statement.

        The Company's principal executive offices are located at 40 Manning Road, Billerica, Massachusetts 01821, and its telephone number is (978) 663-3660.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on March 24, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting. On March 24, 2016, the Company had outstanding and entitled to vote 162,754,756 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote. Broadridge Financial Solutions, Inc. will tabulate all votes that are received prior to the date of the 2016 Annual Meeting. The inspector of elections, who will be one of our employees or one of our attorneys, will receive Broadridge's tabulation, tabulate all other votes, and certify the voting results.

CORPORATE INFORMATION

        Bruker Corporation was incorporated in Massachusetts as Bruker Federal Systems Corporation. In February 2000, we reincorporated in Delaware as Bruker Daltonics Inc. In July 2003, we merged with Bruker AXS Inc., and we were the surviving corporation in that merger. In connection with that merger, we changed our name to Bruker BioSciences Corporation and formed two operating subsidiaries, Bruker Daltonics and Bruker AXS, into which we transferred substantially all of their respective assets and liabilities, except cash. We acquired Bruker Optics Inc. in July 2006 and the Bruker BioSpin group of companies in February 2008. In connection with the Bruker BioSpin acquisition, we changed our name to Bruker Corporation. Our four principal operating segments are Bruker BioSpin, Bruker CALID, Bruker Nano and Bruker Energy & Supercon Technologies, or BEST.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The first proposal on the agenda for the 2016 Annual Meeting is the election of Frank H. Laukien, John Ornell, Richard A. Packer and Robert Rosenthal to serve as Class I directors for three-year terms beginning at the 2016 Annual Meeting and ending at our 2019 Annual Meeting of Stockholders or until a successor has been duly elected and qualified and the election of Cynthia M. Friend to serve as a Class II director for a one-year term beginning at the 2016 Annual Meeting and ending at our 2017 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The Company's Certificate of Incorporation, as amended, provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year for a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. There are currently fourteen members of our board of directors, consisting of six Class I directors serving terms expiring at the 2016 Annual Meeting of Stockholders, four Class II directors serving terms expiring at the Company's Annual Meeting of Stockholders in 2017 and four Class III directors serving terms expiring at the Company's Annual Meeting of Stockholders in 2018.

        Effective as of the 2016 Annual Meeting, in conjunction with the expiration of the terms of the six current Class I directors, the classes will be adjusted to consist of four Class I directors, five Class II directors and four Class III directors. At the 2016 Annual Meeting, four nominees will be elected as Class I directors to serve for terms expiring at the 2019 Annual Meeting of Stockholders. Additionally, although our bylaws provide that vacancies may remain unfilled or may be filled by a majority vote of the directors then in office, one nominee will be elected as a Class II director to serve for a term expiring at the 2017 Annual Meeting of Stockholders to fill the vacancy in the class of Class II directors.

        Each of the nominees for Class I director, Frank H. Laukien, John Ornell, Richard A. Packer and Robert Rosenthal, is currently serving as a Class I director. All nominees were unanimously approved by our board of directors, including unanimous approval by our independent directors, upon the unanimous recommendation of the Nominating Committee which is comprised of three independent directors.

        Wolf Dieter-Emmerich and Brenda J. Furlong, who have served as Class I directors since 2007, have not been nominated for re-election and, accordingly, their service on the board of directors will terminate at the 2016 Annual Meeting.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees for the office of director. If any such nominee is unwilling or unable to serve as a nominee for the office of director at the time of the 2016 Annual Meeting, the proxies may be voted for a substitute nominee who shall be designated by the present board of directors to fill such vacancy. Alternatively, if no such nominee is designated, a vacancy will be created in Class I or Class II, as applicable. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        The Board of Directors recommends a vote FOR the election of Frank H. Laukien, John Ornell, Richard A. Packer and Robert Rosenthal to serve as Class I directors and FOR the election of Cynthia M. Friend to serve as a Class II director.

Certain Information Regarding Directors and Nominees

        The biographies of the nominees and each of our continuing directors below contain information regarding each person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director of the Company.

Nominees for Election to a Three-Year Term Expiring at the 2019 Annual Meeting

Frank H. Laukien, Ph.D.	Age 56	Director Since 1991

Dr. Frank H. Laukien has been the Chairman, President and Chief Executive Officer of the Company since February 1991 and is the Company's largest shareholder. Dr. Laukien also serves as a director of various subsidiaries of the Company. He served as executive chairman of the former public company Bruker AXS Inc. and its predecessor companies from August 2002 until the merger of Bruker Daltonics Inc. and Bruker AXS Inc. in July 2003. In addition, from October 1997 to August 2002, he served as the Chairman of the Board of Directors and, from October 1997 to March 2000, as the Chief Executive Officer, of Bruker AXS Inc. Until February 2010, Dr. Laukien also served as Co-Chief Executive Officer of the Bruker BioSpin Group. Dr. Laukien is the brother of Joerg C. Laukien, a director of the Company and Executive Chairman of Bruker BioSpin Corporation. Dr. Laukien served as a director of ALDA (Analytical Life Science & Diagnostics Association), an industry association formerly known as Analytical & Life Sciences Systems Association, or ALSSA, for several terms in the last ten years, and was ALDA Chairman from 2002 to 2003. Dr. Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a Ph.D. in chemical physics from Harvard University. Dr. Laukien was a member of the Dean's Advisory Committee of the MIT School of Science until 2014, and served as a Trustee of the Rivers School in Weston, Massachusetts from 2006 to mid-2013. As the Company's largest shareholder and based on his long history of leading the growth of the Company, Dr. Laukien brings to the board the perspective of a significant stakeholder with an in-depth knowledge of all aspects of the Company's operations. He also provides extensive executive experience in organizational management, strategic planning, finance, global business development and life-science tools markets, as well as the scientific and technical background required for a deep understanding of the Company's key technologies and industry dynamics.
John Ornell	Age 58	Director Since 2015

Mr. Ornell is retired from Waters Corporation, where he served as Vice President, Finance and Administration and Chief Financial Officer from 2001 to 2013. During this time at Waters, he was also responsible for information technology, investor relations and the TA Instruments Division. Mr. Ornell joined Waters in 1994 and served there in a variety of operational and financial leadership roles before assuming the position of Waters' Chief Financial Officer. During 2014, Mr. Ornell continued to serve Waters on a part-time, transitional basis. Prior to joining Waters, Mr. Ornell progressed through a series of roles of increasing responsibility at a number of multinational corporations, primarily in operational finance functions. Mr. Ornell holds a Master of Business Administration degree from Southern New Hampshire University. Mr. Ornell brings to the board a depth of knowledge in the life sciences and analytical instruments industry, as well as a global perspective with significant experience managing the operational, strategic and financial matters of life sciences companies.
Mr. Ornell serves on the Company's Audit Committee.

Richard A. Packer	Age 58	Director Since 2007

Mr. Packer is a Primary Executive Officer of Asahi Kasei Corporation and co-leader of Asahi Kasei's healthcare business unit. Mr. Packer also serves as the non-executive Chairman of ZOLL Medical Corporation, a manufacturer of resuscitation devices and related software solutions that was publicly traded until it was acquired by Asahi Kasei Corporation in April 2012. From November 1999 to April 2016, Mr. Packer was the Chief Executive Officer and a director of ZOLL. He served as Chairman of ZOLL from 1999 until November 2010. From 1996 until his appointment as Chairman and Chief Executive Officer in 1999, Mr. Packer served as ZOLL's President, Chief Operating Officer and director. From 1992 to 1996, he served as Vice President of Operations of ZOLL and also served as Chief Financial Officer and Head of North American Sales of ZOLL from 1995 to 1996. Prior to joining ZOLL, Mr. Packer served for five years as Vice President of various functions for Whistler Corporation, a consumer electronics company. Before joining Whistler in 1987, Mr. Packer was a manager with the consulting firm of PRTM/KPMG, specializing in operations of high technology companies. Mr. Packer is the past Chairperson of MassMEDIC, the industry council for Medical Devices in Massachusetts. He currently serves as a board member of Surgical Specialties Corporation, a surgical instruments manufacturer, the Medical Device Manufacturers Association and the ZOLL Foundation. Mr. Packer holds a M.B.A. from the Harvard Business School, as well as B.S. and M. Eng. degrees from Rensselaer Polytechnic Institute. Mr. Packer has extensive financial, operations and management experience in the medical devices industry. He also brings to the board significant experience in corporate governance, strategic planning and public company compensation matters.
Mr. Packer serves on the Company's Audit Committee and is the chairman of the Company's Nominating Committee.
Robert Rosenthal, Ph.D.	Age 59	Director Since 2015

Dr. Rosenthal currently serves as Chief Executive Officer of Taconic Biosciences, Inc., a privately-held provider of research models for the pharmaceutical and biotech industry, a position he has held since joining Taconic Biosciences in June 2014. Dr. Rosenthal previously served since 1995 in a variety of senior management positions with companies involved in the development of diagnostics, therapeutics, medical devices, and life sciences tools, most recently including from 2010 through 2012 as President and Chief Executive Officer of IMI Intelligent Medical Implants, AG, a medical technology company, and from 2005 through 2009 as President and Chief Executive Officer of Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools. Dr. Rosenthal has served since 2007 as a director of Safeguard Scientifics, Inc., a publicly-traded provider of capital for early- and growth-stage companies, where he is chair of the Capital Management Committee and a member of the Audit and Compensation Committees. He also currently serves as a director of Taconic Biosciences and Galvanic Applied Sciences, Inc., a privately held Canadian company. Earlier in his career, Dr. Rosenthal served in senior management positions at Perkin Elmer Inc. and Thermo Fisher Scientific, Inc. Dr. Rosenthal holds a Ph. D. from Emory University and a Master of Science degree from the State University of New York. Dr. Rosenthal brings to the board an extensive understanding of corporate governance due to his public company board experience as well as an entrepreneurial perspective due to his success as an entrepreneur.

Nominee for Election to a Term Expiring at the 2017 Annual Meeting
Cynthia M. Friend, Ph.D.	Age 61

Dr. Friend currently serves as Director of the Rowland Institute at Harvard University, a non-profit organization whose goal is to support the high risk/high reward research of early career scientists. In 2014, she became Director of the Energy Frontier Research Center for Sustainable Catalysis at Harvard University, a Department of Energy-funded multi-institution effort focused on the design of efficient catalytic processes, where her responsibilities include management of the fiscal health of the Center and strategic scientific planning. Dr. Friend became the Theodore Williams Richards Professor of Chemistry in 1998 and a Professor of Materials Science in 2002 at Harvard University. Since joining the Harvard University Department of Chemistry in 1982, Dr. Friend has served in a variety of senior faculty and leadership rules at Harvard, including member of the Advisory Board to the Dean of Faculty of Arts and Sciences from 1999 to 2012, Associate Director of the Harvard Materials Research Science and Engineering Center from 2001 to 2011 and Chair of the Harvard University Department of Chemistry and Chemical Biology from 2004 to 2007. Dr. Friend has received numerous awards for her scientific research and scholarship and has served on a number of research and scientific advisory boards and panels. Dr. Friend holds a Ph. D. in Chemistry from the University of California, Berkeley. Dr. Friend brings to the board extensive technical expertise and significant experience in the investment strategy and infrastructure in academic as well as government research markets. Further, Dr. Friend has substantial management experience in non-profit scientific institutions and brings to the board valuable insight into science policy and scientific research funding priorities.
Directors Continuing in Office until the 2017 Annual Meeting
Stephen W. Fesik, Ph.D.	Age 62	Director Since 2008

Dr. Fesik is currently a Professor in the Department of Biochemistry at Vanderbilt University School of Medicine. He is also a member of the Vanderbilt-Ingram Cancer Center, the Institute of Chemical Biology and the Center for Structural Biology. Prior to joining the Vanderbilt faculty in May 2009, Dr. Fesik was the Divisional Vice President of Cancer Research of Abbott Laboratories, a global, broad based health care company. Dr. Fesik joined Abbott Laboratories in 1983 and served in various research and scientific capacities. From 2003 to 2006, Dr. Fesik served as a member of the Scientific Advisory Board of the Bruker BioSpin Group. In 2003 he was awarded a lifetime achievement award in nuclear magnetic resonance by the Eastern Analytical Society and also was named a Distinguished Research Fellow of Abbott Laboratories' Volwiler Society. Dr. Fesik has received numerous awards for his scientific research and scholarship and currently serves on a number of research and scientific advisory boards. Dr. Fesik holds a Ph.D. in Medicinal Chemistry from the University of Connecticut and has postdoctoral training at Yale University. Dr. Fesik brings both scientific and executive expertise to the board, with extensive life-science research and pharmaceutical drug discovery experience, including at various pharmaceutical, academic and institute laboratories.
Dr. Fesik serves on the Company's Compensation Committee.

Marc A. Kastner, Ph.D.	Age 70	Director Since 2015

Dr. Kastner currently serves as President of the Science Philanthropy Alliance, a non-profit organization whose goal is to increase private funding for fundamental research. In January 2016 he became Donner Professor of Science Emeritus at Massachusetts Institute of Technology ("MIT"), having held the Donner Chair since 1989. Since joining the MIT Department of Physics in 1973, Dr. Kastner has served in a variety of senior faculty and leadership roles at MIT, including as Dean of the MIT School of Science from July 2007 to December 2014, Head of the MIT Department of Physics from 1998 to 2007, Director of MIT's Center for Materials Science and Engineering from 1993 to 1998 and as Associate Director of MIT's Consortium for Superconducting Electronics from 1989 to 1992. Dr. Kastner previously served a term on the Company's board of directors from February 2013 to May 2014. Dr. Kastner has received numerous awards for his scientific research and scholarship and currently serves on a number of research and scientific advisory boards. Dr. Kastner holds a Ph.D. in Physics from the University of Chicago. Dr. Kastner brings to the board significant expertise in recent and emerging scientific, technological and research funding trends, as well as in academic and government research markets, from which the Company derives approximately half of its revenues. Moreover, Dr. Kastner has extensive organizational and management experience in non-profit institutions and insights into U.S. government research management and priorities.
Dr. Kastner serves on the Company's Nominating Committee.
Gilles G. Martin, Ph.D.	Age 52	Director Since 2014

Dr. Martin is Chairman and Chief Executive Officer of the Eurofins Scientific Group, a Luxembourg-based international life sciences company with approximately 20,000 employees in laboratories located in 37 countries. The Eurofins Scientific Group provides a range of analytical testing services to clients across multiple industries. Dr. Martin is also a director of Eurofins Scientific SE, Analytical Bioventures SCA and certain of their affiliates. Dr. Martin founded the original Eurofins Scientific Nantes food authenticity laboratory in 1988 and is a past President of the French Association of private analytical laboratories, or APROLAB, and the North American Technical Committee for Juice and Juice Products. Dr. Martin holds a Ph.D. in Statistics and Applied Mathematics from Ecole Centrale, Paris, and a Master of Science from Syracuse University. As Chairman and Chief Executive Officer of Eurofins Scientific, the largest group of independent food testing laboratories in the world, Dr. Martin is and has been involved throughout his career with many generations of analytical instruments and their suppliers. Dr. Martin brings extensive international business and management experience in the life-science and analytical testing industries to the board, including specialized expertise in the environmental testing, food safety analysis, pharmaceutical research and clinical markets. Dr. Martin also brings an entrepreneurial perspective to the board.

Hermann Requardt, Ph.D.	Age 61	Director Since 2015

Dr. Requardt currently serves as an independent strategic advisor to a number of European public and private life science and healthcare technology companies. From 2009 to February 2015 he served as Chief Executive Officer of the healthcare division of Munich, Germany-based Siemens AG. He also served as Chief Technology Officer of Siemens AG from 2008 through 2011. Additionally, from 2006 through January 2015 he was a member of the Siemens AG Managing Board, during which time he also held a variety of regional and operational responsibilities at Siemens and its affiliates. Dr. Requardt joined Siemens Medical Solutions in 1984 and served there in roles of increasing responsibility before assuming global responsibility for the magnetic resonance business unit in 1994. Dr. Requardt is an honorary Professor of Physics at the University of Frankfurt and serves on several academic and industrial boards in Germany, including, among other positions, serving as Vice Chairman of Fraunhofer-Gesellschaft, Europe's largest application-oriented research organization, and as a member of the Executive Board of Acatech, the National Academy of Science and Engineering. He also is a member of the Advisory Board of Dekra SE, headquartered in Stuttgart, Germany, and the Supervisory Board of Sivantos Group, which was Siemens Audiology Solutions prior to its spin-off from Siemens AG in early 2015. Dr. Requardt holds a Ph.D. in Biophysics, with a focus on radiation biophysics and microbiology, from the University of Frankfurt. In addition to his global and technical industry expertise, Dr. Requardt brings to the board significant experience in the management and strategic planning of life sciences companies.
Dr. Requardt serves on the Company's Compensation Committee.
Directors Continuing in Office until the 2018 Annual Meeting
Richard D. Kniss	Age 75	Director Since 2003

Mr. Kniss joined the Company's board of directors in July 2003 in connection with the merger of Bruker Daltonics and Bruker AXS, having served on the Bruker AXS board of directors since June 2001. Mr. Kniss was Senior Vice President and General Manager for Agilent Technologies, Chemical Analysis Group, a producer of gas and liquid chromatographs, mass spectrometers and spectrophotometers, from August 1999 until March 2001. Prior to the spin-off of Agilent from the Hewlett Packard Company, from 1995 to 1999, Mr. Kniss was Vice President and General Manager of the Chemical Analysis Group for Hewlett Packard. From 2004 to 2008, Mr. Kniss served as chairman of the board of directors of AviaraDx, Inc. (formerly Arcturus Bioscience, Inc.), a life-science tools company acquired by BioMerieux. Mr. Kniss holds a B.S. from Brown University and a M.B.A. from Stanford University. Mr. Kniss has a strong executive background in the life sciences and analytical instruments industries, as well as experience in corporate governance and public company executive compensation matters.
Mr. Kniss is the chairman of the Company's Compensation Committee.
Joerg C. Laukien	Age 62	Director Since 2005

Mr. Joerg Laukien has served as Executive Chairman of Bruker BioSpin Corporation since 2010. Until December 2013, Joerg Laukien was a Managing Director of Bruker BioSpin MRI GmbH since 1997 and a Managing Director of Bruker Elektronik GmbH from 1991 until its merger with Bruker BioSpin GmbH in 2010, as a director and President of Bruker BioSpin MRI, Inc. from 1997 to 2010 and as a director of Bruker Energy & Supercon Technologies, Inc. from 2008 through March 2013. Joerg Laukien is the brother of Dr. Frank H. Laukien, the Chairman, President and Chief Executive Officer of the Company. Joerg Laukien serves as a member of the regional advisory council of Deutsche Bank AG in Germany. He holds a B.A. from the Verwaltungs- und Wirtschafts-Akademie in Karlsruhe, Germany. Joerg Laukien brings extensive executive experience within the Company to the Board, as well as experience in financial and strategic planning.

William A. Linton	Age 68	Director Since 2000

Dr. Linton serves as the lead director of our board of directors. He was appointed lead director in March 2004 by the independent members of the board of directors. As lead director, Dr. Linton performs the usual responsibilities of a lead director including acting as a liaison between management and the board of directors. Since 1978, Dr. Linton has served as the Chairman, President and Chief Executive Officer of Promega Corporation, Madison, Wisconsin, a privately held life science supply company founded by Dr. Linton. Dr. Linton received a B.S. degree from University of California, Berkeley in 1970 and an honorary Ph.D. from Hannam University (Korea) in 2004. Dr. Linton has been a director of the Wisconsin Technology Council since 2001 and also serves as a director of ALDA (Analytical, Life Science & Diagnostics Association), an industry association formerly known as Analytical & Life Sciences Systems Association, or ALSSA, and Heffter Research Institute, a non-profit medical research organization, and is President of the BioPharmaceutical Technology Center Institute. Dr. Linton brings to the board extensive executive, international operations management and technical expertise in the life sciences industry, as well as significant experience in strategic planning, corporate governance, and public company executive compensation matters.
Chris van Ingen	Age 69	Director Since 2012

Chris van Ingen has served as an advisor to various life sciences and analytical technology companies since 2007, including Bruker and certain of its subsidiaries from 2008 until 2011. Mr. van Ingen also served as a director of Bruker Energy & Supercon Technologies, Inc. from 2009 through March 2013, including as chairman of the board of directors and member of the Compensation Committee from 2010 to March 2013. From 2001 until October 2007, he was President of the Life Sciences and Chemical Analysis Group at Agilent Technologies, Inc. Prior to joining Agilent, Mr. van Ingen was Vice President of Sales and Marketing at Hewlett Packard's Chemical Analysis Group and held other senior management positions at Hewlett Packard's Avondale Division and Netherlands Country Operation. Mr. van Ingen currently serves on the board of directors of Trinean N.V., a privately-held life sciences instrumentation company based in Belgium and also serves on the board of directors of Lifeonics Limited, a privately held life sciences company based in New Zealand. Mr. van Ingen previously served as chairman of the board of directors and as a member of Audit Committee of Accelrys, Inc. from 2010 to 2014 and served on the board of directors and Compensation Committee of Promega Corporation, a privately-held biotechnology company, from 2010 to 2015. He also served on the board of directors and Compensation Committee of ProteinSimple, a privately-held life sciences company, from March 2014 until July 2014. Mr. van Ingen holds a B.S. degree in analytical chemistry. Mr. van Ingen brings to the board financial, sales and marketing, and general management experience in the analytical and life sciences industries, as well as significant experience in corporate governance, strategic planning and public company compensation matters.
Mr. van Ingen serves on the Company's Audit Committee.

 BOARD LEADERSHIP STRUCTURE

        Under our bylaws, the chairman of the Company's board of directors has the power to preside at all meetings of the board. Dr. Frank Laukien, our Chief Executive Officer and President, serves as the Chairman of our board of directors and has done so throughout the time we have been a public company. Although the board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, the board does not have a fixed policy regarding the combination or separation of the offices of Chairman and Chief Executive Officer. Our board of directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it considers best to provide appropriate leadership for the Company at that time.

        The Chief Executive Officer is appointed by our board to manage the Company's daily affairs and operations. Dr. Laukien's extensive industry knowledge and long history of direct involvement in the Company's operations make him best suited to serve as Chairman in order to (i) lead the board in productive discussions on important matters affecting the Company; (ii) create a firm link between management and the board and promote the development and implementation of corporate strategy; (iii) determine necessary and appropriate agenda items for meetings of the board with input from the independent lead director and board committee chairpersons; and (iv) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the board. Additionally, his significant equity ownership, at over 24% of the outstanding shares of the Company's common stock, means that he has a close and direct alignment of interests with the interests of our other stockholders.

        While we believe that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of the Company and its stockholders at this time, our board structure also fosters strong oversight by independent directors. Since 2004, an independent lead director has been appointed by the independent directors to ensure an independent leadership contact. The lead director's responsibilities include: (i) consulting with the Chairman regarding agenda items for board meetings; (ii) chairing executive sessions of the independent directors; (iii) calling executive sessions of the independent directors of the board and advising the Chairman and Chief Executive Officer of actions or deliberations at such sessions; (iv) acting as a liaison between the independent directors and the full board, as necessary; and (iv) establishing, in consultation with the Chairman and Chief Executive Officer and any appropriate board committees, procedures to govern the board's work, ensuring that the board of directors is appropriately approving strategy and supervising management's progress. Dr. William Linton has served in the role of lead director since the position was established in 2004. Our Chairman and Chief Executive Officer consults periodically with the lead director on governance matters and on issues facing the Company. In addition, the lead director serves as the principal liaison between the Chairman and the independent directors and presides at executive sessions of independent directors at regularly scheduled in-person board meetings. The board of directors believes that this approach appropriately and effectively complements the Company's combined Chairman and Chief Executive Officer.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

        There are currently fourteen members of our board of directors. Twelve of our current directors, namely Wolf-Dieter Emmerich, Stephen W. Fesik, Brenda J. Furlong, Marc A. Kastner, Richard D. Kniss, William A. Linton, Gilles J. Martin, John Ornell, Richard A. Packer, Hermann Requardt, Robert Rosenthal and Chris van Ingen, meet the independence requirements of the NASDAQ Stock Market LLC, or NASDAQ, listing standards. All of our director nominees, other than Dr. Frank Laukien, are independent under such standards. In making its independence determinations, the board of directors considered, among other things, relevant transactions between the Company and entities associated with the independent directors, as further described in this proxy statement under the heading "Transactions with Related Persons," and determined that none have any relationship with the Company or other relationships that would impair the directors' independence.

        During 2015, the board of directors of the Company held six meetings. Our incumbent directors, on average, attended 97 percent of board and committee meetings during 2015. No director attended less than 75 percent of the total number of 2015 meetings of the board of directors and board committees of which he or she was a member. It is the policy of our board of directors that at least two directors, including at least one independent director, attend our Annual Meeting, either in person or by telephonic conference. Two directors attended our 2015 Annual Meeting.

        As described below, the board of directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

        Audit Committee.    The Audit Committee of the board of directors is currently comprised of Brenda J. Furlong, John Ornell, Richard A. Packer, and Chris van Ingen, each of whom satisfies the applicable independence requirements of the rules and regulations of the SEC and NASDAQ. Under these rules, we are required to have an Audit Committee consisting of at least three independent members. The Audit Committee met seven times during 2015. Each of Ms. Furlong, Chair of the Audit Committee, and Mr. Ornell qualifies as an audit committee financial expert pursuant to applicable SEC rules and regulations.

        The Audit Committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, treasury, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee works extensively with the independent auditors, pre-approves all audit and non-audit services provided to the Company by its independent auditors, reviews the performance of the independent auditors and replaces or terminates the independent auditors when circumstances warrant. The Audit Committee is also charged with establishing and monitoring procedures for (i) the receipt, retention or treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential submission by the Company's employees of concerns regarding questionable accounting or auditing matters. None of the members of the Audit Committee has participated in the preparation of any financial statements of the Company at any time during the last three fiscal years. The Audit Committee's charter is available on the Company's website at http://ir.bruker.com under the "Corporate Governance" section.

        Compensation Committee.    The Compensation Committee is comprised of Wolf-Dieter Emmerich, Stephen W. Fesik, Richard D. Kniss and, effective as of April 1, 2016, Hermann Requardt, all of whom meet the independence requirements of the NASDAQ Listing Rules. The Compensation Committee met ten times during 2015. Mr. Kniss is the Chairman of the Compensation Committee. The Compensation Committee (i) administers the Company's stock incentive plan; (ii) determines the chief executive officer's salary, bonus, and equity based compensation; (iii) oversees the executive compensation program for the Company's other executive officers; and (iv) determines such compensation, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors. From time to time, the Company expects that various of its senior executive officers will provide analysis and recommendations to the Compensation Committee on compensation issues, as requested by the Compensation Committee. In particular, the Chief Executive Officer annually evaluates the performance of the executive officers who report directly to him, including, without limitation, the Chief Financial Officer, and makes recommendations to the Compensation Committee regarding such executive officers' compensation. Additionally, the Chief Financial Officer provides the Chief Executive Officer input on the annual evaluations of the performance of the Company's other executive officers and makes recommendations to the Compensation Committee regarding the compensation of these executive officers. The Compensation Committee reviews these performance evaluations and recommendations and discusses the recommendations with our Chief Executive Officer and, as appropriate, our Chief Financial Officer. In some cases, these discussions may lead to adjustments to an executive officer's performance evaluation and compensation recommendation. In other cases in which the Compensation Committee deems it appropriate, the evaluations and management recommendations may be approved by the Compensation Committee with little or no change. Our Chief Executive Officer, Chief Financial Officer and our Corporate Vice President—Human Resources may routinely attend meetings of the Compensation Committee to provide information relating to matters the Compensation Committee is considering. The Compensation Committee may, from time to time, meet in executive session without any executive officers or other members of management present. The Compensation Committee's charter is available on the Company's website at http://ir.bruker.com under the "Corporate Governance" section.

        Nominating Committee.    The Nominating Committee is comprised of Wolf-Dieter Emmerich, Marc A. Kastner and Richard A. Packer, all of whom meet the independence requirements of the NASDAQ Listing Rules. Mr. Packer is the Chairman of the Nominating Committee. The purpose of the Nominating Committee is to assist the board in identifying and recruiting individuals qualified to become board members, consistent with criteria approved by the board, and to recommend to the board nominees for election to the office of director at the next annual meeting of stockholders, or for election to fill any vacancies between annual meetings. While the board of directors retains responsibility for selecting nominees and recommending them for election by the Company's stockholders, the Nominating Committee is responsible for developing and implementing a process to identify qualified and willing candidates for recommendation to the board. The Nominating Committee's charter is available on the Company's website at http://ir.bruker.com under the "Corporate Governance" section.

        The Nominating Committee met four times during 2015. In addition to these meetings, members of the Nominating Committee communicated periodically throughout the year regarding candidates for director and director nomination matters. At a meeting held in February 2016, the Nominating Committee unanimously recommended each of the current nominees for director to the full board of directors.

        In addition to the standing committees described above, in 2013 the board of directors established a temporary BEST Special Committee, comprised of Chris van Ingen, Frank Laukien and Joerg Laukien, to focus on key issues relating to the Company's Bruker Energy and Supercon Technologies division. The BEST Special Committee was terminated effective April 1, 2016.

DIRECTOR NOMINATIONS

        On March 3, 2004, the Company adopted a policy by board resolution governing the nomination of directors, according to which the full board of directors approves all nominees for board membership. All nominees must also be approved by a majority of the Company's independent directors. Upon recommendation of the Nominating Committee, the qualifications of candidates will be reviewed by at least a majority of the independent directors of the Company, as well as the full board of directors. Stockholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to stockholders for election as described below.

        The process followed to identify and evaluate potential candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by the members of the Nominating Committee, the independent directors and the board. The Nominating Committee, the independent directors and the board are each authorized to retain advisers and consultants and to compensate them for their services. No such advisers or consultants were retained for this purpose during 2015.

        The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but strives to identify and recruit director candidates with a variety of complementary skills, expertise and backgrounds so that, as a group, the board will possess the appropriate talent, skills and expertise to oversee the Company's business. The Committee seeks to promote through the nominations process an appropriate diversity in board composition, recognizing that the Corporation's businesses and operations are diverse and global in nature. In considering individual director candidates, the Committee takes into account such factors as diversity in professional experience, skills and background, as well as diversity in gender, race and ethnicity. Search firms retained to assist the Committee are advised to actively seek to identify qualified, diverse candidates, including women and minorities.

        In considering whether to recommend any candidate for inclusion in the board's slate of recommended director nominees, the board and the independent directors apply the criteria which are set forth in a resolution of the board approved and adopted on March 3, 2004.

        These criteria include, but are not limited to, the following:

  •
  experience in aspects of business or technology relevant to the Company's business;

  •
  sufficient time available to devote to the affairs of the Company;

  •
  character and integrity;

  •
  ability to represent the best interests of stockholders as a whole rather than special interest groups;

  •
  willingness to participate actively as a board member; and

  •
  communication, decision-making and interpersonal skills.

        The board and the independent directors may also consider the following for some of the director nominees:

  •
  experience serving as a director of a public company;

  •
  familiarity with corporate governance issues;

  •
  independence, as determined in accordance with SEC rules and regulations and NASDAQ listing standards;

  •
  experience in running a comparable company or division of a comparable company;

  •
  insight into the Company, its strategy, business model, operations, and financials;

  •
  knowledge of industry trends and markets; and

  •
  qualification as an "audit committee financial expert" to serve on the Audit Committee in accordance with SEC and NASDAQ definitions.

        In evaluating candidates recommended by the Nominating Committee, the board and the independent directors do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, backgrounds and abilities that will allow the board to fulfill its responsibilities.

        Although the Company does not have a specific policy with respect to the nomination of directors by stockholders, the Nominating Committee will consider nominations made by stockholders. The Company believes that it is not necessary to have a policy for director nominations by stockholders because the board of directors, including the Nominating Committee and the independent directors, is able to effectively locate and evaluate potential candidates for nomination to the board of directors due to the directors' intimate knowledge of the Company and the life science industry. However, stockholders may communicate directly with the Nominating Committee of the board of directors by written communication submitted to Richard M. Stein at the address set forth below under "Stockholder Communications." Mr. Stein shall be primarily responsible for monitoring the communications and providing summaries or copies of such communications to the Nominating Committee or the board of directors as he deems appropriate, and, as described below, will submit communications to the Nominating Committee or the board of directors, as appropriate, relating to corporate governance matters and long-term corporate strategy. Stockholders may use this process to suggest potential nominations to the board of directors. Such suggested nominations shall be forwarded to the Nominating Committee and the proposed candidates shall be evaluated using substantially the same process and applying the same criteria as used and applied in evaluating candidates submitted by board members. Nominations must be received by the Company within the timeframe set forth herein under "Time for Submission of Stockholder Proposals."

        At the 2016 Annual Meeting, stockholders will be asked to consider the re-election of Frank H. Laukien, John Ornell, Richard A. Packer and Robert Rosenthal to serve as Class I directors and the election of Cynthia M. Friend to serve as a Class II director. Each of the nominees is standing for election following the unanimous recommendation for nomination first by the Nominating Committee, and then by the full board of directors, including the unanimous approval of all of the Company's independent directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

        Our board of directors considers general oversight of the Company's risk management efforts to be a responsibility of the entire board. The Audit and Compensation Committees assist the board in carrying out this responsibility by focusing on specific key areas of risk that our business faces. The board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The full board of directors, the Audit Committee in the case of financial and compliance risks that are within the oversight of the Audit Committee or the Compensation Committee in the case of matters relating to our compensation policies and practices, receives these reports from members of management to enable the board or the Audit or Compensation Committee, as applicable, to understand the Company's risk identification, risk management, and risk mitigation strategies. To facilitate this process and assist the Audit Committee in fulfilling its responsibility for monitoring legal and compliance risks, our director of internal audit, who reports directly to our Chief Financial Officer, also has a dotted line reporting relationship to the chairperson of the Audit Committee. The Audit Committee chairperson is authorized to give instructions and assignments directly to the director of internal audit, as to which assignments the director of internal audit reports directly and only to the Audit Committee chairperson. When a report is evaluated at the Audit Committee level, the chairperson of the Audit Committee subsequently reports on the matter to the full board to ensure coordination of the board's risk oversight activities. Our board of directors also believes that risk management is an integral part of our strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

COMPENSATION OF DIRECTORS

        We pay the non-employee members of our board of directors a mix of cash and share-based compensation based on the determination of the Compensation Committee. Employee directors, including Dr. Frank Laukien and Mr. Joerg Laukien, receive compensation only as employees of the Company and receive no additional compensation for service as a director. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or board committees.

Components of Director Compensation

        During 2015, directors other than employee directors were paid cash compensation according to the following schedule:

2015 Director Cash Compensation
Board Service	$40,000
Audit Committee Service	$18,000
Audit Committee Chair	$15,000
Compensation Committee Service	$8,000
Compensation Committee Chair	$5,000
Nominating Committee Service	$2,000
Nominating Committee Chair	$3,000
BEST Special Committee Service	$9,000
BEST Special Committee Chair	$6,000
Attendance Fees per Board meeting	$1,500

        In addition to the cash component of director compensation, our directors participate in the Company's 2010 Incentive Compensation Plan (the "2010 Plan"), which permits the grant of stock options and restricted stock awards. Directors will be eligible to participate in the Company's 2016 Incentive Compensation Plan (the "2016 Plan"), assuming our stockholders approve the 2016 Plan at the 2016 Annual Meeting. It is currently our policy to grant non-employee directors as a component of their compensation an annual equity award consisting of an option to purchase 10,000 shares of common stock, with an exercise price equal to the fair market value of our common stock on the date of grant and vest over a three-year period in approximately equal annual increments. Additionally, it is our policy to grant a stock option award to each newly-elected non-employee director, effective upon commencement of service on the board, upon terms consistent with those of the annual awards to incumbent non-employee directors. Effective August 2015, the number of shares underlying such option awards are determined as follows: 10,000 shares if elected to service commencing in the first quarter of the calendar year; 7,500 shares if elected to service commencing in the second quarter of the calendar year; 5,000 shares if elected to service commencing in the third quarter of the calendar year; and 2,500 shares if elected to service commencing in the fourth quarter of the calendar year. Such awards to newly-elected non-employee directors are granted effective upon commencement of service on the board and upon terms consistent with those of the annual awards to incumbent non-employee directors.

        On January 5, 2015, the Company granted each non-employee director an annual equity award consisting of an option to purchase 10,000 shares of common stock. The 2015 option grants vest ratably in annual installments over three years on the anniversary of the grant date, beginning on January 5, 2016. Mr. Ornell and Drs. Kastner, Requardt and Rosenthal each received an award of stock options upon initial election to our board of directors in 2015. On January 5, 2016, annual equity awards were again granted to all non-employee directors. The 2016 grants to non-employee directors consisted of an option to purchase 10,000 shares of common stock, which option vests ratably in annual installments over three years on the anniversary of the grant date, beginning on January 5, 2017.

        The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended December 31, 2015. The compensation paid to Dr. Frank Laukien, our President and Chief Executive Officer, is shown in the Summary Compensation Table on page 47 of this proxy statement. The compensation paid in 2015 to Mr. Joerg Laukien as an employee of the Company is described in this proxy statement under the heading "Transactions with Related Persons."

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Wolf-Dieter Emmerich	$59,000	$82,400	$141,400
Stephen W. Fesik	$57,000	$82,400	$139,400
Brenda J. Furlong	$82,000	$82,400	$164,400
Chris van Ingen	$82,000	$82,400	$164,400
Marc A. Kastner(2)	$29,115	$76,400	$105,515
Richard D. Kniss	$60,500	$82,400	$142,900
William A. Linton	$51,000	$82,400	$133,400
Gilles J. Martin	$49,000	$82,400	$131,400
John Ornell(3)	$22,777	$34,000	$56,777
Richard A. Packer	$72,000	$82,400	$154,400
Hermann Requardt(4)	$18,978	$34,000	$52,978
Robert Rosenthal(5)	$5,543	$19,300	$24,843

(1)
Reported amounts reflect the grant date fair value of stock options granted to each director in 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2015 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016. The actual amount realized by the director will likely vary based on a number of factors, including our performance, stock price fluctuations and applicable vesting.

As of December 31, 2015, our non-employee directors held the following aggregate vested and unvested options to purchase common stock of the Company:

Name	Number of Vested Options	Number of Unvested Options
Wolf-Dieter Emmerich	47,900	20,100
Stephen W. Fesik	21,900	20,100
Brenda J. Furlong	44,900	20,100
Chris van Ingen	19,900	20,100
Marc A. Kastner	—	10,000
Richard D. Kniss	39,900	20,100
William A. Linton	39,900	20,100
Gilles J. Martin	3,300	16,700
John Ornell	—	5,000
Richard A. Packer	39,900	20,100
Hermann Requardt	—	5,000
Robert Rosenthal	—	2,500
(2)
Dr. Kastner was elected to the board of directors effective May 20, 2015.

(3)
Mr. Ornell was elected to the board of directors effective August 19, 2015.

(4)
Dr. Requardt was elected to the board of directors effective August 6, 2015.

(5)
Dr. Rosenthal was elected to the board of directors effective November 11, 2015.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of April 4, 2016 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of our directors and nominees for director, (iii) each named executive officer of the Company, as defined under the heading "Summary of Executive Compensation," and (iv) all directors and executive officers who served as directors or executive officers as of April 4, 2016 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers, Directors and Director Nominees
Frank H. Laukien(2)	40,443,597	24.9%
Anthony L. Mattacchione(3)	51,166	*
Mark R. Munch(4)	89,767	*
Juergen Srega(5)	117,056	*
Michael G. Knell(6)	33,284	*
Charles F. Wagner, Jr.	—	*
Thomas Bachmann	—	*
Wolf-Dieter Emmerich(7)	57,900	*
Stephen W. Fesik(8)	31,900	*
Cynthia M. Friend	—	*
Brenda J. Furlong(9)	55,900	*
Chris van Ingen(10)	29,900	*
Marc A. Kastner(11)	3,300	*
Richard D. Kniss(12)	86,076	*
Joerg C. Laukien	17,208,795	10.6%
William A. Linton(13)	96,650	*
Gilles J. Martin(14)	9,900	*
John Ornell	—	*
Richard A. Packer(15)	68,900	*
Hermann Requardt	—	*
Robert Rosenthal	—	*
All executive officers and directors as a group (19 persons)(16)	58,384,091	35.8%

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
5% Beneficial Owners
T. Rowe Price Associates, Inc.(17)	28,072,588	17.3%
100 E. Pratt Street
Baltimore, MD 21202
FMR LLC(18)	16,257,703	10.0%
245 Summer Street
Boston, MA 02210

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes options to purchase 49,303 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 154,105 shares of restricted common stock. Also includes: 1,846,499 shares owned by Robyn Laukien as to which Dr. Laukien has sole voting power; 336,607 shares held by each of his adult children, as to which Dr. Laukien has sole voting power and shared investment power; and 201,702 shares held as custodian for the benefit of a minor child of his, as to which Dr. Laukien has sole voting and investment power. 1,340,044 shares have been pledged by Dr. Laukien to secure a personal loan. Dr. Laukien retains voting power of all such pledged shares. Does not include 6,920 shares held in trust for Dr. Laukien's adult daughter, 7,400 shares held by Dr. Laukien's adult son or 1,042 shares held by his spouse, in each case as to which Dr. Laukien disclaims beneficial ownership.

(3)
Includes options to purchase 38,061 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof and 13,105 shares of restricted common stock.

(4)
Includes options to purchase 38,190 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof and 44,118 shares of restricted common stock.

(5)
Includes options to purchase 60,343 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof and 32,464 shares of restricted common stock.

(6)
Includes options to purchase 33,284 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(7)
Includes options to purchase 57,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(8)
Includes options to purchase 31,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(9)
Includes options to purchase 54,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(10)
Includes options to purchase 29,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(11)
Includes options to purchase 3,300 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(12)
Includes options to purchase 49,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(13)
Includes options to purchase 49,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(14)
Includes options to purchase 9,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(15)
Includes options to purchase 49,900 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(16)
Includes options to purchase 556,681 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(17)
According to a Schedule 13G filed February 10, 2016, T. Rowe Price Associates, Inc. ("Price Associates") beneficially owns, or may be deemed to beneficially own, 28,072,588 shares as a result of acting as investment advisor to various investment companies, including the T. Rowe Price Mid-Cap Growth Fund, Inc. (the "Fund"), and institutional clients. Price Associates reported sole power to dispose of 28,072,588 shares and sole power to vote or direct the voting of 6,916,263 shares. The Fund reported sole power to vote or direct the voting of 9,400,000 shares.

(18)
According to a Schedule 13G filed February 12, 2016, FMR LLC ("FMR") and certain of its affiliates, subsidiaries and other companies beneficially own, or may be deemed to beneficially own, 16,257,703 shares. FMR reported sole power to dispose of 16,257,703 shares, and sole power to vote or direct the voting of 2,086,178 shares.

 EXECUTIVE OFFICERS

        Our executive officers are designated annually by the board of directors. In February 2016, our board of directors designated the persons listed below as the Company's executive officers for the fiscal year ending December 31, 2016. Each of these executive officers, other than Dr. Lenggenhager who joined the Company in November 2015, served as executive officers of the Company throughout the fiscal year ended December 31, 2015.

Name	Age	Position
Frank H. Laukien, Ph.D.	56	Chairman, President and Chief Executive Officer
Anthony L. Mattacchione	53	Senior Vice President and Chief Financial Officer
Michael G. Knell	39	Vice President of Finance and Chief Accounting Officer
Mark R. Munch, Ph.D.	54	Executive Vice President, President of Bruker Nano Group and Bruker Nano Surfaces Division
Juergen Srega	61	President, Bruker CALID Group and Bruker Daltonics Division
René Lenggenhager, Ph.D.	56	President, Bruker BioSpin Group

        For biographical information relating to Dr. Laukien, who serves as both an executive officer and a director of the Company, please see "Certain Information Regarding Directors and Nominees" above. Biographical information relating to our current non-director executive officers is presented below.

        Anthony L. Mattacchione.    Mr. Mattacchione has served as the Company's Senior Vice President and Chief Financial Officer since February 2016. Mr. Mattacchione served as the Company's Interim Chief Financial Officer from June 2015 until his appointment as Chief Financial Officer. Mr. Mattacchione joined the Company as Senior Vice President, Corporate Finance and Accounting in February 2013, with responsibility for the Company's global finance and accounting functions, including financial planning and analysis, corporate accounting, treasury, tax, shared financial services, internal controls and audit and global ERP business processes. Prior to joining the Company, Mr. Mattacchione served as Chief Financial Officer of EMD Millipore Corporation, a subsidiary of Merck KGaA, and as Vice President, Controller and Chief Accounting Officer of Millipore Corporation from April 2006 until his appointment as Chief Financial Officer of EMD Millipore following the acquisition of Millipore by Merck KGaA. From 1990 to April 2006, Mr. Mattacchione served in various financial roles at Gerber Scientific, Inc., including as Treasurer, Corporate Controller and Chief Accounting Officer. Mr. Mattacchione was a senior auditor at Price Waterhouse LLP from 1988 to 1990. Mr. Mattacchione is a Certified Public Accountant in the State of Connecticut and holds a M.B.A. in finance from the University of Connecticut and a B.S. in accounting from Central Connecticut State University.

        Michael G. Knell.    Mr. Knell has served as the Company's Vice President of Finance and Chief Accounting Officer since March 2012. Prior to joining the Company, Mr. Knell was with Ernst & Young LLP in its Boston office, where since 1998 he served in various roles, including most recently as Partner-Assurance Services and as a senior manager of Assurance Services from 2006 until his promotion to partner in July 2011. Mr. Knell's audit experience at Ernst & Young included service for a variety of clients in the retail, consumer products and manufacturing industries. Mr. Knell is a Certified Public Accountant in Massachusetts and holds a Bachelor of Science degree in Business Administration from the State University of New York at Buffalo.

        Mark R. Munch, Ph.D.    Dr. Munch has served since September 2012 as President, Bruker Nano Group, with responsibility for management of the global operations of our Bruker Nano Group, which manufactures and distributes the Company's advanced analytical X-ray technologies and spark-optical emission spectroscopy, atomic force microscopy and stylus and optical metrology instrumentation used in non-destructive molecular, materials and elemental analysis. He has also served, since July 2015, as an Executive Vice President of the Company, and in that capacity is responsible for providing oversight to the Company's global information technology function and enterprise resource planning, as well as other strategic management development and business process initiatives. Dr. Munch has also served as President of Bruker Nano, Inc., a wholly-owned subsidiary of the Company, since October 2010. Prior to joining Bruker Nano, Inc., from February 2008 to October 2010, Dr. Munch was Executive Vice President of Veeco Instruments Inc. Dr. Munch also served as a Senior Vice President of Coherent, Inc. from February 2006 to January 2008 and as President and Chief Executive Officer of Cooligy, Inc., a subsidiary of Emerson Electric, from 2004 to 2006. Dr. Munch's background includes over 23 years of experience in marketing, product development, operations and sales, as well as experience in managing significant business units of multi-national corporations. Dr. Munch holds a Bachelor of Science degree in Chemical Engineering from the University of Colorado and a Master of Science degree and Ph.D. in Chemical Engineering from Stanford University.

        Juergen Srega.    Mr. Srega has served as President of the Bruker CALID Group since January 2013, with responsibility for management of the global operations of our Bruker CALID Group, which manufactures and distributes the Company's mass spectrometry and chromatography instruments for life science and applied markets, as well as analytical instruments for chemical, biological, radiological, nuclear and explosives detection and research and process instruments based on infrared and Raman molecular spectroscopy technologies. Mr. Srega also serves as a Managing Director of Bruker Daltonik GmbH, an indirect wholly-owned subsidiary of the Company located in Germany. Prior to joining the Company, Mr. Srega served since 1996 in a variety of senior management roles at Thermo Fisher Scientific Inc., a global provider of analytical instruments, equipment, reagents and consumables, software and services for research, analysis, discovery and diagnostics headquartered in Waltham, Massachusetts. At Thermo Fisher Scientific, Mr. Srega led a number of significant operating divisions, including as Vice President and General Manager Biomarkers, BRAHMS GmbH, from 2011 to 2012, Vice President and General Manager Scientific Instruments Division Global Products from 2005 to 2011 and Vice President and General Manager Advanced MS from 1996 to 2004. Prior to 1996, Mr. Srega was with Badenwerk AG, a German power utility company located in Karlsruhe, Germany, from 1988 to 1995 and an employee of Bruker GmbH from 1980 to 1988. Mr. Srega holds a B.A. in Finance from Nord Akademie in Hamburg, Germany and a B.A. in Engineering from Karlsruhe University of Applied Science in Karlsruhe, Germany.

        René Lenggenhager.    Dr. René Lenggenhager serves as President of the Bruker BioSpin Group. From 2004 until he joined the Company in November 2015, Dr. Lenggenhager served as General Manager for Laboratory Weighing at Mettler-Toledo International Inc. ("MTD"). From 2000 until 2003, he was the Head of R&D of Laboratory & Weighing Technologies at MTD. Prior to joining MTD, he worked at the Siemens Building Technologies SBT Cerberus Division, at Cerberus AG, at Landis & Gyr AG and at Metrohm AG. Dr. Lenggenhager holds a Ph.D. and a Master of Science ETH in Physics from the Swiss Federal Institute of Technology, a Bachelor of Science in Electronics from the University of Applied Sciences NTB in Buchs, Switzerland and an Executive MBA from the University of St. Gallen in Switzerland.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis ("CD&A") describes the principles, objectives, and features of our executive compensation program, which is generally applicable to each of our senior officers. However, this CD&A focuses primarily on the program as applied to our Chief Executive

Officer and the other executive officers listed below and included in the Summary Compensation Table, whom we refer to collectively in this proxy statement as the "named executive officers."

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  Dr. Frank H. Laukien, Chairman, President and Chief Executive Officer

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  Mr. Anthony L. Mattacchione, Senior Vice President and Chief Financial Officer

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  Dr. Mark R. Munch, Executive Vice President and President, Bruker Nano Group and Bruker Nano Surfaces Division

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  Mr. Juergen Srega, President, Bruker CALID Group and Bruker Daltonics Division

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  Mr. Michael G. Knell, Vice President of Finance and Chief Accounting Officer

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  Mr. Charles F. Wagner, Jr., Former Executive Vice President and Chief Financial Officer

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  Mr. Thomas W. Bachmann, Former President, Bruker BioSpin Group

Mr. Wagner, our former Chief Financial Officer, resigned from the Company effective June 2015. Additionally, Mr. Bachmann, former President of the Bruker BioSpin Group, resigned from the Company effective July 2015. These former executive officers are included as named executive officers in this proxy statement pursuant to applicable rules of the SEC.

Executive Overview

        Our executive compensation program is designed to attract, motivate, retain and reward the individuals that lead the Company and that are responsible for developing and executing the overall business strategy. Our approach to compensation for our executive officers targets a mix of competitive salaries, performance-based cash incentive awards linked to corporate and individual objectives and long-term equity incentive awards. The majority of our executive officers' pay opportunities are in the form of incentives, rather than base salary, with a significant amount of those opportunities tied to long-term equity incentive awards. We provide limited perquisites and no excise tax gross ups. We also have a recoupment ("clawback") provision under our 2015 cash incentive plans that allows us to seek reimbursement of short-term incentive payments to the extent of the excess of what would have been paid to the participant in the event of a restatement, due to material noncompliance with any financial reporting requirements, that is required to be prepared at any time during the three-year period following such payment.

        We believe that our compensation policies and practices are effectively designed to motivate and reward performance, and that the mix of compensation elements creates incentives that are closely aligned with increasing shareholder value without encouraging excessive or unnecessary risk-taking.

        Our business strategy is to create value for our stockholders based on our ability to innovate and generate revenue growth, both organically and through acquisitions. Achieving improvements in our gross profit margins, operating margins and cash flow are also critical to our success. In 2015, our revenues declined by approximately 10% to $1.62 billion from $1.81 billion, reflecting primarily the unfavorable impact of changes in foreign exchange rates and the divestiture of our former Chemical and Applied Markets (CAM) division. Included in 2015 revenues were a decrease of approximately $184.4 million from the impact of foreign exchange due to the strengthening of the U.S. Dollar versus the Euro, Japanese Yen and other currencies and a decrease of approximately $37.1 million attributable to divestitures, which was partially offset by the acquisition of Jordan Valley Semiconductors, Ltd. Adjusted for changes in foreign exchange rates and our recent acquisitions and divestitures, our 2015 revenues increased by $36.4 million, or 2.1%. While our gross profit declined, our gross profit margin for fiscal 2015 rose to 43.6% from 42.2% for fiscal 2014. On a non-GAAP basis, excluding the effects of acquisition-related costs and restructuring charges totaling, in the aggregate, $42.4 million and $44.4 million for the year ended December 31, 2015 and 2014, respectively, our gross profit margins increased approximately 150 basis points to 46.2% for fiscal 2015, compared to 44.7% for fiscal 2014. Our operating income for fiscal 2015 increased to $145.7 million, or 9.0% of revenues, from $105.4 million, or 5.8% of revenues, for fiscal 2014. Adjusted for acquisition-related costs and other non-recurring charges totaling, in the aggregate, $69.5 million and $79.0 million in 2015 and 2014, respectively, our non-GAAP operating margin improved by approximately 310 basis points, to 13.3% in 2015 from 10.2% in 2014. Additionally, as a result of a combination of improvements in our inventory management programs and the favorable effects of foreign exchange on our operating costs, our working capital ratio improved significantly, with working capital per dollar of revenue of $0.360 in 2015 compared to $0.384 in 2014.

        Overall, we significantly over-achieved on all our financial metrics at the Corporate level. While our underlying business results were mixed, with the Bruker CALID Group overachieving, but the Bruker BioSpin and Bruker Nano Groups underachieving, we significantly exceeded our Corporate level goals linked to increasing our non-GAAP revenue, operating profit and earnings per share, and reducing our working capital ratio. Our management team also made significant progress on a number of strategic initiatives aimed at reducing our operating costs and improving our operating efficiency, which we believe will benefit the Company and ultimately contribute to positive shareholder value creation in the long-term. Consequently, consistent with our pay for performance philosophy, the 2015 cash incentive awards approved for our executive officers reflects these results at the Corporate and Group levels. Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal year 2015, as approved by the Compensation Committee:

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  Salaries.  For fiscal 2015, the Compensation Committee evaluated our executive officers' base salaries in light of competitive market levels and approved a 4% salary increase for Dr. Frank Laukien, our Chief Executive Officer. The Compensation Committee considered this adjustment appropriate based on peer group survey data, as Dr. Laukien's base salary and total target cash compensation continue to be significantly below the market median for chief executive officers of the Company's compensation peer group. The 2015 base salaries for each of our other executive officers were set at levels which the Compensation Committee considered appropriate given their respective responsibilities and competitive market conditions, including mid-year salary adjustments to both Dr. Munch and Mr. Mattacchione to reflect the additional responsibilities each assumed during the year.

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  Performance-Based Cash Incentive Awards and Payouts.  Consistent with our pay-for-performance philosophy, a significant portion of our executive officers' total compensation potential for fiscal 2015 was linked to achievement of corporate and individual quantitative and qualitative goals. As executive officers assume greater responsibility, a larger portion of their total cash compensation is designed to and does become dependent on and varies based on Company and individual performance. For example, the Chief Executive Officer's variable cash compensation comprises nearly 60% of his total cash compensation opportunity based on target levels. For the remaining named executive officers employed for the full year, cash-based variable pay comprises approximately 35% of total cash compensation based on target levels, tying approximately one-third of their total earnings opportunity to strategic performance objectives which are aligned with shareholder value creation.

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  As in past years, the Compensation Committee established specific fiscal year 2015 financial quantitative and individual goals for our executive officers. Quantitative performance goals represented 70% of each of our executive officers' total cash incentive compensation potential, with the remaining 30% allocated to individual qualitative performance goals established by the Compensation Committee.

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  As in previous years, the Compensation Committee approved 2015 quantitative financial performance targets related to revenue growth, operating profit improvement, earnings per share growth and working capital management for our corporate level executives, including Dr. Laukien, Mr. Wagner, Mr. Mattacchione and Mr. Knell, based on our business plan goals for these key metrics. The Compensation Committee selected as 2015 metrics the same metrics used to measure 2014 performance, as they continued to be considered the critical operating imperatives for our business. The quantitative performance targets approved by the Compensation Committee for our executive officers with primary operating Group management responsibilities, including Mr. Srega and Dr. Munch, varied based on key performance drivers for their respective operating Group, with approximately 85% of such targets allocated to Group financial performance and approximately 15% allocated to Corporate financial objectives. Payment for cash incentive bonuses linked to the achievement of pre-established quantitative financial performance goals is calculated based on percentage achievement of the respective goals relative to a threshold level of performance established by the Compensation Committee based on 2014 financial results and the goals included in our 2015 business plan. While there is no maximum payout for any individual financial quantitative goal, total incentive award payouts, after combining both financial and individual portions, are subject to a maximum payout amount equal to 200% of the individual's incentive award target.

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    Annual cash incentive awards for fiscal 2015 rewarded our executive officers for generally strong operational performance relative to their individual goals, and also reflected the fact that our financial performance was mixed across the Groups. Examples of operational successes include the acquisition of the Jordan Valley Semiconductors, Ltd. business, new product development milestones and initiatives, global manufacturing consolidations and outsourcing, organizational redesigns, including on-boarding of key, critical talent, and significant improvements in our enterprise resource and financial planning systems. Based on 2015 quantitative goals and performance results, cash incentive payments calculated for performance against quantitative goals ranged from 45% to 250% of our named executive officers' target bonuses linked to their 2015 quantitative performance goals. In addition, cash incentive payments calculated for performance against 2015 individual qualitative performance goals amounts ranging from 93% to 115% of our named executive officers' target bonuses linked to their individual performance goals. Reflecting this performance, total cash incentive payouts to our named executive officers for 2015 ranged from 64% to 200% of incentive award targets.

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  Long-Term Incentive Awards.  In 2015, the Compensation Committee approved long-term incentive awards to our named executive officers and senior management team, including awards of stock options and restricted stock, in each case subject to time-based vesting. The value of such awards to our Chief Executive Officer approximated 2.5 times his base salary and 50% of his total direct compensation, which includes base salary, target bonus and long-term equity incentives, thus linking a significant portion of his total compensation to shareholder value. Our continuing Group presidents, Dr. Munch and Mr. Srega, also had significant equity stakes awarded, approximating 1.65 times their base salaries, and similar to the Chief Executive Officer had long-term incentives comprise approximately 50% of their total direct compensation. On balance, the continuing named executive officers had approximately 45% of their total direct compensation delivered in the form of equity awards. We believe that the combination of a high proportion of total compensation tied to share price performance and the option and restricted stock awards vesting period of four years further aligns the interests of our executives with those of our stockholders.

2014 Say on Pay Vote

        At the Company's 2011 Annual Meeting of Stockholders, our stockholders voted on a proposal on the frequency of future stockholder advisory votes regarding the compensation of the Company's named executive officers. A frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Accordingly, we hold an advisory say on pay vote every three years. In May 2014, our stockholders cast the most recent advisory vote on the Company's executive compensation decisions and policies as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders. Over 98% percent of the shares voted on the matter at the 2014 Annual Meeting of Stockholders approved the compensation decisions and policies described in the 2014 proxy statement. The Compensation Committee considered this result in 2014 and determined that it was not necessary to make any material changes to the Company's compensation policies and practices in response to the most recent advisory vote. However, the Compensation Committee regularly reviews the compensation programs of our executive officers to ensure that they achieve our objectives. Our stockholders will next be asked to cast a vote on the frequency of future stockholder advisory votes regarding executive compensation and an advisory vote regarding executive officer compensation at the Company's 2017 Annual Meeting of Stockholders.

Executive Compensation Philosophy and Process

  Key Considerations in Setting Compensation

        Our key objectives in structuring and determining executive compensation are to:

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  attract and retain qualified executive officers by offering competitive and comprehensive compensation packages;

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  motivate existing officers to perform by providing meaningful incentive-based compensation;

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  align compensation with Bruker Corporation's annual and long-term strategic performance goals; and

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  balance both the short-term goals of the Company with a focus on creating long-term value for our stockholders, without encouraging excessive or unnecessary risk-taking.

        To achieve these objectives, we have embraced a compensation philosophy that seeks to align compensation with our strategic objectives and reward our executive officers for meeting or exceeding certain performance goals. Executive compensation is based in part on a pay-for-performance philosophy, through annual incentive bonus awards which emphasize both company and individual performance measures that correlate closely with the achievement of our short and long term strategic performance objectives. To motivate our executive officers, we focus on cash compensation in the form of salary and annual performance incentives, a portion of which is tied to the individual's performance, and we augment this cash compensation with equity grants. In structuring executive compensation, the Compensation Committee focuses on our goal of long-term enhancement of shareholder value through grants of equity incentive awards with extended multi-year vesting schedules.

  Role of the Compensation Committee

        Our executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee oversees the Company's equity incentive plan, including determining overall option and restricted stock award guidelines and aggregate share usage and dilution levels, determines the Chief Executive Officer's salary, target and actual bonus, and equity-based compensation, oversees the executive compensation program for our other executive officers, including reviewing and approving the overall values and forms of compensation for the named executive officers listed in the Summary Compensation Table included in this proxy statement as well as for other officers, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

        The Compensation Committee conducts the annual performance evaluation of our Chief Executive Officer. Generally, the process begins with the Chief Executive Officer completing a self-evaluation, which is submitted to the Compensation Committee for review and discussion. As part of this review, the Chairman of the Compensation Committee may solicit views from other members of our board of directors, after which the Chairman of the Compensation Committee provides feedback to the Chief Executive Officer. The Compensation Committee uses this evaluation along with market data comprised of peer group and salary survey information in setting the Chief Executive Officer's compensation.

        For executive officers other than our Chief Executive Officer, the Compensation Committee relies primarily on input and recommendations from our Chief Executive Officer in the case of our Chief Financial Officer and Group presidents. In the case of our other executive officers who report directly to our Chief Financial Officer, the Compensation Committee relies primarily on the input and recommendations from our Chief Financial Officer. Our Chief Executive Officer and our Corporate Vice President of Human Resources also may contribute input to the Compensation Committee in connection with its evaluation of executive officers' performance objectives and performance of the executive officers against those objectives to assist it in making appropriate decisions regarding salary and incentive awards. The Corporate Vice President of Human Resources may also provide market analyses and other relevant market intelligence to the Compensation Committee as part of its evaluation and deliberations.

        Prior to the end of the first quarter of each fiscal year, the Compensation Committee reviews and approves changes to our executive officers' total target cash compensation, including base salary and target incentive compensation. During the first quarter of each fiscal year, the Compensation Committee also reviews recommendations from management on the most recently completed fiscal year short-term incentive compensation programs relative to anticipated corporate and individual performance. Additionally, during the first quarter of each fiscal year, the Compensation Committee reviews and makes recommendations to the full board of directors regarding any changes to board compensation. The Compensation Committee generally reviews recommendations for long-term equity incentive awards during the second and third quarters of the fiscal year.

        The Compensation Committee assesses competitive market compensation for our executive officers using a variety of external sources, including cash and long-term incentive compensation data derived from independent sources, including surveys and proxy information, for a reference group of publicly-traded companies in the same or similar industries. Although individual pay is driven largely by individual and corporate performance considerations, the Compensation Committee has historically used reference group data as a "market check" to help ensure that individual cash compensation levels remain reasonable and competitive. The Company has retained independent consulting firm Radford Consulting, or Radford, since September 2013 to provide support in evaluating the Company's executive compensation levels and practices, particularly with respect to total direct compensation, internal pay equity, pay for performance alignment, and long-term incentive award levels, and types of equity vehicles and processes, including the impact of overall stockholder dilution resulting from equity awards.

        The Compensation Committee retains the discretion to approve awards in excess of those calculated to have been earned under the pre-established cash incentive plans of our executive officers in recognition of exceptional individual performance or contributions to Company performance. Additionally, the Compensation Committee may exercise its discretion not to approve cash incentive plan awards calculated to have been earned under a pre-established cash incentive plan of an executive officer in the event the Compensation Committee determines that such executive officer has violated Company policies or has failed to meet minimum performance expectations of an executive officer in that executive's position. The Compensation Committee may also recoup excess payments made resulting from a financial restatement which results from material non-compliance with accepted financial requirements or reporting standards.

  Role of Management

        The Chief Executive Officer, with the assistance of the Chief Financial Officer, is responsible for making recommendations to the Compensation Committee for our Company-wide financial performance goals and their respective weightings. He is also responsible for making recommendations to the Compensation Committee for the individual incentive goals and weightings for the Company's other executive officers. The Chief Executive Officer is also responsible for developing and providing a proposal to the Compensation Committee for his own cash incentive plan, including the goals, weightings and target levels. The Compensation Committee reviews the recommendations of the Chief Executive Officer and Chief Financial Officer and determines the final incentive plan structure and goals for each of the executive officers, including threshold performance and target incentive payment levels. After the close of the fiscal year, the Chief Executive Officer, assisted by the Corporate Vice President of Human Resources, provides the Compensation Committee with his assessment of the performance of the other executive officers against their respective bonus goals and proposed cash incentive payout. When determining the cash incentive plan payout for our executive officers, the Compensation Committee, while considering the recommendations of the Chief Executive Officer, makes the final determination based on its assessment of each executive officer's performance relative to his or her performance-based goals.

        The Chief Executive Officer and the Corporate Vice President of Human Resources participate in Compensation Committee meetings, at the request of the Compensation Committee, to provide background information and explanations supporting compensation recommendations, including the results of annual performance evaluations for our Chief Executive Officer, Chief Financial Officer and our other named executive officers.

  Role of Compensation Consultants

        In light of the growth in recent years in the size and complexity of the Company and its global operations, changes in the competitive landscape as a result of industry consolidation and changes in the Company's own organizational and management structure, the Compensation Committee and management have worked with Radford to, among other things, provide market surveys, observations and recommendations regarding our executive compensation program relative to other similarly situated public companies, and provide external perspective on evolving trends related to executive compensation program design and best practices, and the changing regulatory landscape.

        Since September 2013, Company management has engaged Radford to provide support to management and the Compensation Committee, including the selection of a peer group of companies and development of peer group survey data, as well as analysis and advice on the Company's executive compensation structure, program design and market practices. Services provided during fiscal 2015 by Radford under its engagement with the Company included working with the Company to assess the current peer group for reasonableness and various compensation analyses and assessments. The analyses and recommendations provided by Radford were among the inputs considered in the evaluation of the Company's compensation process, program design and executive compensation determinations for 2015. The selected peer group is generally used for compensation assessments and analyzing the Company's executive compensation pay levels and practices, including the Company's share allocation and utilization for employee equity awards as compared with peer companies. Additionally, in 2015, the Company retained Radford to perform an assessment of the Company's 2010 Incentive Compensation Plan, performing modeling based on shareholder advisory firm guidelines, such as those of ISS and Glass Lewis, and also assessing the Plan against evolving standards of governance and best practice provisions. The recommendations from Radford were considered in the Company's development of its 2016 Incentive Compensation Plan that is proposed for stockholder approval at the 2016 Annual Meeting.

        Aon and Aon Hewitt, affiliates of Radford, also provided insurance consulting services to the Company in 2015 for which services they received aggregate fees of $50,000 in 2015. For its services as an executive compensation consultant to the Company, Radford received aggregate fees of approximately $76,000 in 2015, as well as approximately $34,000 for non-executive compensation consulting and surveys. The Committee has evaluated Radford's independence by considering each of the independence factors adopted by NASDAQ and the SEC. Based on such evaluation, the Committee determined that no conflicts of interest existed during fiscal 2015 or exist currently. The Compensation Committee has the authority to retain, compensate and terminate any consultants or advisers it deems necessary to assist it in the fulfillment of its responsibilities.

  Peer Group Review and Market Data

        In establishing and evaluating fiscal 2015 compensation for our executive officers, the Compensation Committee utilized survey market data and peer group analysis provided by Radford. The Compensation Committee believes that it is important to consider compensation practices of companies that are comparable to us in terms of revenue, market capitalization, employees, global reach, scale and complexity, along with industry. Radford generally targeted companies in the range of 1/2 to 3 times the size of the Company across various categories, taking into account the global complexity and reach of the Company. The market data provided by Radford was based on published survey sources, including Radford's Global Technology Survey and Aon Hewitt's Total Compensation Management Database, as well as recent proxy statements of the Company's peer group companies. The Compensation Committee references ranges of the market data provided, including the 10th, 25th, 50th, and 75th percentiles, considering all of these sources in determining the appropriate level of compensation for our executive officers.

        For fiscal 2015 compensation evaluations, the peer group identified by Radford and referenced by the Compensation Committee was comprised of 17 other companies in the scientific tools, instruments, and services industries. The Compensation Committee believes that a peer group consisting of competitors of various sizes provides useful insight for its consideration of compensation levels, including information about the range and median of competitive salaries, cash bonuses and long-term incentives. In addition to industry, complexity and size characteristics, the Compensation Committee also considers the extent to which our selected peer group companies consider us a peer, how other third party organizations categorize the Company, such as the Standard and Poor's GICS methodology, and other companies which shareholder advisory firms, such as ISS, consider comparable to us. The Committee also strives for consistency in the peer group from year to year, in order to maintain consistency of results. The same peer group has generally been used since 2013, with minor modifications generally due to industry consolidation. In 2015, at the time Radford compiled data for the peer group companies, the companies in our selected peer group ranged in size on a revenue basis from approximately $1.5 to $2.8 billion, with a median of $2.2 billion, compared to our 2014 revenue of $1.80 billion, and a median number of employees of 6,800 compared to our 6,100 as of December 31, 2014. The peer group considered by the Compensation Committee for its evaluation of 2015 executive compensation levels and practices included:

• AMETEK, Inc.	• KLA-Tencor Corporation
• Bio-Rad Laboratories, Inc.	• Mettler-Toledo International Inc.
• C.R. Bard, Inc.	• OSI Systems, Inc.
• Charles River Laboratories International, Inc.	• Pall Corporation
• FEI Company	• PerkinElmer, Inc.
• FLIR Systems, Inc.	• Sigma-Aldrich Corporation
• Haemonetics Corporation	• Varian Medical Systems, Inc.
• Hologic, Inc.	• Waters Corporation
• Illumina Inc.

        In general, in light of our relative market position, the Compensation Committee considered the range and median compensation levels of the companies in the peer group to be appropriate and reasonable competitive comparisons for our executive officers when evaluating and approving 2015 compensation packages.

Executive Compensation Components and 2015 Compensation Determinations

        Consistent with our compensation objectives and philosophy, when setting compensation for our named executive officers the Compensation Committee focuses on providing a competitive and complementary mix of components, including base salary, annual incentive compensation and long-term equity incentive awards, designed to work together to reward performance and create incentives that encourage behavior consistent with the overall interests of the Company.

        In determining compensation packages for our named executive officers, the Compensation Committee seeks to strike an appropriate balance between fixed and variable compensation and between short-and long-term compensation. We believe that making a significant portion of our named executive officers' compensation variable and long-term supports our pay-for-performance executive compensation philosophy, while also mitigating potential excessive risk-taking behavior.

Components of Executive Compensation

        Total direct compensation consists of cash compensation in the form of annual base salary and annual incentive bonus awards, as well as long-term incentive compensation in the form of stock option and restricted stock grants.

        Annual Base Salary.    Base salaries are determined based on a variety of factors, including each officer's level of responsibility, scope of the role, experience and potential, performance and a comparison of salaries paid to peers within the Company and to those with similar roles at other similarly situated companies, including those found in the market surveys and peer group data reviewed by the Compensation Committee. Base salaries are set at levels that the Compensation Committee believes are reasonably competitive to allow us to attract and retain qualified executives. Base salaries are reviewed annually and may be adjusted after considering the various factors described above.

        Annual Cash Incentive Awards.    Annual incentive awards in the form of performance-based cash incentive bonuses for the Chief Executive Officer and our other executive officers are based upon management's success in meeting our financial and strategic goals. Specific criteria for these awards are based on a combination of quantitative financial and individual measures established each year by the Compensation Committee after consultation with management. The specific goals vary for each executive officer based on responsibilities and role within our Company and may include financial or strategic measures, including, among others, revenue growth, gross profit and operating profit margin improvement, working capital ratio improvements, achieving return on invested capital goals, meeting earnings per share targets, identifying and developing new product and market opportunities and furthering or achieving other strategic initiatives. The individual goals are intended to reward performance which results in our Company meeting or exceeding its financial or operational goals.

        The Compensation Committee also considers the mix of performance goals in order to balance the incentives created to mitigate risks that may be associated with a particular performance goal. In 2015, for example, the cash incentive plans established for our corporate level officers, including our Chief Executive Officer and Chief Financial Officer, consisted of a revenue target goal along with targets for non-GAAP operating profit improvement, working capital and non-GAAP earnings per share, such that the combination of goals emphasized profitable revenue growth and cash flow improvements as well based on the business plan approved by our board of directors. For our Group presidents, the financial metrics included revenue growth, increases in non-GAAP operating and gross profit, improvements in working capital, and linkage to the overall Bruker profit results to ensure alignment and teamwork across the leadership team. Through a mix of quantitative financial metrics and individual goals, cash incentive awards reflect both the individual's contributions compared to his or her specific performance goals for the year and the overall performance of our Company or the particular operations under the executive officer's leadership.

        Long-Term Incentive Awards.    Equity incentive compensation in the form of stock options and restricted stock is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with us and to enable recipients to develop and maintain a long-term stock ownership position in our common stock, which in turn motivates the recipient to focus on creating long-term enhancement to shareholder value. The Company's 2010 Incentive Compensation Plan is the vehicle used for grants of stock options and restricted stock to our executive officers and other employees. Company management evaluates the efficacy of our long-term incentive compensation on an ongoing basis, and provides input and recommendations to the Compensation Committee with regard to the optimal form and extent of equity incentives to be granted to employees, including the executive officers.

        Stock option and restricted stock grants are discretionary and may be granted by the Compensation Committee at any time. Historically, we have not awarded equity incentive compensation with performance-based vesting, meaning that individual vesting is not based upon the achievement of any specific goals or objectives. However, increases in stock price provide the only value available to executives from stock options, and increases in shareholder value deliver higher values in restricted stock. The Compensation Committee also considers individual and Company performance in determining the value of total and individual equity awards. The Compensation Committee has determined that equity compensation awards to executives and all other employees should be based upon the economic value of the grant award and should be considered part of the compensation package in determining award levels. In making specific grants to executives, the Compensation Committee evaluates each executive officer's total equity compensation package. The Compensation Committee also generally reviews the option and restricted stock holdings of each of the executive officers as well, including vesting and exercise price and the then current in-the-money value of such options or restricted stock, in addition to the impact of those values under various stock price scenarios. We consider long-term equity compensation to be an integral part of a competitive executive compensation package as both a way to reinforce the individual's commitment to the Company, provide "skin in the game", create an ownership mentality and provide an important mechanism to align the interests of management with those of our stockholders.

Mix of Compensation

        In accordance with our pay-for-performance philosophy, variable compensation in the form of short-term cash incentive compensation and long-term equity incentive awards are intended to be a significant portion of overall compensation, with this at-risk component increasing as a percentage of overall compensation potential as the individual officer's responsibility increases. For example, almost 80% of the Chief Executive Officer's total compensation is variable or "at risk," meaning these amounts must be re-earned each year. Similarly, almost 60% of the total compensation of our other named executive officers is comprised of variable pay.

        Specifically, on a target basis in 2015, approximately 58% of our Chief Executive Officer's total potential cash compensation was at risk through his short-term cash incentive program. Additionally, recognizing the importance of providing further incentives directly linked to the performance of our common stock and aligned with stockholder interests, in 2015 the Compensation Committee approved market competitive long-term incentive awards to our named executive officers, including, among others, awards to Dr. Laukien, our Chief Executive Officer and Mr. Mattacchione, then serving as our Interim Chief Financial Officer, of stock options and restricted stock grants valued at the time of the respective awards at over 250% and 70% of base salary, respectively, subject in each case to time-based vesting over four years and continued employment. Equity awards for our Group presidents on average approximated 165% of base salary, signifying strong alignment for our executive team with stockholder interests. Equity compensation comprised approximately half of our Chief Executive Officer's total direct compensation and one-third of our Interim Chief Financial Officer's total direct compensation, which includes base salary, annual bonus and long-term incentives. Long-term incentives as a percent of total direct compensation for our Group presidents also approximated half of their total direct compensation. Long-term incentives as a percent of total direct compensation for the named executive officers as a group, excluding former executive officers Mr. Wagner and Mr. Bachmann, ranged from 20% to 50%.

        The following charts and table illustrate the mix of base salary, short-term cash incentive bonus and long-term incentive awards ("LTI") provided in the compensation packages of our Chief Executive Officer ("CEO"), and our named executive officers other than our Chief Executive Officer and former executive officers Mr. Wagner and Mr. Bachmann ("Other NEOs").

	CEO Pay Mix		Other NEO Average Pay Mix
Element	Value	% of Total Direct Compensation	Value(1)	% of Total Direct Compensation
Base Salary	$625,000	20%	$347,337	37%
Bonus	$875,000	29%	$172,618	19%
Long Term Incentives	$1,562,500	51%	$409,447	44%
Total Direct Compensation	$3,062,500	100%	$929,402	100%

(1)
The values reported reflect conversions from euros, in the case of Mr. Srega, to U.S. dollars at a conversion rate of €1.0 =1.1094, reflecting the 2015 average midpoint rate as published on www.oanda.com

2015 Base Salaries

        Annual base salaries approved by the Compensation Committee for each of our named executive officers for 2015 were as follows:

	2015 Base Salary		2014 Base Salary		% Change
Dr. Frank Laukien	$625,000		$600,000		4.1%
Mr. Mattacchione	$351,900		$288,400		22.0%
Mr. Srega	$319,951	(1)	$372,260	(2)	3.0% (3)
Dr. Munch	$490,000		$400,000		22.5%
Mr. Knell	$227,500		$223,000		2.0%
Mr. Wagner	$525,300		$510,000		3.0%
Mr. Bachmann	$374,796	(4)	$393,984	(5)	— (6)

(1)
Amount represents the U.S. dollar equivalent value of Mr. Srega's base salary (€288,400), based on the 2015 average midpoint conversion rate of €1.0 =$1.1094.

(2)
Amount represents the U.S. dollar equivalent value of Mr. Srega's base salary (€280,000), based on the 2014 average midpoint conversion rate of €1.0 =$1.3295.

(3)
For 2015, the Compensation Committee approved a 3% increase in Mr. Srega's base salary denominated in euros, the currency of payment, from €280,000 to €288,400. The dollar amount reported in the table above is converted from euros and reflects the impact of changes in foreign exchange rates in 2015.

(4)
Amount represents the U.S. dollar equivalent value of Mr. Bachmann's base salary (CHF 360,000), based on the 2015 average midpoint conversion rate of CHF 1.0 =$1.0411.

(5)
Amount represents the U.S. dollar equivalent value of Mr. Bachmann's base salary (CHF 360,000), based on the 2014 average midpoint conversion rate of CHF 1.0 =$1.0944.

(6)
Base salary of Mr. Bachmann did not change in local currency terms from 2014 to 2015. Change reflected in the table result from the impact of changes in applicable exchange rates and conversion of local currencies to U.S. dollars.

        For fiscal 2015, the Compensation Committee approved a 4.1% salary increase for Dr. Laukien, our Chief Executive Officer. The Compensation Committee considered this adjustment appropriate based on the updated peer group data reviewed by the Compensation Committee, as Dr. Laukien's base salary and total compensation potential was, and after the increase continued to be, significantly below the market median for chief executive officers of the Company's compensation peer group.

        Based on Mr. Mattacchione's positive performance evaluation and comparison to market data, the Compensation Committee initially determined that his base salary for fiscal 2015 should be increased by 4.0%, from $288,400 to $299,900. In connection with his appointment to the position of Interim Chief Financial Officer in May 2015, the Compensation Committee approved an additional pre-tax payment of $8,000 per month during his service in that role. The change reported in the table above reflects the cumulative effect of these determinations.

        The Compensation Committee determined that, based on Dr. Munch's performance evaluation and the comparison to compensation paid to executives in comparable positions according to peer group and other market data reviewed by the Compensation Committee, Dr. Munch's base salary for fiscal 2015 should be increased by 10% from $400,000 to $440,000. In August 2015, with retroactive effect to July 2015, the Compensation Committee approved an increase in Dr. Munch's base salary to

$490,000 to reflect Dr. Munch's promotion to Executive Vice President and his assumption of additional duties in that capacity. The change reported in the table above reflects the cumulative effect of these determinations. Base salaries established for Messrs. Srega, Knell, Bachmann and Wagner reflect the Compensation Committee's assessment of competitive market levels, individual performance, experience and overall responsibilities, as well as internal pay equity.

Cash Incentive Plans and Review of 2015 Performance

        Annual cash incentive compensation supports the Compensation Committee's pay-for-performance philosophy and aligns individual goals with those of the Company. Under the annual incentive plans, executive officers are eligible for cash awards based on a combination of the Company's attainment of pre-established financial performance metrics and achievement of specific individual qualitative goals. While still measurable, individual qualitative goals may not always be as quantifiable as the financial objectives. Thus, and consistent with its past practice, the Compensation Committee structured our executive officers' 2015 cash incentive plans as follows:

  •
  At the beginning of the fiscal year, the Compensation Committee established performance measures and goals, which included the financial and strategic metrics being assessed, performance thresholds and targets and weightings for each metric. The Compensation Committee also approved the executive officers' individual goals.

  •
  Also at the beginning of the fiscal year, the Compensation Committee set individual target awards for each executive officer, expressed as a percentage of base salary, based on the executive's level of responsibility and upon a review of management recommendations, compensation information from our peer group and survey market data for comparable positions.

  •
  After the close of the fiscal year, the Compensation Committee received a report from management regarding Company, operating Group and individual performance against the pre-established performance goals. Actual awards for 2015 were approved based on each named executive officer's individual award target percentage and the overall Company, Group and/or individual performance relative to the specific performance goal, as determined by the Compensation Committee.

        The Compensation Committee sets the performance metrics as well as the performance thresholds and targets for each metric after consultation with management. The two primary classifications of performance goals utilized in the annual incentive plans are quantitative financial goals and individual qualitative performance goals. Each performance metric represents part of the total incentive award calculation, with the quantitative financial goals accounting for, in the aggregate, 70% of the target award potential and the individual performance goals accounting for, in the aggregate, 30% of the total incentive award potential. Payments for cash incentive bonuses linked to the achievement of pre-established quantitative performance goals are calculated based on percentage achievement of the quantitative target goal. While there is no maximum payout for any individual quantitative financial goal, total incentive award payouts, after combining both financial and individual portions, are subject to a maximum amount of 200% of the individual's incentive award target.

        Payments for individual goals are made in a range of 0% to 125%, based on evaluation of the named executive officer's performance and determined by the Compensation Committee according to the following schedule:

2015 Cash Incentive Performance and Payout Measurement

Performance Descriptor	Performance Level	Payout Percentage
Significantly Exceeded	125%	125%
Achieved	100%	100%
Mostly Achieved	75%	75%
Partially Achieved	50%	50%
Not Achieved	0%	0%

        Individual qualitative goals are generally set as stretch but attainable goals, with over-achievement of goals anticipated to occur in very limited circumstances. Additionally, the Compensation Committee may, in its discretion, award cash incentive bonuses above the target level in the event it determines that an executive officer has delivered exceptional performance. Cash incentive compensation plans of our named executive officers operate under a common set of performance metrics and calculation methodologies, with goals adjusted at the Corporate or Group level to reflect individual areas of responsibility. Moreover, each Group president also has a portion of his financial quantitative goals tied to the overall profitability of the Company, creating additional alignment, unity of purpose, and teamwork across the Company.

  2015 Cash Incentive Plans

        Setting Incentive Target Levels.    The Compensation Committee establishes cash incentive plans for our executive officers, including each of our named executive officers, which are designed to provide meaningful performance incentives, relative to both fixed cash compensation in the form of salary and overall potential cash compensation, consistent with the Company's strategic goals and objectives and each individual executive officer's responsibilities. The following table summarizes the 2015 cash incentive target levels approved for each of our named executive officers and the relationship of performance-based cash compensation at target levels to base salary and total potential cash compensation. No cash incentive plan was established for Mr. Bachmann.

2015 Cash Incentive Targets

	Target Level	% of Base Salary at Target Achievement	% of Total Potential Cash Compensation at Target Achievement
Dr. Frank Laukien	$875,000	140%	58%
Mr. Mattacchione	$164,100	47%	32%
Mr. Srega(1)	$175,951	55%	35%
Dr. Munch	$264,000	54%	35%
Mr. Knell	$86,400	38%	28%
Mr. Wagner	$525,300	100%	50%

(1)
Amounts in the table represent the U.S. dollar equivalent value of Mr. Srega's cash incentive target (€158,600), based on the 2015 average midpoint conversion rate of €1.0 =$1.1094.

        When setting individual target incentive levels for fiscal 2015, the Compensation Committee reviewed, for each named executive officer, individual target awards applicable in fiscal 2014, the total cash compensation established for fiscal 2014 and the projected cash compensation for fiscal 2015, considering how the total cash compensation of each named executive officer compared to peer group and related market data, and the responsibilities of each named executive officer. Additionally, the Committee considered long-term incentive target levels, to take into account a total direct compensation view, so that no one element was determined in isolation, but rather the entire total compensation picture was considered. Based upon this review, as well as the increase in Dr. Laukien's 2015 base salary, the Compensation Committee determined that his cash incentive target should be adjusted to provide both a meaningful increase in his total cash compensation potential and to maintain an appropriate mix of short-term fixed and variable compensation. As a result, Dr. Laukien's cash incentive target was raised to $875,000 from $800,000, or to 140% of base salary from 133% of base salary, which represented a modest increase in Dr. Laukien's relative amount of "at risk" potential cash compensation. The Compensation Committee also determined that a greater amount of Mr. Srega's potential cash compensation should continue to be tied to performance incentives in light of his responsibilities and determined to maintain Mr. Srega's cash incentive target at 55% of base salary for 2015. Additionally, in light of its review of peer group data and the overall compensation of each other named executive officer, the Compensation Committee determined to maintain Messrs. Mattacchione and Wagner's cash incentive target at 50% and 100% of base salary, respectively, for 2015.

        Setting Performance Goals and Thresholds.    The Compensation Committee establishes specific Corporate level quantitative financial performance goals for our executive officers with corporate responsibilities, including named executive officers Dr. Laukien and Messrs. Mattacchione and Wagner, and Group level quantitative performance goals for our executive officers with Group level management responsibilities, including Mr. Srega and Dr. Munch, based on key Corporate, Group or divisional business plan goals for the fiscal year. Mr. Bachmann was not eligible to participate in our 2015 short-term incentive program. In addition to goals tied to Group level financial performance, each of our Group Presidents has a portion of his incentive award potential linked directly to our profitability at the Corporate level, creating additional alignment with the overall strategic objectives of the Company. Quantitative performance goals generally reflect targeted growth over the results achieved in the prior year for the relevant metric, with a threshold level of current year performance required for any cash incentive payout that is typically equal to the prior year performance. However, in the case of business plan goals for which only modest or no growth is forecast, performance thresholds may be set at 95% of the business plan goal, which may result in a performance threshold that is less than the results achieved in the prior year. For example, because our 2015 business plan included goals of less than 5% currency-adjusted revenue growth at the Corporate, Bruker CALID and Bruker Nano Group levels, the performance thresholds for Dr. Laukien's, Mr. Wagner's, Mr. Srega's and Dr. Munch's quantitative targets tied to revenue growth at the Corporate or Group level, as applicable, were set at 95% of the relevant business plan goal. As a result, the threshold level of 2015 revenue needed to earn any portion of their goals linked to revenue growth, on a currency-adjusted basis, was slightly below 2014 results.

  2015 Cash Incentive Award Determinations

2015 Corporate Level Performance Goals

Dr. Frank Laukien
Mr. Mattacchione
Mr. Knell
Mr. Wagner

 Quantitative Performance Goals
(70% of Target Bonus Potential)

2015 Corporate Level Performance Goals(1)	Weighting	Performance Threshold	2015 Performance(2)	% of Incentive Goal Achieved	% of Total Incentive Target Earned
• $82.7 million Currency-Adjusted Revenue Growth	15%	95%(3)	$101.0 million Currency-Adjusted Revenue Growth	122.2%	18.3%
• $16.1 million Non-GAAP Operating Profit Improvement (adjusted for acquisition and restructuring charges)	20%	100%(4)	$32.4 million increase in Non-GAAP Operating Profit	201.1%	40.2%
• $0.04 Increase in Non-GAAP Earnings Per Share (adjusted for acquisition and restructuring charges)	15%	95%(3)	$0.18 increase in Non- GAAP Earnings Per Share	476.2%	71.4%
• $0.018 Reduction in Working Capital Ratio (adjusted for acquisition and restructuring charges)	20%	105%(3)	$0.04 Reduction	217.0%	43.4%
Total	70%			247.7%	173.4%

(1)
The performance goal reflected for each quantitative financial goal is equal to the difference between (x) the Company's 2015 business plan goal for the respective financial measure and (y) the corresponding threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan.

(2)
Reflects 2015 results, after adjustments for the impact of the Jordan Valley Semiconductors, Ltd. acquisition, relative to the threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan for the corresponding financial goal. Adjustments for the Jordan Valley Semiconductors, Ltd. acquisition included a $2.0 million downward adjustment to currency-adjusted revenue, a $1.5 million upward adjustment to Non-GAAP operating profit, a $10.3 million downward adjustment to working capital and a $0.01 upward adjustment to Non-GAAP earnings per share.

(3)
Reflects the performance threshold expressed as a percentage of the Company's 2015 business plan goal. Since working capital ratio is a reduction measure, threshold performance is expressed as a percentage higher than the targeted performance goal.

(4)
Reflects the performance threshold expressed as a percentage of the Company's 2014 results.

        For 2015, the Compensation Committee established quantitative financial performance targets that represented 70% of each named executive officer's total incentive award target. The Corporate level goals for these executive officers emphasized key elements of our strategy for providing value to our stockholders, with a mix of goals that focus on generating revenue growth, improving efficiency and profitability, and working capital reduction. As summarized in the table above, we exceeded each of our Corporate level goals. Consistent with our pay-for-performance philosophy, the cash incentives earned by Dr. Laukien and Mr. Mattacchione for the quantitative financial performance portion of their 2015 cash incentive plans was equal to approximately 247.7% of their cash incentive targets linked to quantitative goals, or approximately 173.4% of their respective total cash incentive targets. The cash incentives earned by Mr. Knell for the quantitative financial performance portion of his 2015 cash incentive plans was equal to approximately 247.7% of his cash incentive targets linked to quantitative goals, or approximately 173.4% of his total cash incentive targets. Mr. Wagner resigned effective as of June 12, 2015, and therefore was not eligible for consideration for a 2015 cash incentive payment.

        In addition to the quantitative financial performance goals, the Compensation Committee established specific individual qualitative performance goals for our executive officers with respect to organizational, strategic and other predominantly, although not exclusively, non-financial focuses of corporate or individual development. The individual qualitative goals and weightings established by the Compensation Committee to measure and reward our named executive officers' performance in 2015, as well as the performance achieved relative to these qualitative goals and resulting payout percentages, are described below.

Individual Qualitative Performance Goals
(30% of Target Bonus Potential)

Named Executive Officer	2015 Individual Qualitative Goals	Weighting	2015 Performance	% of Total Incentive Target Earned
Dr. Frank Laukien	• Management development initiatives	3.6%	Achieved	3.6%
	• BEST strategic initiatives	4.8%	Mostly achieved	3.6%
	• Bruker strategic development	7.2%	Achieved	7.2%
	• Drive efficiencies at BBIO	7.2%	Achieved	7.2%
	• Establish capital allocation strategy	3.6%	Achieved	3.6%
	• Realign BDAL management structure	3.6%	Mostly achieved	2.7%
	Total	30%		27.9%
Mr. Mattacchione	• Enhancements to accounting and reporting practices	5.0%	Achieved	5.0%
	• Achievement of corporate functions initiatives	2.5%	Significantly exceeded	3.1%
	• Achievement of business effectiveness initiatives	2.5%	Achieved	2.5%
	• Roll out of NA Regional Finance organization	5.0%	Achieved	5.0%
	• Inherit and deliver financial and IT initiatives(1)	15.0%	Significantly exceeded	18.75%
	• Serve as Interim Chief Financial Officer	N/A	Special bonus awarded	N/A
	Total	30%		34.4%
Mr. Knell	• Improve financial processes	12.0%	Mostly Achieved	9.0%
	• Internal controls initiatives	9.0%	Mostly Achieved	6.75%
	• Improve BRKR revenue recognition processes	3.0%	Achieved	3.0%
	• Leadership of Corporate accounting and internal control teams and processes	6.0%	Achieved	6.0%
	Total	30%		24.75%
Mr. Wagner	• Enhance accounting and reporting practices	7.5%	N/A	—
	• Achieve corporate functions initiatives	7.5%	N/A	—
	• Achieve business effectiveness initiatives	7.5%	N/A	—
	• Development of HR organization and practices	7.5%	N/A	—
	Total	30%		—

(1)
Individual goal added for Mr. Mattacchione in May 2015 following his appointment as the Company's Interim Chief Financial Officer.

        The Compensation Committee considered each of the Corporate-level executive officers' achievements in meeting their individual qualitative goals and the substantial progress made during 2015 with respect to a variety of strategic, organizational and infrastructure initiatives implemented under their leadership. Dr. Laukien was rewarded for mostly achieving goals linked to management development, as well as the Company's strategic development, new product innovation and divisional performance, in addition to mostly achieving goals linked to BEST strategic initiatives and realigning the Bruker Daltonics management structure. Based on the Compensation Committee's assessment that Mr. Mattacchione fully achieved his qualitative goals, including those relating to consolidation and shared services, as well as tax and audit developments, and effectively led the finance organization upon assuming the role of Interim Chief Financial Officer, Mr. Mattacchione earned 34.4% (or 115% of his target) of his potential incentive payments allocated to individual qualitative goals. In addition, in May 2015, the Compensation Committee approved a one-time discretionary cash incentive award to Mr. Mattacchione in the amount of $150,000, to be earned as of March 31, 2016, in connection with his appointment to the position of Interim Chief Financial Officer. The Compensation Committee considered Mr. Knell's performance with respect to his individual qualitative goals and determined that Mr. Knell mostly achieved his goals relating to financial processes and internal controls initiatives to better meet the Company's evolving needs and fully achieved his goals relating to improving revenue recognition processes and leadership of Corporate accounting. As a result, Mr. Knell earned an incentive award payout equal to 82.5% of the portion of his cash incentive target attributable to individual qualitative goals. Mr. Wagner resigned effective as of June 12, 2015, and therefore was not eligible for consideration for a 2015 cash incentive payment.

2015 Bruker CALID Group Performance Goals

Mr. Srega

 Quantitative Performance Goals
(70% of Target Bonus Potential)

2015 Bruker CALID Group (CALID) Performance Goals(1)	Weighting	Performance Threshold	2015 Performance(2)	% of Incentive Goal Achieved	% of Total Incentive Target Earned
• $24.3 million CALID Currency-Adjusted Revenue Growth	15%	95%(3)	$46.0 million Currency-Adjusted Revenue Growth	189.5%	28.4%
• $12.4 Million CALID Non-GAAP Gross Profit Improvement (adjusted for acquisition and restructuring charges)	15%	95%(4)	$16.5 million increase in Non-GAAP Gross Profit	133.3%	20.0%
• $26.4 Million CALID Non-GAAP Operating Profit Improvement (adjusted for acquisition and restructuring charges)	15%	100%(4)	$35.6 million increase in Non-GAAP Operating Profit	134.7%	20.2%
• $0.018 Reduction in CALID Working Capital Ratio (adjusted for acquisition and restructuring charges)	15%	105%(3)	$0.024 Reduction	138.7%	20.8%
• $16.1 million Corporate Non-GAAP Operating Profit Improvement (adjusted for acquisition and restructuring charges)	10%	100%(4)	$32.4 million decrease in Operating Profit	201.0%	20.0%
Total	70%			156.5%	109.5%

(1)
The performance goal reflected for each quantitative financial goal is equal to the difference between (x) the Company's 2015 business plan goal for the respective financial measure and (y) the corresponding threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan.

(2)
Reflects 2015 results relative to the threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan for the corresponding financial goal.

(3)
Reflects the performance threshold expressed as a percentage of the Company's 2015 business plan goal. Since working capital ratio is a reduction measure, threshold performance is expressed as a percentage higher than the targeted performance goal.

(4)
Reflects the performance threshold expressed as a percentage of the Company's 2014 results.

        As President of the Bruker CALID Group, Mr. Srega's incentive plan included quantitative financial performance goals directly relating to his leadership of the Bruker CALID Group. As summarized in the table above, the Bruker CALID Group exceeded each of its goals. As a result, the cash incentive award payout earned by Mr. Srega for the quantitative financial performance portion of his 2015 cash incentive plan opportunity was equal to approximately 157% of his cash incentive target linked to quantitative goals, or approximately 110% of his total cash incentive target.

 Individual Qualitative Performance Goals
(30% of Target Bonus Potential)

Named Executive Officer	2015 Individual Qualitative Goals	Weighting	2015 Performance	% of Total Incentive Target Earned
Mr. Srega	• Drive CALID Group growth	6%	Significantly exceeded	7.5%
	• Achievement of Bruker Detection division organizational development initiatives	6%	Significantly exceeded	7.5%
	• Invest in and drive microbiology business unit growth	6%	Achieved	6.0%
	• Realign BDAL Management and organizational structure	9%	Achieved	9.0%
	• Leverage Group and drive excellence in supply chain and quality management	3%	Achieved	3.0%
	Total	30%		33%

        The Compensation Committee considered Mr. Srega's performance with respect to his individual qualitative goals and determined that Mr. Srega significantly exceeded his goals relating to driving Bruker CALID Group growth and organizational development initiatives of the Bruker Detection division and achieved his other goals. As a result, Mr. Srega earned an incentive award payout equal to 33% of the portion of his cash incentive target attributable to individual qualitative goals, or 110% of his total target potential for individual goals.

2015 Bruker Nano Group Performance Goals

Dr. Munch

 Quantitative Performance Goals
(70% of Target Bonus Potential)

2015 Bruker Nano Group (NANO) Performance Goals(1)	Weighting	Performance Threshold	2015 Performance(2)	% of Incentive Goal Achieved	% of Incentive Target Earned
• $23.8 Million NANO Currency-Adjusted Revenue Growth	15%	95%(3)	$18.5 million Currency-Adjusted Revenue	77.7%	11.7%
• $12.0 Million NANO Non-GAAP Gross Profit Improvement (adjusted for acquisition and restructuring charges)	15%	95%(4)	$5.1 million decrease in Non-GAAP Gross Profit	0.0%	0.0%
• $10.6 Million NANO Non-GAAP Operating Profit Improvement (adjusted for acquisition and restructuring charges)	15%	100%(4)	$3.9 million decrease in Non-GAAP Operating Profit	0.0%	0.0%
• $0.03 Reduction in NANO Working Capital Ratio (adjusted for acquisition and restructuring charges)	15%	100%(4)	$0.001 decrease in Working Capital Ratio	2.2%	0.3%
• $16.1 Million Corporate Non-GAAP Operating Profit Improvement (adjusted for acquisition and restructuring charges)	10%	100%(4)	$32.1 increase in Corporate Operating Profit	201.1%	20.1%
Total	70%			45.9%	32.1%

(1)
The performance goal reflected for each quantitative financial goal is equal to the difference between (x) the Company's 2015 business plan goal for the respective financial measure and (y) the corresponding threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan.

(2)
Reflects 2015 results, after adjustments for the impact of the Jordan Valley Semiconductors, Ltd. acquisition, relative to the threshold performance level established by the Compensation Committee for the executive officer's cash incentive plan for the corresponding financial goal. Adjustments for the Jordan Valley Semiconductors, Ltd. acquisition included a $2.0 million downward adjustment to currency-adjusted revenue, a $1.5 million upward adjustment to Non-GAAP operating profit and a $10.3 million downward adjustment to working capital.

(3)
Reflects the performance threshold expressed as a percentage of the Company's 2015 business plan goal.

(4)
Reflects the performance threshold expressed as a percentage of the Company's 2014 results.

        As Executive Vice President, and President of the Bruker Nano Group, Dr. Munch's incentive plan included quantitative financial performance goals relating to his leadership of the Bruker Nano Group. As summarized in the table above, Dr. Munch achieved a portion of his goals tied to Bruker Nano Group revenue growth and working capital reduction, but did not achieve his other 2015 quantitative goals. Accordingly, the cash incentive award payout earned by Dr. Munch for the quantitative financial performance portion of his 2015 cash incentive plan opportunity was equal to approximately 45.9% of his cash incentive target linked to quantitative goals, or approximately 32% of his total cash incentive target.

 Individual Qualitative Performance Goals
(30% of Target Bonus Potential)

Named Executive Officer	2015 Individual Qualitative Goals	Weighting	2015 Performance	% of Total Incentive Target Earned
Dr. Munch	• Drive AXS sales organization development	6%	Achieved	6.0%
	• Formation and development of BMAT Semi organization	6%	Significantly exceeded	7.5%
	• Achieve targeted phase gates for NG BioAFM and 2015 revenue plan	6%	Achieved	6.0%
	• Invest in XRD core	6%	Achieved	6.0%
	• Establish Life Sciences sales team and organization for BNS FM Business Unit	6%	Achieved	6.0%
	Total	30%		31.5%

        The Compensation Committee considered Dr. Munch's performance with respect to individual qualitative goals relating to marketing and sales, organizational and product development initiatives within the Bruker Nano Group. After consideration of Dr. Munch's performance relative to his individual qualitative goals, the Compensation Committee determined that Dr. Munch significantly exceeded his goal relating to the formation and development of the BMAT Semi organization and achieved each of his other goals. Accordingly, he earned a cash incentive award equal to approximately 105% of the portion of his target cash incentive bonus potential attributable to his individual qualitative goals, or 31.5% of his total target incentive opportunity. In addition, in February 2016, the Compensation Committee approved one-time discretionary cash incentive award to Dr. Munch in the amount of $45,000 for his performance in connection with the 2015 acquisition of Jordan Valley Semiconductors, Ltd.

        Determining Incentive Award Payments.    Following review of the performance of our named executive officers in fiscal 2015, other than Mr. Wagner and Mr. Bachmann, the Compensation Committee approved awards to the named executive officers based on their respective percentage achievement of 2015 financial quantitative and individual qualitative performance goals as follows: Dr. Laukien—200%; Mr. Mattacchione—200%; Mr. Srega—142.5%; Dr. Munch—63.6%; and Mr. Knell—198.1%. Dr. Laukien and Mr. Mattacchione achieved performance goals totaling above 200%, as they earned 201% and 208%, respectively, of their cash incentive targets. However, as the payout maximum under the plan is 200% of the cash incentive targets, Dr. Laukien and Mr. Mattacchione each received 200% maximum cash incentive payouts. The actual award payments to our named executive officers are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in this proxy statement.

2015 Long-Term Incentive Awards

        The Compensation Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes employees for their contributions to the Company and aligns the interests of named executive officers with stockholders by focusing them on long-term growth and stock price performance.

        During 2015, upon consideration of a variety of factors, including the individual performance, experience and responsibilities of each of our named executive officers, our stock price, competitive market practices and trends, including stockholder total potential dilution and annual equity burn rate market levels, outstanding equity awards held by our named executive officers and overall Company performance, the Compensation Committee approved long-term incentive awards to certain of our executive officers, including:

 2015 Long-Term Equity Incentive Awards

	Economic Value ($)	Stock Options (#)	Restricted Stock Awards (#)
Dr. Frank Laukien	1,541,295	34,774	65,220
Mr. Mattacchione	244,999	31,572	—
Mr. Srega	550,001	35,438	13,875
Dr. Munch	770,000	49,613	19,425
Mr. Knell	72,789	9,380	—
Mr. Wagner(2)	N/A	N/A	N/A
Mr. Bachmann(2)	N/A	N/A	N/A

(1)
Economic Value reflects the grant date fair value of option and restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(2)
Messrs. Wagner and Bachmann were not eligible for a 2015 long-term incentive award.

        The Company uses a combination of stock options and restricted stock awards to balance the increased performance orientation of stock options to enhance our pay-for-performance culture and the retentive qualities of restricted stock. The Compensation Committee believes this mix to be reasonable in light of market practices, the overall level of pay for our executives and the long-term orientation of both award vehicles, given that they both vest over a period of four years. In general, while no specific ratio is targeted, the Compensation Committee endeavors to deliver approximately 50% of the value in stock options and 50% of the value in restricted stock. In 2015, Dr. Laukien's awards consisted of 17% stock options and 83% restricted stock because the 2010 Incentive Compensation Plan limits the number of shares that can be granted to an individual to one hundred thousand shares in any one given year. The values of awards to the Group presidents consisted of 50% stock options and 50% restricted stock, while awards to the remaining executive officers were 100% in the form of stock options.

Executive Benefits

        In 2015, our named executive officers were eligible for the same level and offering of benefits made available to other employees, including the Company's 401(k) plan and welfare benefit programs in the U.S., or those comparable local benefit programs for our overseas executives. We generally do not provide additional benefits or perquisites to our executive officers, except as follows:

  •
  Dr. Munch is provided an automobile allowance based on the nature of his responsibilities.

  •
  Mr. Srega, who is based in Germany and serves as a Managing Director of our subsidiary Bruker Daltonik GmbH, is provided a leased vehicle and a personal pension scheme in accordance with local custom. The personal pension scheme established for Mr. Srega's benefit consists of three individual components funded during the term of his employment by contributions made by Bruker Daltonik GmbH. Contributions made to Mr. Srega's personal pension scheme in 2015 are reported in the "All Other Compensation" column of the Summary Compensation Table included in this proxy statement under the heading "Summary of Executive Compensation." Additional information regarding Mr. Srega's personal pension scheme is included in this proxy statement under the heading "Pension Benefits."

  •
  Mr. Bachmann, who was based in Switzerland, was provided with the same pension scheme and formulaic contribution as all other employees located in Switzerland. Additional information regarding Mr. Bachmann's pension benefits is included in this proxy statement under the heading "Pension Benefits."

  •
  Dr. Lenggenhager, who is based in Switzerland, is provided with the same pension scheme and formulaic contribution as all other employees located in Switzerland. Additional information regarding Dr. Lenggenhager's pension benefits is included in this proxy statement under the heading "Pension Benefits."

Employment Contracts, Termination of Employment and Change in Control Arrangements

        On June 5, 2012, the Company entered into a letter agreement with Mr. Wagner which set forth certain terms of Mr. Wagner's employment as Executive Vice President and Chief Financial Officer of the Company. The letter agreement provided that Mr. Wagner's employment with the Company was at will and could be terminated by either Mr. Wagner or the Company at any time with or without notice and for any or no reason or cause. Under the terms of the letter agreement, Mr. Wagner was restricted from working for any company that designs, makes or sells non-clinical magnetic resonance instrumentation or mass spectrometry instrumentation for a period of six months following resignation or termination of his employment by the Company. Mr. Wagner resigned from employment effective as of June 12, 2015.

        On June 25, 2012, the Company entered into a letter agreement with Mr. Srega which sets forth certain terms of Mr. Srega's employment as President of the Bruker CALID Group. Under the terms of the letter agreement, Mr. Srega's target cash compensation includes the following elements: (i) an annual base salary set at 280,000 euros, or approximately $371,896, for 2013, subject to annual review and (ii) a cash incentive bonus plan with target of 50% of base salary. Mr. Srega was also entitled to an initial cash bonus payment of 100,000 euros, or approximately $132,820, and an initial equity grant consisting of restricted stock valued at $400,000 and options to purchase 90,000 shares of common stock upon commencement of employment, as well as reimbursement of certain relocation expenses. The letter agreement also provides that, beginning in 2014, Mr. Srega is entitled to receive an annual equity award with a value of $550,000 pursuant to the Company's 2010 Incentive Compensation Plan. During the term of his employment, Mr. Srega will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company's employees and/or executive officers. Additionally, the Company assumed a personal pension scheme for Mr. Srega's benefit carried forward in part from his former employer. The personal pension scheme is funded by contributions made by Bruker Daltonik GmbH and voluntary contributions by Mr. Srega, if any, during the term of his employment.

        Mr. Srega will be entitled to a lump sum severance payment equal to six months of his then current base salary, or approximately $159,975 as of December 31, 2015, in the event there is a change in the voting control of the Company and his employment is terminated, voluntarily or involuntarily, within six months after such change of control.

        On December 3, 2013, Bruker Corporation and Bruker BioSpin AG, a wholly-owned subsidiary Swiss subsidiary of Bruker Corporation, entered into a letter agreement with Mr. Bachmann which set forth certain terms of Mr. Bachmann's employment as President of the Bruker BioSpin Group. The letter agreement contained customary one-year non-competition and two-year non-solicitation provisions and was terminable by either party upon six month's written notice. In January 2015, Mr. Bachmann submitted notice of termination to the Company, and his resignation became effective June 30, 2015.

        On April 8, 2015, the Company entered into a letter agreement with Dr. Lenggenhager which sets forth certain terms of Dr. Lenggenhager's employment as President of the Bruker BioSpin Group. Under the terms of the letter agreement, Dr. Lenggenhager's target cash compensation includes the following elements: (i) an annual base salary set at 370,000 Swiss Francs, or approximately $366,300, for

2015, subject to annual review and (ii) a cash incentive bonus plan with target of 35% of base salary. Dr. Lenggenhager was also entitled, within one month of commencement of employment, to an initial equity grant valued at 250,000 Swiss Francs consisting of 50% restricted stock and 50% options to purchase shares of common stock. The letter agreement also provides that, beginning in 2016, Dr. Lenggenhager is entitled to receive an annual equity award with a value of 250,000 Swiss Francs, or approximately $254,300, pursuant to the Company's 2010 Incentive Compensation Plan. During the term of his employment, Dr. Lenggenhager will be eligible to participate in all customary employee benefit plans or programs of the Company generally available to the Company's employees and/or executive officers. Additionally, Dr. Lenggenhager will participate in the Company's pension fund scheme, which provides insurance protection (life and disability) and pension coverage. The letter agreement contains customary one-year non-competition and two-year non-solicitation provisions and may be terminated by either party upon six month's written notice.

        Under the terms of the awards of options and restricted common stock granted under the 2010 Incentive Compensation Plan, unvested amounts are forfeited if the grantee's employment or business relationship with our company is terminated for any reason, other than in the event of death or disability. The board of directors does, however, have the authority to accelerate vesting of any and all unvested amounts in the event of a change in control of Bruker Corporation.

Section 162(m) Limitations

        Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. Compensation which qualifies as "performance-based" may qualify for exclusion from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. Base salaries, awards under our executive officers' cash incentive plans, any other bonus payments and compensation in the form of restricted stock awards, however, are generally subject to the $1,000,000 limit on tax deductible compensation. If the 2016 Incentive Compensation Plan is approved by our stockholders at the 2016 Annual Meeting, the Company believes it will have additional flexibility to structure performance-based compensation, including equity and cash-based awards, intended to qualify for exemption from the limitations of Section 162(m). Please see "Proposal No. 2—Approval of the 2016 Incentive Compensation Plan—Description of the 2016 Plan" in this proxy statement for additional information regarding the 2016 Incentive Compensation Plan.

        The Compensation Committee and management consider the accounting and tax effects of various compensation elements when designing our annual incentive and equity compensation plans and making other compensation decisions. Although we have undertaken to qualify certain components of our incentive compensation to executive officers for the performance exception to non-deductibility, these considerations are secondary to meeting the overall objectives of the executive compensation program. The Compensation Committee will continue to monitor the compensation levels potentially payable under our compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice and our compensation philosophy. Under certain circumstances, such as the payment of cash bonus awards and the granting of restricted stock awards, the Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

Other Benefit Plans

        In October 2009, the board of directors of BEST adopted the Bruker Energy & Supercon Technologies, Inc. 2009 Stock Option Plan, or the BEST Plan. The BEST Plan provides for the issuance of up to 1,600,000 shares of BEST common stock in connection with awards under the plan. The BEST Plan allows a committee of the BEST board of directors to grant incentive stock options and non-qualified stock options to key employees and directors of the Company. The size of each grant is determined by the value of the BEST stock and BEST stock options at the time, the likely growth in that value and the importance of the individual to growing the value of the Company in the future. The BEST Plan is tied exclusively to increases in BEST's estimated value regardless of the Company's performance as a whole. As of December 31, 2015, 475,000 incentive stock options and non-qualified stock options had been awarded and were outstanding, with vesting periods of three to five years. As director of BEST, Dr. Laukien participates in the BEST Plan. Dr. Laukien holds options to purchase 10,000 shares of BEST, which have an exercise price of $3.50 per share and expire October 1, 2019.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

        Submitted by the Compensation Committee of Bruker Corporation's Board of Directors.

Richard D. Kniss, Chairman Wolf-Dieter Emmerich Stephen W. Fesik Hermann Requardt

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Mr. Kniss and Drs. Emmerich, Fesik and Requardt serve as members of the Compensation Committee. Mr. Kniss and Drs. Emmerich, Fesik and Requardt were not officers or employees of the Company or any of its subsidiaries during fiscal year 2015. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

 SUMMARY OF EXECUTIVE COMPENSATION

        The following table summarizes the compensation earned by our named executive officers for the years ended December 31, 2015, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Awards	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
Frank H.	2015	$636,250		—		$1,292,660	$248,634	$1,750,000	—	$7,950	(3)	$3,935,494
Laukien, Ph.D.	2014	$598,654		—		$874,991	$596,750	$602,319	—	$7,800		$2,680,514
Chairman,	2013	$547,562		—		$687,492	$658,859	$316,750	—	$6,117		$2,216,780
President and
Chief
Executive
Officer
Anthony L.	2015	$322,520	(5)	—		—	$244,999	$328,241	—	$4,971	(3)	$900,731
Mattacchione	2014	$273,980		—		—	$187,460	$122,087	—	$3,513		$587,040
Senior Vice	2013	$231,538		$25,000		—	$455,302	$63,088	—	$2,565		$777,493
President and
Chief
Financial
Officer(4)
Juergen Srega	2015	$310,632		—		$275,003	$274,999	$251,383	—	$87,681	(7)	$1,199,698
President,	2014	$372,260		$344,943		$275,003	$275,000	$81,712	—	$105,076		$1,453,994
Bruker	2013	$371,896		$132,820		$399,998	$893,700	$112,747	—	$142,438		$2,069,242
CALID
Group(6)
Mark R.	2015	$471,846		$45,000	(8)	$385,004	$384,997	$167,983	—	$17,050	(9)	$1,471,880
Munch, Ph.D.	2014	$399,462		—		$350,009	$350,002	$78,842	—	$16,200		$1,194,515
Executive Vice	2013	$380,000		$50,000		$344,600	$665,005	$50,730	—	$16,400		$1,506,735
President and
President,
Bruker Nano
Group
Michael G. Knell	2015	$231,697		—		—	$72,789	$171,962	—	$7,950	(3)	$484,398
Vice President
and Chief
Accounting
Officer(10)
Charles F.	2015	$261,184		—		—	—	—	—	$7,950	(3)	$269,134
Wagner, Jr.	2014	$509,488		—		$535,509	$535,496	$425,416	—	$7,800		$2,013,709
Former	2013	$490,631		—		$515,549	$515,546	$245,000	—	$7,500		$1,774,226
Executive
Vice President
and Chief
Financial
Officer(11)
Thomas W.	2015	$218,631		—		—	—	—	$177,289	$43,546	(13)	$439,466
Bachmann	2014	$393,984		—		$283,316	$121,702	$90,193	$42,787	$13,780		$945,762
Former
President,
Bruker
BioSpin
Group(12)

(1)
The amounts in this column reflect the grant date fair value of restricted stock awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2015 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016. The actual amount realized by the named executive officer will likely vary based on a number of factors, including our performance, stock price fluctuations and applicable vesting.

(2)
The amounts in this column reflect the grant date fair value of stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2015 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016. The actual amount realized by the named executive officer will likely vary based on a number of factors, including our performance, stock price fluctuations and applicable vesting.

(3)
Amount represents a matching contribution made by the Company to a 401(k) plan for the benefit of the named executive officer.

(4)
Mr. Mattacchione was appointed Senior Vice President and Interim Chief Financial Officer effective May 20, 2015 and Chief Financial Officer effective February 18, 2016.

(5)
Amount includes an incremental monthly payment of $8,000 during Mr. Mattacchione's tenure as Interim Chief Financial Officer.

(6)
The amounts reflected for 2015 compensation, other than amounts reported under the headings "Stock Awards," "Option Awards" and "Non-Equity Incentive Plan Awards," are based on actual payments in euros converted to U.S. dollars at a conversion rate of €1.00 = $1.1094 which represents the 2015 average midpoint rate as published on www.oanda.com. The amounts reflected under the headings "Non-Equity Incentive Plan Awards" are converted from euros to U.S. dollars at a conversion rate equal to the midpoint rate as published on www.oanda.com on the date of approval by the Compensation Committee.

(7)
Amounts reported in 2015 include contributions in the amount of $73,775 made by Bruker Daltonik GmbH to the personal pension scheme established for Mr. Srega and an automobile allowance of $13,906.

(8)
Amount reported represents a discretionary award approved by the Compensation Committee for 2015 performance in connection with the acquisition of Jordan Valley Semiconductors, Ltd.

(9)
Amounts reported include matching contributions made by the Company to a 401(k) plan for the benefit of Dr. Munch and an automobile allowance.

(10)
Mr. Knell was not a named executive officer in 2013 or 2014. Accordingly, compensation data is presented only for 2015.

(11)
Mr. Wagner resigned from employment with the Company effective June 12, 2015.

(12)
Mr. Bachmann was not a named executive officer of the Company prior to 2014. Accordingly, compensation data is presented only for 2014 and 2015. Mr. Bachmann resigned from employment with the Company effective June 30, 2015. The amounts reflected for 2015 compensation are based on actual payments in Swiss Francs (CHF) converted to U.S. dollars at a conversion rate of CHF 1.00 = $1.0411, which represents the 2015 average midpoint rate as published on www.oanda.com. The amount reflected under the heading "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" represents the actuarial increase during 2015 of the accumulated pension benefit provided Mr. Bachmann under the pension plan for Swiss employees, or the Swiss Pension Plan, reduced by the aggregate amount of Company contributions and Mr. Bachmann's contributions, converted to U.S. dollars at the midpoint conversion rate of CHF 1.0 =$1.0075 as of December 31, 2015. Company contributions to the Swiss Pension Plan are reported under the heading "All Other Compensation."

(13)
Amounts reported include contributions made by Bruker BioSpin AG to the Swiss Pension Plan for Mr. Bachmann. All Swiss employees are eligible to participate in this plan on the same general terms and conditions. Bruker BioSpin AG does not provide any additional supplemental executive pension contributions.

 2015 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to individual grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards ($)(2)
								Exercise or Base Price of Option Awards ($/SH)(2)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
Frank H. Laukien		0	875,000	1,750,000
	8/07/2015				65,220	34,774	(3)	21.80	1,541,295
Anthony L. Mattacchione		0	164,121	328,242
	8/07/2015				—	31,572		19.82	244,999
Juergen Srega		0	175,950	351,902
	8/07/2015				13,875	35,438		19.82	550,001
Mark R. Munch		0	264,000	528,000
	8/07/2015				19,425	49,613		19.82	770,000
Michael G. Knell		0	86,435	172,870
	8/07/2015				—	9,380		19.82	72,789
Charles F. Wagner, Jr.		0	525,300	1,050,600

(1)
Represents estimated possible payouts on the grant date for annual cash incentive bonus awards granted for 2015 performance under the 2015 cash incentive bonus plans of our named executive officers. The amounts reflected for Mr. Srega, which were based in local currency, are converted from euros to U.S. dollars at a conversion rate of €1.00 = $1.1094, which represents the 2015 average midpoint rate.

(2)
Represents the grant date fair value of restricted stock and stock option awards granted under the Company's 2010 Incentive Compensation Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2015 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2016. Unless otherwise noted: (i) option awards vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date, are exercisable upon vesting at a price equal to the closing price of our common stock on the date of the grant and expire on the ten year anniversary of the grant date; and (ii) restricted stock awards vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date.

(3)
Options granted to Dr. Laukien vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date, are exercisable upon vesting at a price equal to 110% of the closing price of our common stock on the date of the grant and expire on the five year anniversary of the grant date.

 Outstanding Equity Awards at December 31, 2015

        The following table provides information concerning outstanding equity incentive plan awards, including unexercised options and stock that has not vested, for each of our named executive officers as of the end of our most recently completed fiscal year.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested(1)
Frank H. Laukien(2)	9/09/2011	3,750	0	$13.805	09/09/2016	8/13/2012	40,000(3)		$970,800
	8/30/2013	31,138	31,136(4)	$22.04	08/30/2018	8/30/2013	17,152	(3)	$416,279
	8/08/2014	14,415	43,242(5)	$22.748	8/08/2019	8/08/2014	31,733(6)		$770,160
	8/07/2015	—	34,774(7)	$21.80	8/07/2020	8/07/2015	65,220(8)		$1,582,889
Anthony L. Mattacchione.	2/25/2013	20,000	20,000(4)	$17.41	2/25/2023
	8/30/2013	3,737	3,736(4)	$20.04	08/30/2023
	8/08/2014	4,324	12,969(5)	$20.68	8/08/2024
	8/07/2015	—	31,572(7)	$19.82	8/07/2025
Mark R. Munch	11/01/2010	75,000	—	$14.80	11/01/2020	5/07/2013	12,000(6)		$291,240
	8/30/2013	30,118	30,118(4)	$20.04	08/30/2023	8/08/2014	12,693(6)		$308,053
	8/08/2014	8,072	24,216(5)	$20.68	8/08/2024	8/07/2015	19,425(8)		$471,445
	8/07/2015	—	49,613(7)	$19.82	8/07/2025
Juergen Srega	4/03/2013	36,000	54,000(5)	$18.57	04/03/2023	4/03/2013	12,924(6)		$313,665
	8/08/2014	6,343	19,026(5)	$20.68	8/08/2024	8/08/2014	9,973(6)		$242,045
	8/07/2015	—	35,438(7)	$19.82	8/07/2025	8/07/2015	13,875(8)		$336,746
Michael G. Knell	3/01/2012	21,000	14,000(4)	$16.05	3/01/2022
	8/30/2013	3,638	3,636(4)	$20.04	08/30/2023
	8/08/2014	1,646	4,937(5)	$20.68	8/08/2024
	8/07/2015	—	9,380(7)	$19.82	8/07/2025
Charles F. Wagner, Jr.(9)
Thomas W. Bachmann (10)

(1)
The amounts in this column were calculated by multiplying $24.27, the closing price of our common stock on the NASDAQ Global Select Market as of December 31, 2015, by the number of unvested shares.

(2)
In addition to the awards reported for equity securities of Bruker Corporation, Dr. Laukien held options to purchase 10,000 shares of BEST, which options were fully vested as of December 31, 2015. The BEST options have an exercise price of $3.50 per share and expire October 1, 2019.

(3)
The unvested shares of restricted stock vest in equal annual installments on the anniversary of the grant date in 2016 and 2017.

(4)
The options become exercisable in equal annual installments on the anniversary of the grant date in 2016 and 2017.

(5)
The options become exercisable in equal annual installments on the anniversary of the grant date in 2016, 2017 and 2018.

(6)
The unvested shares of restricted stock vest in equal annual installments on the anniversary of the grant date in 2016, 2017 and 2018.

(7)
The options become exercisable in equal annual installments on the anniversary of the grant date in 2016, 2017, 2018 and 2019.

(8)
The unvested shares of restricted stock vest in equal annual installments on the anniversary of the grant date in 2016, 2017, 2018 and 2019.

(9)
As a result of Mr. Wagner's resignation, which was effective June 12, 2015, no equity awards were outstanding as of December 31, 2015.

(10)
As a result of Mr. Bachmann's resignation, which was effective June 30, 2015, no equity awards were outstanding as of December 31, 2015.

 2015 Option Exercises and Stock Vested

        The following table provides information regarding the number of shares acquired by our named executive officers upon the exercise of options or vesting of restricted stock awards and the value realized at that time before payment of any applicable withholding taxes and brokerage commission.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Frank H. Laukien	11,250	57,431	39,155	773,709
Anthony L. Mattacchione.	—	—	—	—
Juergen Srega	—	—	7,633	152,708
Mark R. Munch	—	—	8,232	169,645
Michael G. Knell	—	—	—	—
Charles F. Wagner, Jr.	—	—	—	—
Thomas W. Bachmann	—	—	—	—

(1)
Represents the difference between the exercise price of the options exercised and the closing price of Bruker Corporation common stock as of the date of exercise. As of December 31, 2015, Dr. Laukien continued to hold all of the shares reported as acquired upon exercise in 2015.

(2)
Represents the aggregate value of shares vested in 2015 based on the closing price of Bruker Corporation common stock as of the date of vesting or, if the NASDAQ Global Select Market was closed on such date, the next trading date thereafter. As of December 31, 2015, our named executive officers continued to hold all of the shares reported as acquired upon vesting in 2015, except as follows: 3,264 of the shares reported as acquired by Dr. Munch, with an aggregate value of $67,533, were withheld to satisfy tax withholding obligations upon vesting; and 3,438 of the shares reported as acquired by Dr. Laukien, with an aggregate value of $69,379, were withheld to satisfy tax withholding obligations upon vesting.

Pension Benefits

        Retirement Plan for Mr. Srega.    A personal pension scheme established for Mr. Srega's benefit, which was in part carried forward from his former employer, is funded by contributions made by Bruker Daltonik GmbH and voluntary contributions by Mr. Srega, if any, during the term of his employment. The personal pension scheme has three components: a contribution-based plan of Bruker Daltonik GmbH (the "Bruker Daltonik Plan"); a pension fund guarantee (the "Guarantee Plan"); and a cash value life insurance policy (the "Life Insurance Policy"). The Bruker Daltonik Plan provides for monthly Company contributions in the amount of €5,500 (approximately $5,999 per month or $71,988 per year) and a lifetime monthly retirement benefit based on the value of accumulated capital beginning at age 67 or a lump-sum payment. In the event of termination of employment or death prior to age 67, the Bruker Daltonik Plan provides for a reduced benefit to be determined based on the cash assets of the plan at such time. Mr. Srega may also elect to receive a reduced benefit beginning at age 62 in the event of early retirement. The Guarantee Plan provides an inflation hedge and an additional monthly retirement benefit, commencing December 1, 2019, with an annually increasing benefit based on Guarantee Plan earnings or, at Mr. Srega's election, a lump-sum payment. The Guarantee Plan is funded by annual Company contributions during the term of employment in amounts which increase annually by the same percentage as the upper earnings limit established under German law for pension insurance contributions. In the event of death prior to December 1, 2019, the Guarantee Plan provides for a lump-sum payment in an amount to be determined based on the plan assets at such time. In the event of death on or after December 1, 2019, benefits will terminate effective November 30, 2024. If Mr. Srega's employment terminates prior to the eligible retirement age,

Mr. Srega may elect to continue funding through personal contributions or the Guarantee Plan may be transferred to a subsequent employer. Under the Life Insurance Policy, which matures on November 1, 2019, Mr. Srega is entitled to receive at the earlier of death or maturity a payment in the amount €53,028 (approximately $57,838), adjusted for increases in the value of accumulated surplus and reserves, if any. In the event Mr. Srega's employment terminates prior to the maturity date, other than by reason of death, the Life Insurance Policy and continued funding obligations are to be transferred to Mr. Srega. Amounts payable in euros are converted to U.S. dollars at the midpoint conversion rate of €1.0=$1.0907 as of December 31, 2015. Mr. Srega may also make voluntary contributions to the personal pension scheme during the term of his employment.

        Swiss Pension Plan.    As an employee of our BioSpin AG subsidiary in Switzerland, Mr. Bachmann was eligible to participate in a defined benefit plan available to all employees of our subsidiaries in Switzerland, which we refer to as the Swiss Pension Plan. Mr. Bachmann participated in the plan on the same terms and conditions as all other Swiss employees and did not receive any additional supplemental executive pension contributions. The Swiss Pension Plan is a cash balance based pension arrangement, under which we contribute an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Additionally, participants are allocated annual savings and interest credits based on age and account value, respectively. Payments to participants are based on accumulated capital in the participant's plan account and may be taken as a lump sum or annuity at normal retirement, beginning at age 65. Participants may also elect to receive a reduced benefit beginning at age 58 in the event of early retirement. In the event of premature death and disability, the Swiss Pension Plan also provides for payments in the form of an annuity based on a percentage of the participant's salary or as a lump-sum based on accumulated plan account assets.

        Information about our contributions to the personal pension scheme of Mr. Srega and the Swiss Pension Plan in which Mr. Bachmann was a participant is provided in the Summary Compensation Table above under the column entitled "All Other Compensation" and the related footnotes.

2015 Pension Benefits Table

        The following table provides information about the benefits provided for Mr. Bachmann under the Swiss Pension Plan. The amount reported represents the U.S. dollar equivalent of the benefits distributed to Mr. Bachmann upon his termination of employment in Swiss Francs, based on the midpoint conversion rate of CHF 1.0 =$1.0075 as of December 31, 2015.

Name	Plan Name	Number of Years of Credited Service(#)	Payments During Last Fiscal Year
Thomas W. Bachmann(1)	Swiss Pension Plan	1.92	$402,244

(1)
The number of years of credited service is equal to Mr. Bachmann's length of service with the Company. The reported amount reflects the distribution to Mr. Bachmann upon termination of his employment.

        During 2015, Mr. Bachmann made contributions to the Swiss Pension Plan of $34,505, which amounts are included in the "Salary" column of the Summary Compensation Table, and additional voluntary contributions of $302,621. Following the distribution of benefits to Mr. Bachmann upon his termination, there is no remaining accumulated benefit obligation or survivor benefit for Mr. Bachmann under the Swiss Pension Plan.

 2015 Non-Qualified Deferred Compensation Table

        The following table provides information about 2015 activity relating to the personal pension scheme established for Mr. Srega. All amounts reported are as of December 31, 2015 and are converted from euros to U.S. dollars at the 2015 average midpoint conversion rate of €1.0 =$1.1094.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Juergen Srega	4,488	73,775	2,263	323,056

(1)
The reported amount is included in the "All Other Compensation" column in the Summary Compensation Table.

(2)
The reported amount includes earnings attributable to plan assets amounts contributed by Mr. Srega and Mr. Srega's former employer, which amounts were carried forward into the personal pension scheme following commencement of Mr. Srega's employment in 2013. The reported amount also reflects the impact of changes in exchange rates and currency translation from euros to U.S. dollars. Aggregate earnings in local currency were 49,910 euros, or approximately $66,355 on a constant currency basis.

(3)
The reported amount includes $4,488 reported as 2015 compensation in the "Salary" column in the Summary Compensation Table, which was contributed by Mr. Srega from fiscal year 2015 compensation. Also included in the reported amount is the value of contributions to and earnings on amounts contributed by Mr. Srega and Mr. Srega's former employer prior to his employment with the Company, which amounts were carried forward into the personal pension scheme following commencement of Mr. Srega's employment in 2013.

        There were no withdrawals or distributions from Mr. Srega's personal pension scheme during 2015. Further information on the personal pension scheme established for Mr. Srega is included above under the heading "Pension Benefits—Retirement Plan."

 Potential Payments upon Termination or Change-in-Control

        The following information describes and quantifies certain compensation and benefits that would have been payable under existing agreements, plans, and arrangements if the named executive officer's employment had terminated on December 31, 2015, given his compensation and service levels as of that date. These benefits are in addition to the benefits to which the named executive officer was already entitled or in which he was vested as of such date, as well as certain benefits that are generally available to salaried employees. Due to the number of factors that affect the nature and amount of the compensation and benefits potentially payable upon the events described below, any amounts actually paid or distributed may be different than those shown in the table. Factors that could affect these amounts include the nature of or basis for such termination, the timing during the year of any such event, whether and when a named executive officer decides to exercise stock options and our stock price on that date and the exercise of discretion by the Board or Compensation Committee regarding the payment of compensation and benefits.

        Severance Benefits.    The cash severance benefits contained in the employment agreement for Mr. Srega, and the amounts he would be paid in connection with a termination of employment within six months of a change in voting control of the Company are described in the Compensation and Discussion & Analysis section of this proxy statement under the heading "Employment Agreements, Termination of Employment and Change in Control Arrangements." Other than as contained in such agreement, we do not have arrangements with any of our other executive officers, including

Dr. Laukien, Mr. Mattacchione, Dr. Munch and Mr. Knell, which provide cash severance benefits in the event of termination of employment or a change in control of the Company.

        Equity Awards.    The unvested equity awards held by each of the named executive officers as of December 31, 2015 are described above in the 2015 Outstanding Equity Awards table. We made each of those stock option and restricted awards pursuant to our 2010 Incentive Compensation Plan, or 2010 Plan. In accordance with that plan and our related award agreements, except as noted below, no accelerated vesting of stock options or restricted stock awards would have occurred as of December 31, 2015 in the event of a voluntary termination by a named executive officer or an involuntary termination by us, whether with or without cause. Generally, upon termination of employment, (a) any unvested restricted stock is forfeited and (b) the participant has a period of 90 days from termination to exercise any vested option awards (or, if earlier, until the option expiration date). However, in the event of termination for cause, including as a result of dishonesty with respect to the Company or any of its affiliates, breach of fiduciary duty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, material failure or refusal to comply with Company's published policies generally applicable to all employees or conduct materially harmful to the business of the Company or any of its affiliates, all vested and unexercised options are forfeited immediately upon termination. Additionally, in the event of death or disability of a plan participant, including any named executive officer, (a) any unvested restricted stock will become vested and (b) all vested stock options will remain exercisable for a period of 90 days following such event (or, if earlier, until the stock option expiration date).

        The Compensation Committee has discretion to revise or amend outstanding equity awards and may, at its discretion, accelerate vesting of any unvested option or restricted stock awards, including in connection with a "Change in Control" of the Company, as defined in our 2010 Plan. Under that plan, a "Change in Control" occurs if: (a) within one year of any merger, consolidation, sale of a substantial part of the Company's assets, or contested election, the persons who were directors of the Company immediately before such transaction cease to constitute a majority of the board of directors of the Company or its successor to the Company; (b) if, as a result of any such transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the transaction own a majority of the outstanding shares of such other corporation immediately following the transaction; (c) any person or group who owned less than twenty percent of the outstanding common stock of the Company at the time of adoption of the 2010 Plan acquires ownership of fifty percent or more of the Company's outstanding common stock; (d) the dissolution or liquidation of the Company is approved by its stockholders; or (e) the members of the board of directors as of the date the 2010 Plan was adopted cease to represent at least two-thirds of the Board, subject to certain exceptions.

        The values of (i) unvested in-the-money stock options that would have been received by each of the named executive officers in the event the Compensation Committee chose to accelerate the vesting of outstanding option awards upon a Change in Control, assuming the Change in Control was effective December 31, 2015 and (ii) unvested restricted stock that would have been received by each of the named executive officers in the event (a) the Compensation Committee chose to accelerate the vesting of outstanding restricted stock awards upon a Change in Control, assuming the Change in Control was effective December 31, 2015 or (b) of the death or disability of the respective named executive officer are set forth in the following table. All calculations are based on a price per share equal to the NASDAQ Global Select Market closing price of $24.27 per share on December 31, 2015.

Name	Unvested In-the-Money Stock Options ($)	Unvested Restricted Stock ($)
Frank H. Laukien	221,139	3,740,128
Anthony L. Mattacchione.	340,057	—
Juergen Srega	533,802	892,456
Mark R. Munch	435,112	1,070,744
Michael G. Knell	189,925	—

        Retirement Plans.    The retirement plan provided for Mr. Srega is described under the heading "Pension Benefits" above. In the event of termination of employment as of December 31, 2015 by reason of death, Mr. Srega's beneficiary would be entitled to receive an estimated lump-sum payment of $318,903, which amount is payable in euros and converted to U.S. dollars based on the midpoint conversion rate of €1.0 =$1.0907 as of December 31, 2015.

        Upon his termination of employment, Mr. Bachmann received a distribution of benefits under the Swiss Pension Plan of $402,244. The amount reported, which was payable in Swiss Francs, is converted to U.S. dollars based on the midpoint conversion rate of CHF 1.0 =$1.0075 as of December 31, 2015.

RELATED PERSONS TRANSACTIONS

Review and Approval of Transactions with Related Persons

        We have adopted a written Related Person Transactions Policy that prohibits transactions involving the Company and any related person, except in accordance with the policy. For purposes of this policy, related persons include (a) our executive officers, directors, director nominees or greater than 5% shareholders, or any of their immediate family members and (b) any firm, academic entity or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has more than a 10% beneficial ownership interest. The Related Person Transactions Policy applies to any transaction or series of transactions, other than product or service sales or purchases entered into in the ordinary course of business involving aggregate amounts of less than $50,000 annually, in which the Company is a participant and in which any related person has a direct or indirect interest.

        Our Related Person Transactions Policy provides for standing pre-approval of certain categories of transactions with related persons, including:

  •
  transactions involving indebtedness for ordinary business travel and expense payments and similar indebtedness transactions arising in the ordinary course of business;

  •
  transactions in which a related person's interest arises solely from the ownership of a class of the Company's equity securities and in which all holders receive proportional benefits;

  •
  transactions involving compensation to executive officers approved by the Compensation Committee; and

  •
  transactions involving compensation to directors for services as a director of the Company.

        Under our Related Person Transactions Policy, any related person transaction not in one of the preceding categories must be submitted to our Chief Financial Officer for review and approval. Related person transactions involving amounts of $500,000 or less, as well as all product or service sales and purchases in the ordinary course of business, are subject solely to review and approval, ratification, amendment, termination or rescission by our Chief Financial Officer. Any transaction in excess of

$500,000, other than a transaction involving product or service sales or purchases in the ordinary course of business, must be forwarded to the Audit Committee for review and approval, ratification, amendment, termination or rescission, at the discretion of the Audit Committee. In reviewing such transactions, our Chief Financial Officer or Audit Committee, as applicable, evaluates all material facts relating to the transaction and takes into account, among other factors deemed appropriate, the related person's relationship to the Company and interest in the transaction, the terms of the transaction, including its aggregate value, whether the transaction is in the best interests of the Company, the impact on a director's independence in the event the related person is a director, a family member of a director, or an entity in which a director is a partner, shareholder or executive officer and, if applicable, the availability of other sources of comparable products or services and whether the transaction is on terms comparable to the terms available to an unrelated third party. Neither the Chief Financial Officer nor any member of the Audit Committee may participate in the review of any transaction involving such person or any of his or her immediate family members.

        Our Chief Financial Officer must report to the Audit Committee any approval or other action taken with respect to a related party transaction at or prior to the next audit committee meeting following such approval or other action. Additionally, Company management must provide to the Audit Committee an annual report of any amounts paid or payable to, or received or receivable from, any related person. The Audit Committee is responsible for reviewing such reports and may make inquiries or take such actions as it deems appropriate upon consideration of all of the relevant facts and circumstances.

Transactions with Related Persons

        Under two lease agreements, Bruker BioSpin Corporation rents laboratory, manufacturing and office space from trusts controlled by certain Laukien family members, including Dr. Frank Laukien. During 2015, Dr. Frank Laukien was paid $390,300 as a beneficiary of the trusts. The lease terms were equal to the estimated fair market value of the rentals.

        Our Bruker Optics subsidiary rents various office space from Dr. Dirk Laukien, a director and employee of the Company until July 10, 2012 and half-brother of Dr. Frank Laukien, under lease agreements pursuant to which Dr. Dirk Laukien was paid $509,200 in 2015. Under two lease agreements, Bruker BioSpin Corporation rents laboratory, manufacturing and office space from trusts controlled by certain Laukien family members, including Dr. Dirk Laukien. During 2015, Dr. Dirk Laukien was paid $390,300 as a beneficiary of the trusts. Dr. Dirk Laukien is also a party to a lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2015, Dr. Dirk Laukien was paid $116,000 under that agreement. Payments under the terms of each of the leases referenced above were equal to the estimated fair market value of the respective rental.

        Joerg C. Laukien, a director of the Company, is Executive Chairman of Bruker BioSpin Corporation. During 2015, Joerg Laukien earned aggregate cash compensation of 235,217 euros in salary, or $260,950 based on a conversion rate of €1.00 = $1.1094, which represents the 2015 average midpoint rate.

        Isolde Laukien-Kleiner is the stepmother of Dr. Frank Laukien and Mr. Joerg Laukien and the mother of Dr. Dirk Laukien. With Dr. Dirk Laukien, Ms. Laukien-Kleiner is a party to a lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2015, Ms. Laukien-Kleiner was paid $143,000 under that agreement. Ms. Laukien-Kleiner is party to an additional lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2015, Ms. Laukien-Kleiner was paid $238,400 under that agreement. Payments under the terms of each of the leases referenced above were equal to the estimated fair market value of the respective rental.

        Dr. Gilles Martin, a director of the Company, is the Chairman, Chief Executive Officer and controlling shareholder of the Eurofins Scientific Group, a provider of analytical testing services, and a director of various of its affiliates. During 2015, the Company received approximately $697,000 from, and paid approximately $12,000 to, entities affiliated with the Eurofins Scientific Group in connection with purchases and sales of goods and services entered into in the normal course of business. We believe that the terms of such transactions are comparable to those that would have been reached by unrelated parties in arm's-length transactions. We expect to engage in similar commercial transactions with affiliates of the Eurofins Scientific Group during fiscal 2016.

        Dr. Mieke Hamester, the wife of Bruker CALID Group President Juergen Srega, is employed by our Bruker Daltonik GmbH subsidiary as the Director of Small Molecule Pharma & CRO. During 2015, Dr. Hamester received a base salary in the amount of $104,257 and she is eligible to receive an annual performance-based cash incentive bonus for 2015 performance based on a target level of $22,188 (base salary and bonus are payable in euros; amounts are converted to U.S. dollars at a conversion rate of €1.00 = $1.1094, which represents the 2015 average midpoint rate as published on www.oanda.com). The amount of her 2015 cash incentive bonus payment has not yet been determined. She also received a bonus payment in the amount of $21,660, which was earned in 2014 but paid in 2015. Her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Dr. Hamester continues to be an employee of Bruker Daltonik GmbH and she may receive compensation and other benefits in 2016 in amounts similar to those she received during 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require our officers and directors and persons owning more than 10% of the outstanding common stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all these filings. We believe, based solely upon a review of those reports and amendments thereto furnished to us during and with respect to our fiscal year ended December 31, 2015, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2015, with the exception of one transaction reported in a late Form 4 filing by Dr. Munch due to an administrative error.

 AUDIT COMMITTEE REPORT

        The Audit Committee, which operates pursuant to a written charter, assists the board of directors in fulfilling its oversight responsibilities by reviewing Bruker Corporation's financial reporting process on behalf of the board. Management is responsible for Bruker Corporation's internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP ("Ernst & Young"), Bruker Corporation's independent registered public accounting firm, is responsible for expressing opinions on the conformity of Bruker Corporation's consolidated financial statements with generally accepted accounting principles and on the effectiveness of Bruker Corporation's internal control over financial reporting. The Audit Committee is responsible for overseeing and monitoring these practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

        In this context, the Audit Committee reviewed and discussed with management and Ernst & Young, among other things, the scope of the audit to be performed, the results of the audit performed, Ernst & Young's evaluation of Bruker Corporation's internal control over financial reporting and the independent registered public accounting firm's fees for the services performed. Management represented to the Audit Committee that Bruker Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about Bruker Corporation's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements.

        The Audit Committee also discussed with Ernst & Young other matters required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight (PCAOB), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Ernst & Young also provided to the Audit Committee written disclosures and the letter required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young the registered public accounting firm's independence from Bruker Corporation and considered the compatibility of non-audit services with Ernst & Young's independence.

        Based on the Audit Committee's discussion with management and Ernst & Young, and the Audit Committee's review of the representations of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended to the board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of Bruker Corporation's Board of Directors.

Brenda J. Furlong, Chair John Ornell Richard A. Packer Chris van Ingen

 PROPOSAL NO. 2
APPROVAL OF THE 2016 INCENTIVE COMPENSATION PLAN

Overview

        Our board of directors is seeking stockholder approval of the Bruker Corporation 2016 Incentive Compensation Plan (the "2016 Plan") at the 2016 Annual Meeting. The 2016 Plan will become effective when and if approved by the Company's stockholders. The 2016 Plan is attached as Appendix A to this proxy statement and the following summary is qualified in its entirety by reference to the full text of the 2016 Plan.

        The 2016 Plan is intended to continue and extend the type of incentives that have been provided under the Company's 2010 Incentive Compensation Plan (the "2010 Plan") and its predecessor. As of April 1, 2016, a total of 3,868,630 shares of common stock were subject to outstanding awards under the 2010 Plan, and an additional 2,888,174 shares of our common stock were available for new awards under the 2010 Plan. Although the Compensation Committee may grant awards under the 2016 Plan prior to stockholder approval, any such awards shall be conditioned on such approval and, accordingly, may not be vested, exercised or paid prior to such approval. If the 2016 Plan is approved by our stockholders, we will not grant any new awards under the 2010 Plan after the 2016 Annual Meeting. Outstanding awards under the 2010 Plan, however, will continue to be governed by the 2010 Plan and the agreements under which they were granted.

        If our stockholders do not approve the 2016 Plan, the 2010 Plan will continue in effect until its stated expiration date of March 9, 2020, unless the 2010 Plan is otherwise amended, and we will continue to have the authority to, and expect that we will, continue to grant option and restricted stock awards under the 2010 Plan.

Background

        We believe that cash- and equity-based incentive awards are fundamental to our ability to attract, motivate and retain highly qualified and dedicated employees, directors and other service providers. We also believe that the use of equity-based compensation awards provides a strong link to our long-term performance, creates an ownership culture and generally aligns the interests of our directors, executives and other employees with our stockholders. We have worked closely with our compensation consultant to design the 2016 Plan to meet our internal compensation objectives, as well as the interests of our stockholders, as more fully described below.

        On February 18, 2016 upon the recommendation and approval of the Compensation Committee, our board of directors adopted the 2016 Plan, subject to stockholder approval, in order to replace the 2010 Plan to reflect current compensation and governance trends and pay practices and to provide a sufficient number of shares to meet the Company's anticipated long-term requirements for equity-based incentive compensation. Stockholder approval of the 2016 Plan is necessary in order for the Company to: (i) meet the stockholder approval requirements of the NASDAQ Stock Market; (ii) meet stockholder approval requirements for the grant of stock options that qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) take tax deductions for certain cash or equity compensation resulting from awards granted under the 2016 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Approval of the 2016 Plan will constitute approval of the material terms of the 2016 Plan pursuant to the stockholder approval requirements of Section 162(m) of the Code.

        Under the 2010 Plan, we are authorized to grant awards consisting of options (nonqualified stock options or incentive stock options) and restricted stock. The 2016 Plan provides for the grant of awards of options, including nonqualified stock options or incentive stock options, restricted stock, unrestricted stock, restricted stock units, stock appreciation rights ("SARs"), performance shares and performance units, as well as cash-based awards. Subject to adjustment as provided in the 2016 Plan, the maximum number of shares of stock reserved for issuance under the 2016 Plan will be 9,500,000 shares, consisting of (i) approximately 6,611,826 shares plus (ii) approximately 2,888,174 shares expected to be available for issuance under the 2010 Plan immediately prior to effectiveness of the 2016 Plan.

        In addition to expanding the range of eligible award types to include cash-based awards and a wider variety of equity-based incentive awards, the 2016 Plan has been designed to include a number of provisions that are consistent with protecting the interests of stockholders and sound corporate governance practices, as described below.

Key Features of the 2016 Plan

        The 2016 Plan includes a number of features designed to protect our stockholders' interests and reflect corporate governance best practices, including the following:

  •
  No automatic share replenishment or "evergreen" provision—The 2016 Plan authorizes a pool of 9,500,000 shares of our common stock. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2016 Plan can be automatically replenished. Stockholder approval will be required to issue any additional shares and our stockholders thus will have direct input on any increase in the number of shares of common stock issuable under the 2016 Plan.

  •
  Limitations on share recycling from exercised stock options or SARs—Shares that are withheld by or delivered to the Company to satisfy the exercise or grant price of stock options and SARs or tax withholding obligations upon such exercise will not be available for future issuance under the 2016 Plan. In addition, upon the exercise of a stock option or stock-settled SAR, the total number of shares exercised will be deducted from the 2016 Plan's share pool.

  •
  No discounted options or SARs—Stock options and SARs may not be granted with an exercise or grant price lower than the fair market value of the underlying shares on the date of grant.

  •
  No repricing of options or SARs without stockholder approval—The 2016 Plan prohibits the direct or indirect repricing of stock options or SARs without prior stockholder approval.

  •
  Double-trigger vesting upon a change in control—Awards granted under the 2016 Plan are subject to double-trigger vesting provisions upon a change in control (as defined in the 2016 Plan). This means that rather than vesting automatically upon a change in control, such awards will be subject to accelerated vesting only in the event of a qualifying termination following a change in control or in the event the acquiring company does not assume the award.

  •
  Non-employee director award limit—The 2016 Plan establishes a maximum value of awards that may be granted to a non-employee director in any fiscal year.

  •
  Limits on the number of shares that may be granted under an award to any single participant in a fiscal year—The 2016 Plan establishes, for each award type, a maximum aggregate number of shares that may be granted to any single participant in any fiscal year.

  •
  Minimum vesting requirements—The 2016 Plan generally requires that participants who are granted awards with vesting based solely on service must continue to provide services to the Company (or its subsidiaries) for at least one year following the date of grant in order for such awards to vest in whole or in part. The 2016 Plan contains an exception to this requirement under certain circumstances that is limited to five percent of available shares of common stock authorized for issuance under the 2016 Plan.

  •
  Awards subject to recapture (i.e., "clawback")—Awards granted under the 2016 Plan, or any gain related to such awards, are subject to forfeiture, cancellation or repayment ("clawback") in the event the participant is determined to have engaged in activity detrimental to the business of the Company or as otherwise may be required under applicable law or exchange listing requirements.

  •
  No excise tax gross-ups on change in control—The 2016 Plan does not provide for any excise tax gross-ups.

Background for Requested Share Authorization

        The number of shares of common stock reserved for issuance under the 2016 Plan was determined after consideration of a number of factors, including (i) the number of shares available under the 2010 Plan, (ii) the Company's historical equity grant practices, including its "burn rate," which is below the that of the Company's peer group and index thresholds established by certain major proxy advisory firms, (iii) potential future awards that may be granted to attract and retain critical talent, and (iv) expected dilution to existing stockholders. We are seeking to include additional shares of common stock under the 2016 Plan beyond the shares of stock that remain available for future awards under the 2010 Plan in order to provide us with flexibility in structuring our compensation arrangements going forward and to enable us to grant equity compensation at a level that allows us to continue to attract and retain employees in the competitive labor markets in which we compete. We are also expanding the types of vehicles available under our incentive plan to include award types such as restricted stock units in order to reflect evolving competitive practices, offer tax-effective equity vehicles, provide additional flexibility to align our equity incentives with our overall philosophy of attracting, rewarding, and also retaining our talented employees and further help to align our employee interests with those of our stockholders through accumulation of a long-term stake in the Company.

Description of the 2016 Plan

        The following is a description of the principal terms of the 2016 Plan. The summary is qualified in its entirety by the full text of the 2016 Plan, which is attached as Appendix A to this proxy statement.

Purpose

        The 2016 Plan is intended to encourage ownership of Company common stock by management, employees, directors, consultants and advisors of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide incentives to promote the success of our business.

Administration and Term

        The 2016 Plan will be administered by the Compensation Committee or such other committee of the board of directors as the board of directors may from time to time designate (the "Committee"). The Committee will consist of not fewer than two directors of the Company, each of whom will be (i) an independent director in accordance with the rules of any stock exchange on which the Company's shares are listed, (ii) a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) an "outside director" within the meaning of Section 162(m) of the Code.

        The Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2016 Plan. The Committee may delegate the administrative responsibilities of the 2016 Plan and also delegate to one or more members of management all or a portion of its responsibilities to grant awards, subject to specified limitations. The Committee may also determine whether, to what extent, and when an award may be canceled, forfeited, exchanged or surrendered, and may waive any conditions or rights under, amend, modify or supplement the terms of, or amend, alter, suspend, discontinue or terminate an award, but may not, except in connection with a corporate transaction involving the Company: (i) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for options or SARs with an exercise price that is less than the exercise price of the original options or SARs; or (iii) cancel outstanding options or SARs with exercise prices above the current fair market value of a share in exchange for cash or other securities, in each case, unless such action is subject to and approved by the Company's stockholders. To the extent permitted by Rule 16b-3 of the Exchange Act and applicable laws, the Committee may delegate to one or more members of management all or a portion of its authority to grant awards under the 2016 Plan.

        The 2016 Plan will become effective upon stockholder approval at the 2016 Annual Meeting and will terminate on the first to occur of (i) February 18, 2026 or (ii) the date determined in accordance with the Board's authority to amend, alter, suspend, discontinue, or terminate the 2016 Plan.

        On April 1, 2016, the closing price of the Company's common stock on the NASDAQ Global Select Market was $29.26 per share.

Eligibility

        Eligible participants under the 2016 Plan include officers, employees, consultants, advisors and directors of the Company and its subsidiaries, as selected from time to time by the Committee. As of April 1, 2016, approximately 6,000 employees, and all of the Company's non-employee directors, are eligible to participate in the 2016 Plan. In determining a person's eligibility to be granted an award under the 2016 Plan, and the number of shares to be granted to any person, the Compensation Committee takes into account, in its sole discretion, the person's position and responsibilities, the nature and value to the Company or its subsidiaries of the person's service and accomplishments, the person's present and potential contribution to the success of the Company, and such other factors as the Compensation Committee deems relevant.

Shares Available

        A total of 9,500,000 shares of the Company's common stock are authorized for issuance under the 2016 Plan, consisting of (i) approximately 6,611,826 shares plus (ii) approximately 2,888,174 shares expected to be available for issuance under the 2010 Plan immediately prior to effectiveness of the 2016 Plan.

        If any awards under the 2016 Plan are forfeited, canceled, terminated, exchanged or surrendered, or such award is settled in cash or otherwise terminates without a distribution of shares to the participant, then the number of shares counted against the share reserve with respect to such award will, to the extent of such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for future issuance under the 2016 Plan.

        The number of shares of stock available for issuance under the 2016 Plan will not be increased by the number of shares (i) tendered, withheld or subject to an award granted under the 2016 Plan surrendered in connection with the purchase of shares upon exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a share-settled SAR granted under the 2016 Plan, (iii) deducted or delivered from payment of an award granted under the 2016 Plan in connection with the Company's tax withholding obligations, or (iv) purchased by the Company with proceeds from option exercises.

        The number of authorized shares will be proportionately adjusted to reflect a merger, reorganization, consolidation, recapitalization, share exchange, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants, or other similar event.

Award Limitations and Minimum Vesting Period

        The 2016 Plan provides certain limits on the number of shares or, as applicable, value subject to equity-based award types and the value of cash-based awards that an individual may receive in any one fiscal year. More than one award may be granted to an individual participant, at the discretion of the Committee.

        The maximum aggregate number of shares of common stock subject to stock options granted to any participant in any fiscal year is 500,000. The maximum aggregate number of shares of common stock subject to stock appreciation rights granted to any participant in any fiscal year is 500,000. The maximum aggregate number of shares of common stock subject to awards of restricted stock, unrestricted stock or restricted stock units granted to any participant in any fiscal year is 500,000. The maximum aggregate grant of performance shares or performance units made to any participant in any fiscal year is 500,000 (if stock-settled) or the value of such number of shares (if cash-settled). For cash-based awards, the maximum aggregate amount awarded to any participant in any fiscal year is $5,000,000.

        The maximum aggregate dollar amount of cash or fair market value of shares of common stock subject to awards that may be granted to a non-employee director under the 2016 Plan during any fiscal year is $500,000 (not including cash-based director fees that the non-employee director elects to receive in the form of shares or share equivalents equal in value to such cash-based director fees).

        Except with respect to a maximum of 5% of the shares of common stock reserved under the 2016 Plan, as may be adjusted pursuant to the terms of the 2016 Plan, awards that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service.

Types of Awards

        Under the 2016 Plan, the Committee may award options (nonqualified stock options or incentive stock options), SARs, restricted stock, unrestricted stock, restricted stock units, performance shares and performance units, as well as grant cash-based awards.

        Options.    A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The 2016 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or "ISOs," and options that are not intended to qualify as ISOs, which are commonly referred to as "nonqualified" stock options. ISOs may be granted only to employees of the Company and its subsidiaries. The maximum aggregate number of shares of common stock that may be delivered pursuant to ISOs granted under the 2016 Plan is 9,500,000.

        The terms of each stock option award, including the number of shares, option duration, exercise price, vesting period and any other restrictions or conditions on exercise, will be set forth in an award agreement.

        The exercise price of each option will be determined by the Committee, provided that the exercise price per share will be no less than 100% of the fair market value of one share of stock on the grant date. If a participant is a 10% stockholder, the exercise price of an option granted to such participant that is intended to be an incentive stock option will be not less than 110% of the fair market value of one share of stock on the grant date. The 2016 Plan generally prohibits the repricing of outstanding stock options and the exchange of cash or other securities for out-of-the money awards, without prior stockholder approval.

        Subject to certain limitations set forth in the 2016 Plan, each option granted under the 2016 Plan will become vested and/or exercisable at such times and under such conditions as determined by the Committee. The Committee will determine the time or times at which the option may be exercisable, the methods by which the exercise price may be paid or deemed paid (including broker-assisted exercise arrangements), the form of such payments (including cash or shares of stock), and the methods by which the shares of stock will be delivered or deemed delivered.

        The term of each option will be determined by the Committee, but will not be longer than ten years from the date of grant, provided that, in the event that a participant is a 10% stockholder, an option granted to such participant that is intended to be an incentive stock option will not be exercisable after five years from the date of grant. Unexercised stock options will generally expire on the earlier of the expiration date of the stock option (as set forth in the applicable award agreement) or 90 days after the participant's termination of employment or other business relationship. Upon termination of a participant's employment or other relationship for cause (as defined in the applicable award agreement) unexercised stock options held by the participant will terminate immediately.

        Share Appreciation Rights (SARs).    The holder of a SAR will be entitled to receive, upon exercise thereof, an amount measured by the difference between (i) the fair market value of one share of Company common stock on the date the SAR is exercised and (ii) the SAR exercise price as determined by the Committee as of the date of grant.

        The terms of each SAR award, including the number of shares subject to the award, the grant price, duration, payment terms and any restrictions or conditions on exercise, will be set forth in an award agreement. The exercise price of each SAR will be determined by the Committee, provided that the exercise price per share will be no less than 100% of the fair market value of one share of common stock subject to the SAR on the date of grant. The 2016 Plan generally prohibits the repricing of stock appreciation rights or the exchange of cash or other securities for out-of-the-money awards, without prior stockholder approval. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, or in a combination of cash and stock, at the election of the Committee. Stock appreciation rights are subject to the same transferability restrictions as stock options.

        Restricted Stock and Stock Awards.    Restricted stock awards are grants of shares of stock to a participant that are subject to forfeiture during a pre-established period of restriction if certain conditions (for example, continued employment or attainment of pre-determined performance goals) are not met.

        The terms of each restricted stock award, including the period of restriction, number of shares and other terms and conditions, will be determined by the Committee and set forth in an award agreement. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered while the shares are subject to a substantial risk of forfeiture or otherwise restricted as to transfer. Unless provided otherwise in an award agreement, holders of restricted stock generally will have all the rights of a holder of common stock, including the rights to receive any dividends and to vote, during the period of restriction. The Committee may apply any restrictions to the payment of dividends declared with respect to restricted stock as it deems appropriate to maintain eligibility for the performance-based exception from the tax deductibility requirements of Section 162(m) of the Code.

        Upon the termination of a participant's service during the period of restriction, any shares of restricted stock held by such participant to which all applicable restrictions and conditions have not lapsed will be deemed forfeited, unless the Committee provides otherwise.

        Except as otherwise provided in an award agreement, all shares of restricted stock covered by any restricted stock award made under the 2016 Plan will become freely transferable by the participant after the last day of the applicable period of restriction.

        Under the 2016 Plan, the Committee may also grant awards of shares of our common stock that are not subject to periods of restriction but which may be subject to such other conditions or provisions as the Committee may deem advisable. The Committee will determine the terms and conditions of such awards at the time of grant.

        Restricted Stock Units, Performance Units and Performance Shares.    Restricted stock units, performance units and performance share awards represent a conditional right to receive shares of the Company's common stock or cash at the end of a specified performance period. The terms of each award of restricted stock units, performance units or performance shares, including the initial value, duration, applicable performance measures or service requirements and other terms and conditions, will be determined by the Committee and may be set forth in an award agreement.

        Each performance unit shall have an initial value that is established by the Committee at the time of grant. Each restricted stock unit and performance share shall have an initial value equal to the fair market value of a share of common stock on the date of grant. Generally, a participant's right to receive amounts under a restricted stock unit award will be based on the participant's satisfaction of a service requirement and such other terms and conditions as the Committee may specify. Generally, a participant's right to receive amounts under a performance unit or performance share award will be based on the satisfaction of a performance requirement and such other terms and conditions as the Committee may specify.

        Upon expiration of the performance period specified by the Committee, the holder of an award of restricted stock units, performance units, or performance will be entitled to payment of earned amounts in cash, shares of the Company's common stock (or a combination of cash and shares) having an aggregate fair market value equal to the value of the earned restricted stock units, performance units, and performance shares at the close of the applicable performance period.

        To the extent provided by the Committee in an award agreement, participants holding restricted stock units, performance units, or performance shares may be entitled to receive dividend units with respect to dividends declared with respect to the shares underlying such awards; provided that no dividend units may be paid on performance units or performance shares that are not earned. The Committee may apply any restrictions to the payment of dividends declared with respect to shares underlying such awards as it deems appropriate to maintain eligibility for the performance-based exception from the tax deductibility requirements of Section 162(m) of the Code.

        Except as otherwise provided in an award agreement, restricted stock units, performance units, and performance shares granted under the 2016 Plan may not be transferred by the participant other than by will or the laws of descent and distribution.

        Cash-Based Awards.    Awards denominated and payable in cash may be granted to participants in such amounts and upon such terms as determined by the Committee. The Committee may set performance and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the amount in respect of such award that will be paid out to the participant following expiration of the applicable performance or service period. Payment of earned cash-based awards will be in cash or in shares of the Company's common stock (or a combination of cash and shares) having an aggregate fair market value equal to the value of the earned cash-based awards at the close of the applicable performance or service period.

        Cash-based awards granted under the 2016 Plan may not be transferred by the participant other than by will or the laws of descent and distribution.

Performance Criteria and Targets

        For equity or cash-based awards under the 2016 Plan that are intended to satisfy the exception for qualified performance-based compensation under Section 162(m) of the Code, the Committee will establish specific objective performance targets for specified performance periods. The 2016 Plan provides the following permissible performance criteria for such awards:

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  Earnings per share (basic or diluted);

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  Net income (before or after taxes);

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  Operating income or operating profit;

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  Cash flow from operating activities, operating cash flow (defined as operating income plus non-cash charges for depreciation, amortization and impairment of operating assets) or free cash flow;

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  Gross revenues, net revenues, sales, net sales, costs (including cost reductions), or margins of the Company or of one or more business segments or product lines;

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  Units of specified products sold;

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  Market share in one or more business segments or product lines;

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  Changes in the fair market value of a share of common stock or total shareholder return;

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  Return on assets, net assets, equity, capital, or investment;

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  Earnings of the Company before deducting one or more of interest, taxes, depreciation and amortization;

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  Changes in the Company's effective tax rate in one or more jurisdictions;

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  Planning for, or completion or implementation of, acquisitions or divestitures of specific product lines, business segments, business units, divisions or subsidiaries;

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  Amount of or changes in capital expenditures, working capital, or inventory;

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  Any of the above measures compared to peer or other companies; or

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  Any of the above measures determined on the basis of United States generally accepted accounting principles (GAAP) or a non-GAAP basis.

        Performance measures may be set either at the consolidated level, segment level, division level, group level, or business unit level. Additionally, performance measures may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year's results or to a designated comparison group, in each case as specified by the Committee.

        Generally, the amount paid under any award or portion of an award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code must be determined based on the attainment of written, objective performance goals approved by the Committee for a performance period established by the Committee while the outcome for that performance period is substantially uncertain within the meaning of Section 162(m) of the Code. The Committee will determine whether, with respect to a performance period, the applicable performance goals have been met by the participant and the amount of the applicable award, if any. Such awards that are held by "covered employees" (within the meaning of Section 162(m) of the Code) may not be adjusted upward but may be adjusted downward at the discretion of the Committee. The Committee may adjust the terms and conditions of, and the performance criteria included in, such awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, such as, but not limited to, effects of changes in foreign exchange, an unbudgeted material expense incurred by or at the direction of the board of directors or a committee of the board of directors, a material litigation judgment or settlement, mergers, acquisitions, divestitures, spin-offs, consolidation, acquisition of property or stock, reorganizations, restructuring charges, or joint ventures, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, unless such adjustment shall would be inconsistent with the award's satisfaction of the requirements for treatment as a performance-based award under Section 162(m) of the Code or would cause an award not otherwise subject to the non-qualified deferred compensation rules of Section 409A of the Code to become so subject.

        The Committee may also award compensation that is not exempt from the limits of deductibility under Section 162(m) of the Code.

Recoupment

        To the extent provided in the applicable award agreement, the Committee may require a participant to forfeit cash-based or equity-based awards, repay all or a portion of cash-based or equity-based awards or otherwise make payments under certain circumstances if such participant engages in activity detrimental to the business of the Company. Additionally, any award granted pursuant to the 2016 Plan may be subject to forfeiture, cancellation or repayment upon such terms as may be required by the Committee or any applicable rules and regulations promulgated by the SEC or any securities exchange on which the Company's shares are traded.

Change in Control

        Awards granted under the 2016 Plan are generally subject to double-trigger vesting provisions upon a change in control (as defined in the 2016 Plan). This means that rather than vesting automatically upon a change in control, such awards will be subject to accelerated vesting only in the event of a qualifying termination following a change in control or in the event the acquiring company does not assume the awards.

        Under the 2016 Plan, in the case of a change in control, unless provided otherwise by the Committee or prohibited by applicable law, rule or regulation:

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  If an award held by a participant is assumed or continued (including through conversion or substitution for a substantially similar award of the successor) and, within twenty four (24) months following the change in control (or such shorter period as specified in the applicable award agreement), the participant's employment is terminated without cause or is voluntarily terminated for good reason, then upon such termination:

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  any outstanding awards of stock options and SARs will vest and become fully exercisable;

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  any restriction periods and restrictions imposed on awards that are not performance-based will lapse and such awards shall be treated as vested; and

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  the payout opportunities attainable under all awards that are performance-based shall be deemed to have been earned at the "target" level on a pro rata basis for that portion of the performance period(s) completed as of the effective date of such qualifying termination.

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  If an award held by a participant is not assumed or continued:

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  any outstanding awards of stock options and SARs will vest and become fully exercisable;

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  any restriction periods and restrictions imposed on awards that are not performance-based will lapse and such awards shall be treated as vested; and

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  the payout opportunities attainable under all awards that are performance-based shall be deemed to have been earned at the "target" level on a pro rata basis for that portion of the performance period(s) completed as of the effective date of such qualifying termination.

        Stock options or SARs that are not continued or assumed may also be terminated or canceled:

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  by the Committee if the participant is first notified of and given the opportunity to exercise his or her vested options or SARs for a specified period of time (not less than 15 days) from the date of notification;

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  by the purchaser(s) of the Company's assets or stock upon delivery to the participant of the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or change in control; or

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  by the board of directors in exchange for consideration, in cash or in kind, equal in value to the value of the shares or other securities the participant would have received had the option or SAR been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or change in control, less the exercise price therefor.

Amendment and Termination

        The board of directors may at any time amend, modify or terminate the 2016 Plan or outstanding awards issued under the 2016 Plan, except that the board of directors generally will not be able to alter the terms of an award if it would materially and adversely affect the rights of a participant without the consent of the affected participant. Stockholder approval will be required for any amendment to increase the maximum number of shares for which awards may be granted, change the designation of the class of persons eligible to receive awards under the 2016 Plan, or make any other change in the 2016 Plan which requires stockholder approval under applicable law or regulations.

Material Federal Income Tax Consequences under the 2016 Plan

        The federal income tax consequences of awards under the 2016 Plan for participants and the Company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of stockholders. This discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. A participant in the 2016 Plan should not rely on this description and instead should consult his or her own tax advisor.

        The deductibility by the Company of all awards is subject to the limits on deductibility under Section 162(m), as described above.

        Options.    Under current law the grant of an option generally will have no federal income tax consequences for the participant or the Company. Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.

        Incentive Stock Options.    Under current law, the grant of an incentive stock option will not be a taxable event for the participant or for the Company. In addition, a participant generally will not recognize taxable income upon exercise of an incentive stock option. A participant's alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares of the stock underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Any gain realized upon a disposition of the shares of stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

        For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the shares of stock in an amount generally equal to the excess of the fair market value of the shares of stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

        The Company will generally be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company's compliance with Section 162(m) and to certain reporting requirements.

        Share Appreciation Rights (SARs).    Under current law, the grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount measured by the difference between (i) the fair market value of one share of stock on the date the SAR is exercised over (ii) the SAR exercise price as determined by the Committee as of the date of grant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.

        Restricted Stock.    Under current law, the grant of restricted stock generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares of stock on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares of stock on the date of grant (less the purchase price for such shares of stock, if any). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m), as described above.

        Unrestricted Stock Awards.    Under current law, upon the grant of an award of unrestricted shares, a participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares of stock on the date of grant, reduced by the amount, if any, paid for such shares. Upon a participant's disposition of such shares of stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant held the shares of stock for more than one year (otherwise, the capital gain or loss will be short-term). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.

        Restricted Stock Units, Performance Shares, Performance Units, and Performance Cash Awards.    Under current law, the grant of a restricted share unit award, performance share, performance unit or performance cash award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted share unit award, performance share, performance unit or performance cash award, in an amount equal to the amount of cash paid, if any, and the fair market value of any shares of stock delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements.

        Certain payments made to employees and other service providers in connection with a change in control may constitute "parachute payments" subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee's "base amount," the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee's average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of options, SARs, restricted shares, restricted stock units, performance shares, performance units, performance cash awards, dividend equivalent rights or other awards in connection with a change in control, as well as the full value of any such awards granted within one year preceding a change in control, can constitute a parachute payment.

New Plan Benefits

        At the 2016 Annual Meeting, stockholders are being asked to approve the adoption of the 2016 Plan. Stockholders are not being asked to approve any specific awards under the 2016 Plan. Except as described below, no awards have been made under the 2016 Plan as of the date of this proxy statement. Because benefits under the 2016 Plan are discretionary and will depend on the actions of the Committee, the performance of the Company and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the 2016 Plan.

        In March 2016, the Committee approved, contingent on stockholder approval of the 2016 Plan, 2016 cash incentive award levels and performance goals for the Company's executive officers, including the named executive officers, under the 2016 Short-Term Incentive Compensation Program (the "2016 Short-Term ICP") which are intended to qualify as cash-based awards under the 2016 Plan. Because adoption of the 2016 Short-Term ICP and grants of the individual cash-based awards are contingent on stockholder approval of the 2016 Plan, the 2016 Short-Term ICP and individual grants will be effective only if the Company's stockholders approve the 2016 Plan. If the Company's stockholders do not approve the 2016 Plan, the Committee may, at its discretion, establish 2016 short-term incentive plans for the Company's executive officers containing similar or different terms than those approved under the 2016 Short-Term ICP on a contingent basis, including, without limitation, target levels and performance conditions which may differ from those reported in this proxy statement.

        The 2016 short-term incentive award target levels approved for the Company's executive officers are as set forth below:

Name and Position		Dollar Value(1)
Frank H. Laukien, Ph.D.	President and Chief Executive Officer	$952,000
Anthony L. Mattacchione	Senior Vice President and Chief Financial Officer	$271,700
Mark R. Munch, Ph.D.	Executive Vice President and President, Bruker Nano Group	$302,800
Juergen Srega	President, Bruker CALID Group	$195,370	(2)
Rene Lenggenhager, Ph.D.	President, Bruker BioSpin Group	$133,432	(3)
Michael G. Knell	Vice President and Chief Accounting Officer	$93,300

(1)
Represents dollar value at target award level. Actual award amounts earned may be greater or less than the target level reported based on Company and individual performance.

(2)
Represents U.S. Dollar value of Mr. Srega's 2016 incentive award target of €174,500, based on a conversion rate of €1:$1.1196 as of March 23, 2016 as reported on www.oanda.com.

(3)
Represents U.S. Dollar value of Dr. Lenggenhager's 2016 incentive award target of CHF 130,000, based on a conversion rate of CHF 1:$1.0264 as of March 23, 2016 as reported on www.oanda.com.

        The Board of Directors recommends a vote FOR the approval of the Bruker Corporation 2016 Incentive Compensation Plan.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our board of directors is engaged in the process of selecting the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. Accordingly, we are not recommending to stockholders an independent registered public accounting firm for ratification at the 2016 Annual Meeting. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2015 and has been our independent registered public accounting firm since 1998.

        A representative of Ernst & Young is expected to be present at the 2016 Annual Meeting, will have the opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate stockholder questions.

        Fees billed to the Company by its independent registered public accounting firm for fiscal years 2014 and 2015, all of which were approved by the Audit Committee, were comprised of the following:

        Audit Fees.    Ernst & Young's fees for its audit of the Company's annual consolidated financial statements, including the integrated audit of internal control over financial reporting, its review of the consolidated financial statements included in our quarterly reports on Form 10-Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2014 and 2015 were $5,431,280 and $5,244,918, respectively.

        Audit-Related Fees.    Ernst & Young billed $3,000 in each of 2014 and 2015 for audit-related services.

        Tax Fees.    Ernst & Young fees for tax services provided to us, including tax compliance, tax advice and planning, totaled $176,611 in 2014 and $170,000 in 2015.

        All Other Fees.    In 2014 and 2015, no fees for services other than as indicated above were billed to us by Ernst & Young.

Audit Committee Pre-Approval Policies and Procedures

        In order to ensure that audit and non-audit services proposed to be performed by the Company's independent registered public accounting firm do not impair the auditor's independence from the Company, the Audit Committee has adopted, and the board of directors has ratified, the following pre-approval policies and procedures.

Policies

        Before engaging the independent registered public accounting firm to render the proposed service, the Audit Committee must either (i) approve the specific engagement ("specific pre-approval") or (ii) enter into the engagement pursuant to pre-approval policies and procedures established by the Audit Committee ("general pre-approval"), provided the policies and procedures are detailed for the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee's responsibilities to management. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee will add to or subtract from this list of general pre-approved services from time to time, based on subsequent determinations.

        Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also require specific pre-approval by the Audit Committee.

        For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC's and the PCAOB's rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor will necessarily be determinative.

        The Audit Committee also considers the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Procedures

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee, even if previously generally pre-approved.

        All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered.

        Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        The Audit Committee monitors the performance of all services provided by the independent auditor and assesses whether such services are in compliance with this policy.

STOCKHOLDER COMMUNICATIONS

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Stein, the Secretary of the Company, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Stein considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to Richard M. Stein, Secretary, at Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110.

 TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to Bruker Corporation in a timely manner.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2017 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by us no later than December 23, 2016.

        Additionally, under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of meeting by or at the direction of the board of directors or by a stockholder entitled to vote who has delivered notice to Bruker Corporation (containing certain information specified in the bylaws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting.

OTHER MATTERS

        Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ANNUAL REPORT

        A copy (without exhibits) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is included in the 2015 Annual Report provided to stockholders with this proxy statement. We will provide an additional copy of the 2015 Annual Report to any stockholder, without charge, upon written request of such stockholder. Such requests should be addressed to the attention of Investor Relations at Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821.

VOTING PROXIES

        The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors' recommendations.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

April 22, 2016

 Appendix A

BRUKER CORPORATION
2016 INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan.

        This incentive compensation plan (the "2016 Plan") is intended to encourage ownership of the stock of Bruker Corporation (the "Company") by management, employees, directors, consultants and advisors ("Participants") of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Participants to promote the success of its business. The 2016 Plan permits the grant of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, unrestricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards (each an "Award" and collectively "Awards").

        2.    Stock Subject to the 2016 Plan.

          (a)   The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock" or "Shares") for which Awards may be granted under the 2016 Plan shall not exceed nine million, five hundred thousand Shares (9,500,000), subject to adjustment as provided in Section 13 hereof.

          (b)   Any Shares covered by an Award (or portion of an Award) granted under the 2016 Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the 2016 Plan and the unvested and/or unpurchased Shares subject to such Award shall again be available for subsequent Awards granted under the 2016 Plan. After the date of approval of this Plan by the Board (defined below), no further grants shall be made under the Company's 2010 Incentive Compensation Plan.

          (c)   If an option is settled by net exercise (i.e., withholding a number of Shares equal to the exercise price), the full number of Shares covered by the option shall be counted against the number of Shares available for Awards, not the net Shares issued in satisfaction of the option. The following Shares shall not be added back to the number of Shares available for the future grant of Awards: (i) Shares tendered to the Company by a Participant to (A) purchase Shares of Common Stock upon the exercise of an Award, or (B) satisfy tax withholding obligations; (ii) Shares retained or withheld from an Award to satisfy the Participant's tax obligation; and (iii) Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award.

          (d)   Shares issued, or issuable upon exercise of an option granted under the 2016 Plan, may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the aggregate Shares issued or issuable upon exercise of options granted under the 2016 Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

        3.    Administration of the 2016 Plan.

        The 2016 Plan shall be administered by the Board or a committee thereof (the "Compensation Committee") consisting of two or more persons appointed to such Compensation Committee from time to time by the Board; provided, however, that (i) such persons shall satisfy the independence or other applicable requirements of any exchange on which Shares are listed, (ii) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") with respect to transactions pursuant to the 2016 Plan, each of such persons shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act and (iii) if such qualification is deemed necessary in order for the grant, settlement or exercise of Awards made under the 2016 Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each of such persons shall be an "outside director" (as defined in applicable regulations thereunder). The term "Compensation Committee" shall, for all purposes of the 2016 Plan be deemed to refer to the Board if the Board is administering the 2016 Plan. If the 2016 Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2016 Plan. A majority of the entire Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2016 Plan, the Compensation Committee shall have all powers with respect to the administration of the 2016 Plan, including, without limitation, full power and authority to interpret the provisions of the 2016 Plan and any Award agreement granted hereunder, and to resolve all questions arising under the 2016 Plan. In addition, subject to applicable law, the Compensation Committee may delegate to one or more members of the management of the Company (as determined in the discretion of the Compensation Committee) the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or Covered Employees (within the meaning of Section 162(m) of the Code), and any such delegatee(s) shall be considered the "Compensation Committee" hereunder with respect to Awards to such Participants. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2016 Plan.

        4.    Award Limitations.

          (a)    Options.    Options granted pursuant to the 2016 Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Code, or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2016 Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code. All of the Shares authorized pursuant to Section 2(a) may (but need not) be granted in the form of Incentive Stock Options. The maximum aggregate number of Shares that may granted in the form of Options (whether Incentive or Non-qualified Stock Options) in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

          (b)    Stock Appreciation Rights.    The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

          (c)    Restricted Stock/Stock Awards/Restricted Stock Units.    The maximum aggregate grant of Shares with respect to Awards of Restricted Stock, Stock Awards and Restricted Stock Units made in any one fiscal year to any one Participant shall be five hundred thousand (500,000).

          (d)    Performance Shares and Performance Units.    The maximum aggregate grant with respect to Awards of Performance Shares and Performance Units made in any one fiscal year to any one Participant shall be equal to five hundred thousand (500,000) Shares (if payable in Shares) or the value of such number of Shares (if payable in cash).

          (e)    Cash-Based Awards.    The maximum aggregate amount awarded with respect to Cash-Based Awards to any one Participant in any one fiscal year may not exceed five million dollars ($5,000,000).

          (f)    Non-Employee Directors.    The maximum value of Awards that may be granted under this Plan to any non-employee Director in any one fiscal year shall be five hundred thousand dollars ($500,000). Any Award denominated in Shares shall, for purposes of the foregoing limitation, be valued based upon the fair market value of Shares determined in accordance with Section 7 as of the date of grant. For the avoidance of doubt, said limitation shall not apply to cash-based director fees that the non-employee Director elects to receive in the form of Shares or Share equivalents equal in value to such cash-based Director fees pursuant to another plan or policy (if any) of the Company.

        5.    Eligibility.

          (a)   As required by U.S. law, incentive stock options shall only be granted to Participants who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(f), be granted only to key employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2016 Plan.

          (b)   The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2016 Plan.

          (c)   Awards of Restricted Stock, unrestricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards may also be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2016 Plan.

          (d)   As used herein, "subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury regulations promulgated thereunder.

          (e)   The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom Awards shall be granted and shall determine the number of Shares to be subject to each Award. In determining the eligibility of a person to be granted an Award, as well as in determining the number of Shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant. The Compensation Committee (but not any delegatee thereof) shall have the authority, subject to the applicable provisions of the Plan, to determine the terms and conditions of grants to directors, including, without limitation, Awards granted to any director then serving as a member of the Compensation Committee.

          (f)    As required by law, no Award designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an incentive stock option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for each share issuable upon exercise of such incentive stock option shall be at least 110% of its fair market value at the time such incentive stock option is granted and the incentive stock option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the employee's stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

          (g)   In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

        6.    Award Agreement.

        Each Award shall be evidenced by an award agreement, as applicable (each an "Award Agreement"), duly executed on behalf of the Company and by the Participant to whom such Award is granted, which Award Agreement shall comply with and be subject to the terms and conditions of the 2016 Plan. The Award Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2016 Plan as may be determined by the Compensation Committee; provided that Awards designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. In order to fulfill the purposes of the Plan and without amending the Plan, the Compensation Committee may modify Awards and the form of Award Agreements to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies, or customs. The date of grant of an Award shall be as determined by the Compensation Committee. More than one Award may be granted to an individual. Awards that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Compensation Committee may adopt shorter vesting periods or provide for accelerated vesting after less than one year for Awards involving an aggregate number of Shares not exceeding five percent (5%) of the total number of Shares available for issuance under Section 2(a): (i) in connection with terminations of employment or service due to death, disability, retirement or other circumstances (not including voluntary pre-retirement termination) that the Compensation Committee determines to be appropriate; (ii) in connection with a Change in Control in which the Award is not continued or assumed (e.g., the Award is not equitably converted or substituted for a substantially similar award of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on the date of approval of the Plan by the Board.

        7.    Options.

          (a)    Exercise Price.    The exercise price or prices of Shares covered under Awards designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the exercise price of a non-qualified stock option be less than the fair market value of such Shares at the time the Award is granted, as determined by the Compensation Committee. The exercise price or prices of Shares covered under Awards designated as incentive stock options shall be not less than the fair market value of such Shares at the time the option is granted, as determined by the Compensation Committee in accordance with the regulations promulgated under Section 422 of the Code. The fair market value as of any date and in respect of any share of Common Stock shall be the then most recent closing price of a share of Common Stock reported by the exchange or other trading system on which such Shares are primarily traded or, if the Shares are not publicly traded or if deemed appropriate by the Compensation Committee for any other reason, then the fair market value of such Shares shall be as determined in good faith by the Compensation Committee using a reasonable valuation method that satisfies the requirements of Section 409A of the Code. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (b)    Manner of Option Payment; Manner of Option Exercise.    Options granted under the 2016 Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Award Agreement, by delivery of one or more of: (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options; (ii) Shares of Common Stock owned by the Participant having a fair market value equal in amount to the exercise price of the options being exercised and having been held by the Participant for at least six months (or such other period as the Company may determine), provided, however, that payment of the exercise price by delivery of Shares owned by such Participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee; (iii) a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price; (iv) by a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a fair market value, determined in accordance with Section 7 hereof, that does not exceed the aggregate exercise price, with cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; or (v) any other method approved by the Compensation Committee. To facilitate clause (iii) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        To the extent that the right to purchase Shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Participant exercising the option, to the Company, stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares as provided above. Upon such exercise, delivery of a certificate for paid-up non-assessable Shares shall be made at the principal office of the Company to the Participant exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Participant shall become a shareholder of the Company as to the Shares acquired upon such exercise.

          (c)    Exercise of Options.    Each option granted under the 2016 Plan shall, subject to terms of the Plan, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Award Agreement; provided, however, that no option granted under the 2016 Plan shall have a term in excess of ten (10) years from the date of grant.

        To the extent that an option to purchase Shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. The Compensation Committee has power to establish restrictions, including but not limited to restrictions on partial exercise, in Award Agreements.

          (d)    Term of Options.

          (1)   Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

          (2)   Except as otherwise provided in this Section 7(d) or in the applicable option Award Agreement, an option granted to any employee or director who ceases to be an employee or director of the Company, as the case may be, may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the option or the expiration of ninety (90) days after the date of termination. An option granted to any other Participant who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Participant ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first. For purposes of this Section 7(d), a "termination" includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a subsidiary of the Company). In the case of a consultant, the meaning of "termination" or "termination of employment" includes the date that the individual ceases to provide significant services to the Company or its subsidiaries. In the case of a nonemployee director, the meaning of "termination" includes the date that the individual ceases to be a director of the Company or its subsidiaries. With respect to any option subject to Section 409A of the Code, any reference to "termination of employment" or similar term shall mean an event that constitutes a "separation from service" within the meaning of Section 409A of the Code.

          (3)   If such termination of employment or relationship is because the Participant has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate ninety (90) days after the date such Participant ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

          (4)   In the event of the death of any Participant, any option granted to such Participant shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

          (5)   Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant and to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Participant's employment or relationship with the Company or its subsidiary had occurred. Each Participant's option Award Agreement(s) shall set forth the extent to which the Participant shall have the right to such Participant's outstanding option(s) following termination of the Participant's employment, directorship or other relationship with the Company. Such provisions shall be determined in the sole discretion of the Compensation Committee, need not be uniform among all options granted pursuant to the 2016 Plan and may reflect distinctions based on the reasons for termination.

          (e)    Exercisability.    An option granted to an Participant who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted, shall be exercisable only to the extent that the right to purchase Shares under such option has accrued and is in effect on the date such Participant ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

          (f)    Transferability.    The right of any Participant to exercise any option granted to him or her shall not be assignable or transferable by such Participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her. Any option granted under the 2016 Plan shall be null and void and without effect upon the bankruptcy of the Participant to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

        8.    Stock Appreciation Rights.

          (a)    Grant of Stock Appreciation Rights (SARs).    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as shall be determined by the Compensation Committee. Subject to the terms and conditions of the Plan, the Compensation Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a SAR shall not be less than the fair market value (determined as provided in Section 7) of a Share on the date of grant.

          (b)    Award Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Compensation Committee shall determine.

          (c)    Term of SARs.    The term of an SAR granted under the Plan shall be determined by the Compensation Committee, in its sole discretion.

          (d)    Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Compensation Committee, in its sole discretion, imposes upon them.

          (e)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

             (x)  The amount by which the fair market value (determined as provided in Section 7) of a Share on the date of exercise exceeds the grant price of the SAR; by

             (y)  The number of Shares with respect to which the SAR is exercised.

  As provided in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Any Shares delivered in payment shall be deemed to have a value equal to the fair market value (determined as provided in Section 7) on the date of exercise of the SAR.

          (f)    Nontransferability of SARs.    No SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

        9.    Restricted Stock and Stock Awards.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Compensation Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Compensation Committee shall determine.

          (b)    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction (defined below), the number of Shares of Restricted Stock granted, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of this Plan.

          (c)    Transferability.    Shares of Restricted Stock granted under the 2016 Plan may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the period specified in the Award Agreement during which (i) the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, at its discretion) and (ii) the Shares are subject to a substantial risk of forfeiture (the "Period of Restriction"). All rights with respect to the Shares of Restricted Stock granted to a

  Participant under the 2016 Plan shall be available during such Participant's lifetime and prior to the end of the Period of Restriction only to such Participant. The Compensation Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the 2016 Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Additionally, to the extent deemed appropriate by the Compensation Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

          (e)    Voting Rights.    If the Compensation Committee so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

          (f)    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Compensation Committee so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Compensation Committee may apply any restrictions to the dividends that the Compensation Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the performance-based exception from the tax deductibility provisions of Code Section 162(m), the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for such exception.

          (g)    Stock Award.    The Compensation Committee may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Compensation Committee may deem advisable including, without limitation, a requirement that the Participant pay a stipulated purchase price for each Share.

        10.    Restricted Stock Units, Performance Units, and Performance Shares.

          (a)    Grant of Restricted Stock Units, Performance Units, and Performance Shares.    Subject to the terms of the Plan, Restricted Stock Units, Performance Shares, and/or Performance Units, representing the conditional right to receive future payment, may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Compensation Committee.

          (b)    Award Agreement.    At the Compensation Committee's discretion, each grant of Restricted Stock Units, Performance Shares, and Performance Units may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan.

          (c)    Value of Restricted Stock Units, Performance Units, and Performance Shares.    Each Performance Unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each Restricted Stock Unit and Performance Share shall have an initial value equal to the fair market value (determined as provided in Section 7) of a Share on the date of grant. The Compensation Committee shall set performance goals and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Restricted Stock Units, Performance Units, and Performance Shares that will be paid out to the Participant. Generally, a Participant's right to receive amounts under a Restricted Stock Unit award shall be based on the Participant's satisfaction of a service requirement and such other terms and conditions that the Compensation Committee may specify. Generally, a Participant's right to receive amounts under a Performance Unit or Performance Share shall be based on the satisfaction of a performance requirement and such other terms and conditions that the Compensation Committee may specify. The Compensation Committee has full discretionary authority to establish performance goals and/or service requirements, and a performance goal may include a service requirement. The time period during which the performance goals and/or service requirements must be met shall be called a "Performance Period."

          (d)    Earning of Restricted Stock Units, Performance Units, and Performance Shares.    As provided in the Award Agreement, after the applicable Performance Period has ended, the holder of Restricted Stock Units, Performance Units, or Performance Shares shall be entitled to receive payout on the number and value of Restricted Stock Units, Performance Units, or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or service requirements have been achieved.

          (e)    Form and Timing of Payment of Restricted Stock Units, Performance Units, and Performance Shares.    Payment of earned Restricted Stock Units, Performance Units, and Performance Shares shall in the form of cash or in Shares (or in a combination thereof) that have an aggregate fair market value (determined as provided in Section 7) equal to the value of the earned Restricted Stock Units, Performance Units, and Performance Shares at the close of the applicable Performance Period. Shares so paid may be delivered subject to any restrictions deemed appropriate by the Compensation Committee. No fractional Shares will be issued. The determination of the Compensation Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

  To the extent provided by the Compensation Committee in an Award Agreement, Participants holding Restricted Stock Units, Performance Units, or Performance Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares underlying such Awards; provided that no dividend units may be paid on Performance Units or Performance Shares that are not earned. Such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 9 hereof, as determined by the Compensation Committee. With respect to any Award that is nonqualified deferred compensation within the meaing of Section 409A of the Code and is payable upon separation from service to a Participant who is then considered a "specified employee" within the meaning of said Section 409A, any such amounts that would otherwise be paid to the Participant within the first six months following the separation from service shall be accumulated and paid to the Participant on the first day of the seventh month following the separation from service (or if the Participant dies during such six-month period, as soon as practical following the date of death).

          (f)    Nontransferability.    Except as otherwise provided in a Participant's Award Agreement, Restricted Stock Units, Performance Units, and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under such Awards shall be exercisable during the Participant's lifetime only by such Participant or such Participant's legal representative.

        11.    Cash-Based Awards.

          (a)    Grant of Cash-Based Awards.    Awards denominated and payable in cash ("Cash-Based Awards") may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Compensation Committee.

          (b)    Award Agreement.    At the Compensation Committee's discretion, each grant of Cash-Based Awards may be evidenced by an Award Agreement that shall specify the value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Compensation Committee shall determine which are not inconsistent with the terms of the Plan.

          (c)    Value of Cash-Based Awards.    Each Cash-Based Award shall have a value as may be determined by the Compensation Committee. The Compensation Committee may set performance and/or service requirements in its discretion which, depending on the extent to which they are met, will determine the number of Cash-Based Awards that will be paid out to the Participant. The time period during which the performance goals and/or service requirements must be met shall be called a "Performance Period."

          (d)    Earning of Cash-Based Awards.    As provided in an Award Agreement, after the applicable Performance Period has ended, the holder of Cash-Based Awards shall be entitled to receive a payout based on the number and value of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or service requirements have been achieved.

          (e)    Form and Timing of Payment of Cash-Based Awards.    Payment of earned Cash-Based Awards shall in the form of cash or in Shares (or in a combination thereof) that have an aggregate fair market value (determined as provided in Section 7) equal to the value of the earned Cash-Based Awards at the close of the applicable Performance Period. Shares so paid may be delivered subject to any restrictions deemed appropriate by the Compensation Committee. No fractional Shares will be issued. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

          (f)    Nontransferability.    Cash-Based Awards may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

        12.    Performance-Based Awards and Performance Measures.

        Awards that are designed to qualify for the performance-based exception from the tax deductibility provisions of Code Section 162(m) ("Performance-Based Awards") may be granted to a Participant who, as of the date of vesting and/or payout of such Award, or the date the Company or any of its subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is or may be one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute ("Covered Employees"). Unless and until the Compensation Committee proposes for shareholder vote and the Company's shareholders approve a change in the general performance measures set forth in this Section 12, the attainment of which may determine the degree of payout and/or vesting with respect to any Performance-Based Awards, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

  (a)
  Earnings per share (basic or diluted);

  (b)
  Net income (before or after taxes);

  (c)
  Operating income or operating profit;

  (d)
  Cash flow from operating activities, operating cash flow (defined as operating income plus non-cash charges for depreciation, amortization and impairment of operating assets) or free cash flow;

  (e)
  Gross revenues, net revenues, sales, net sales, costs (including cost reductions), or margins of the Company or of one or more business segments or product lines;

  (f)
  Units of specified products sold;

  (g)
  Market share in one or more business segments or product lines;

  (h)
  Changes in the fair market value (determined as provided in Section 7) of a share of Common Stock or total shareholder return;

  (i)
  Return on assets, net assets, equity, capital, or investment;

  (j)
  Earnings of the Company before deducting one or more of interest, taxes, depreciation and amortization;

  (k)
  Changes in the Company's effective tax rate in one or more jurisdictions;

  (l)
  Planning for, or completion or implementation of, acquisitions or divestitures of specific product lines, business segments, business units, divisions or subsidiaries;

  (m)
  Amount of or changes in capital expenditures, working capital, or inventory;

  (n)
  Any of the above measures compared to peer or other companies; or

  (o)
  Any of the above measures determined on the basis of United States generally accepted accounting principles (GAAP) or a non-GAAP basis.

        Performance measures may be set either at the consolidated level, segment level, division level, group level, or business unit level. Additionally, performance measures may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year's results or to a designated comparison group, in each case as specified by the Compensation Committee.

        Awards that are designed to qualify as Performance-Based Awards shall conform to the requirements of Section 162(m) of the Code. Generally, this requires that the amount paid under such an Award be determined based on the attainment of written, objective performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met by the Participant and, if they have, shall so certify and determine the amount of the applicable Award. Such Awards that are held by Covered Employees may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward. No amount will be paid for any performance period until such certification is made by the Compensation Committee.

        The material terms of the performance measures shall be disclosed and reapproved by shareholders no later than the first shareholder meeting occurring in the fifth year following the year in which shareholders previously approved the performance measures. However, if applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

        The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, such as, but not limited to, effects of changes in foreign exchange, an unbudgeted material expense incurred by or at the direction of the Board or a committee of the Board, a material litigation judgment or settlement, mergers, acquisitions, divestitures, spin-offs, consolidation, acquisition of property or stock, reorganizations, restructuring charges, or joint ventures, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to any Performance-Based Awards, no such adjustment shall be authorized to the extent that such adjustment would be inconsistent with the Award's satisfaction of the requirements for treatment as a Performance-Based Award under Section 162(m) of the Code or cause an Award not otherwise subject to the non-qualified deferred compensation rules of Section 409A of the Code to become so subject.

        13.    Recapitalizations, Reorganizations and the Like.

          (a)   In the event that the outstanding Shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares as to which Awards may be granted under the 2016 Plan and as to which outstanding Awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.

          (b)   In the event of a Change in Control (hereafter defined), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (1)   If an Award is continued or assumed (e.g., the Award is equitably converted or substituted for a substantially similar award of the successor company), and within twenty-four (24) months (or such shorter period as may be specified in the Award Agreement) following the Change in Control the Company or its successor involuntarily terminates the Employee without Cause or the Employee voluntarily terminates for Good Reason (defined below), then upon such termination:

              (i)  Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term;

             (ii)  Any restriction periods and restrictions imposed on Awards that are not performance-based shall lapse and such Awards shall be treated as vested; and

            (iii)  The payout opportunities attainable under all Awards that are performance-based shall be deemed to have been earned at the "target" level on a pro rata basis for that portion of the Performance Period(s) completed as of the effective date of such qualifying termination.

All such Awards shall be paid out to Participants within thirty (30) days following such qualifying termination, provided that there shall be no acceleration of the time for payment of any Award subject to Code Section 409A the acceleration of payment of which would result in additional taxes under Section 409A.

          (2)   If an Award is not so continued or assumed, then, unless the Compensation Committee specifies otherwise in the Award Agreement:

              (i)  Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term;

             (ii)  Any restriction periods and restrictions imposed on Awards that are not performance-based shall lapse and such Awards shall be treated as vested; and

            (iii)  The payout opportunities attainable under all Awards that are performance-based shall be deemed to have been earned at the "target" level on a pro rata basis for that portion of the Performance Period(s) completed as of the effective date of such Change in Control.

All such Awards shall be paid out to Participants within thirty (30) days following such Change in Control, provided that there shall be no acceleration of the time for payment of any Award subject to Code Section 409A the acceleration of payment of which would result in additional taxes under Section 409A.

        The Compensation Committee may also terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her vested Options or SARs for a specified period of time (of not less than 15 days) from the date of notification and before the Option or SAR is terminated. In addition, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Participant the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel outstanding options or SARs in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those Shares or other securities the Participant would have received had the option or SAR been exercised (to the extent then exercisable) and no disposition of the Shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration by the Participant, his or her option or SAR shall immediately terminate and be of no further force and effect. The Compensation Committee may also implement any combination of the foregoing or implement any other action with respect to an Award that it deems appropriate.

          (3)   Any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of vesting pursuant to subsection (1) or (2) above shall be treated as non-qualified stock options.

          (4)   A "Change in Control" shall be deemed to have occurred under any one or more of the following conditions (provided that with respect to an Award that is non-qualified deferred compensation subject to Section 409A of the Code, the event must also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A and will not result in additional taxes under Section 409A):

              (i)  if, within one year of any merger, consolidation, sale of a substantial part of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding Shares of the capital stock of the Company entitled to vote generally in the election of directors);

             (ii)  if, as a result of a Transaction, the Company does not survive as an entity, or its Shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

            (iii)  if, after the date this 2016 Plan is adopted, any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company's Common Stock outstanding;

            (iv)  the dissolution or liquidation of the Company is approved by its stockholders; or

             (v)  if the members of the Board as of the date this 2016 Plan is adopted (the "Incumbent Board") cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

          (5)   "Good Reason" as a reason for a Participant's termination of employment or service after a Change in Control shall have the meaning assigned such term in the written employment, severance or similar agreement, if any, between such Participant and the Company; provided, however, that if there is no such written agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, "Good Reason" shall mean, without the Participant's prior written consent, (i) a material diminution in a Participant's authority, duties, or responsibilities, or (ii) a material breach by the Company or its successor of its obligations to a Participant under any written employment, severance or similar agreement, (iii) a material diminution in the Participant's base compensation plus incentive compensation opportunity, or (iv) the relocation of the Participant's primary work location to a location more than 50 miles from the Participant's primary work location immediately prior to the Change in Control. A Participant may not resign for Good Reason without providing the employer written notice of the grounds that the Participant believes constitute Good Reason within 90 days of the initial existence of such grounds and giving the Company or its successor at least 30 days after such notice to cure and remedy the claimed event of Good Reason.

          (6)   "Cause" for purposes of termination of employment following a Change in Control shall mean dishonesty with respect to the Company or any of its affiliates, breach of fiduciary duty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, material failure or refusal to comply with Company's published policies generally applicable to all employees, and conduct materially harmful to the business of the Company or any of its affiliates. The Company shall provide written notice to the Participant of any such Cause for termination, and shall provide Participant at least thirty (30) days opportunity to cure such Cause, where such Cause is reasonably susceptible of cure.

          (c)   Upon dissolution or liquidation of the Company, all Options and SARs granted under this 2016 Plan shall terminate, but each Participant (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Options and SARs to the extent then exercisable.

          (d)   No fraction of a Share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of Shares covered by the Award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of Shares.

        14.    No Special Employment or Other Rights.

        Nothing contained in the 2016 Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment or other relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

        15.    Withholding.

        The Company's obligation to deliver Shares under the 2016 Plan and any payments or transfers under Section 13 hereof shall be subject to the Participant's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. If and to the extent permitted by the Compensation Committee, the Participant may satisfy, totally or in part, the Participant's tax obligations pursuant to this Section by electing to have Shares withheld from an Award upon grant or vesting, to redeliver Shares acquired under an Award, or to deliver previously owned Shares. All non-U.S. Participants must pay all applicable employee and employer wage and other withholding taxes in advance of receiving Shares.

        16.    Restrictions on Issue of Shares.

          (a)   Notwithstanding any other provisions of the Plan, the Company may delay the issuance of Shares covered by an Award and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

              (i)  The Shares of Restricted Stock or Shares with respect to which an option has been exercised are at the time of the issue of such Shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

             (ii)  Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

          (b)   The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares of Restricted Stock or Shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        17.    Purchase for Investment; Rights of Holder on Subsequent Registration.

        Unless the Shares to be issued pursuant to an Award granted under the 2016 Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue any Shares covered by any Award unless the Participant, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the Shares issued pursuant to such Award for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if Shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any Shares with respect to which an option shall have been exercised, or to qualify any such Shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each Participant such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        18.    Modification of Outstanding Awards; Shareholder Approval for Certain Plan Amendments.

        The Compensation Committee may authorize the amendment of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2016 Plan. The foregoing notwithstanding, the Compensation Committee may not authorize any amendment of an outstanding Award, and shareholder approval obtained in the manner described in Section 19 will be required for any amendment of the Plan, that does any of the following: (a) permits the grant of any Option with an exercise price less than the fair market value (determined as provided in Section 7) of the Shares on the date of grant; (b) reduces the exercise price of an outstanding Option, either by lowering the exercise price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price; (c) permits the grant of any SAR with a grant price that is less than the fair market value (determined as provided in Section 7) of the Shares on the date of grant; (d) reduces the grant price of an outstanding SAR, either by lowering the grant price or by canceling an outstanding SAR and granting a replacement SAR with a lower exercise price; (e) provides for cancelation in exchange for a cash payment of an Award the exercise price of which is greater than the then fair market value (determined as provided in Section 7) of the Shares; or (f) accelerates vesting in manner more favorable to a Participant than that provided by the last sentence of Section 6 or, with respect to an Award that is continued or assumed upon a Change in Control, than that provided by Section 13(b)(1).

        19.    Approval of Stockholders.

        The 2016 Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2016 Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant Awards under the 2016 Plan prior to such approval, but any such Awards shall be become effective as of the date of grant conditioned upon such approval and, accordingly, prior to such approval, no option may be exercised nor any Award be vested or settled in vested Common Stock or cash.

        20.    Termination and Amendment.

        Unless sooner terminated as herein provided, the 2016 Plan shall terminate ten (10) years from the date upon which the 2016 Plan was duly adopted by the Board. The Board may at any time terminate the 2016 Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of Shares for which Awards may be granted or change the designation of the class of persons eligible to receive Awards under the 2016 Plan, or make any other change in the 2016 Plan which requires stockholder approval under applicable law or regulations.

        21.    Reservation of Stock.

        The Company shall at all times during the term of the 2016 Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the 2016 Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22.    Limitation of Rights in Shares Covered by Awards; Voting and Dividend Rights in Shares of Restricted Stock.

          (a)   Except as otherwise provided in Section 13(a) or in an Award Agreement, a Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Awards granted unless, until and except to the extent that Shares of Common Stock shall have been issued with respect thereto.

          (b)   Except as may be otherwise provided in an Award Agreement, a Participant holding Shares of Restricted Stock granted under the 2016 Plan shall be (i) entitled to exercise full voting rights with respect to such Shares during the Period of Restriction and (ii) credited with dividends paid with respect to such Shares during the Period of Restriction. The Compensation Committee may apply any restrictions to such voting and dividend rights as it deems appropriate, which restrictions shall be set forth in the applicable Award Agreement. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is pursuant to a Performance-Based Award, the Compensation Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares maintain eligibility for qualification as a Performance-Based Award.

        23.    Detrimental Activity and Recapture Provisions.

          (a)   Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such term and conditions as may be determined by the Compensation Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service covered by this Plan, shall engage in activity detrimental to the business of the Company. For purposes of this Section 23, "detrimental activity" shall include:

              (i)  any violation by the Participant of the terms of a non-compete agreement with the Company, if any;

             (ii)  any disclosure by the Participant of confidential or proprietary business information of the Company to any person or entity, including, but not limited to, a competitor, vendor or customer, without appropriate authorization from the Company;

            (iii)  any material violation by the Participant of any rules, policies, procedures or guidelines of the Company;

            (iv)  directly or indirectly soliciting any employee of the Company to terminate employment with the Company, except as desired by the Company;

             (v)  directly or indirectly soliciting or accepting business from any customer or potential customer other than through the Company, or encouraging any customer, potential customer or supplier of the Company to reduce the level of business it does with the Company; or

            (vi)  engaging in any other conduct or act that is determined to be injurious, detrimental or prejudicial to any significant interest of the Company.

          (b)   In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company, in whole or in part, of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded.

        24.    Notices.

        Any communication or notice required or permitted to be given under the 2016 Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to a Participant, to the address as appearing on the records of the Company.

        25.    Substitute Awards.

          (a)   "Substitute Awards" means Awards granted by the Compensation Committee upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines. Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the awards that they replace, as determined by the Compensation Committee in its sole discretion.

          (b)   The recipient or holder of a Substitute Award shall be an eligible Participant hereunder even if not an Employee or Director with respect to the Company or a subsidiary.

          (c)   In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the award was authorized.

          (d)   The per share exercise price of an Option that is a Substitute Award may be less than 100% of the fair market value (determined as provided in Section 7) of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any exchange on which Shares are listed and Section 409A or Section 424 of the Code, as applicable. The per share exercise price of a SAR that is a Substitute Award may be less than 100% of the fair market value (determined as provided in Section 7) of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any exchange on which the Shares are listed and Section 409A, as applicable.

          (e)   Anything to the contrary in this Plan notwithstanding, any Shares underlying Substitute Awards shall not be counted against the limits set forth in Section 4 and shall not be counted against the number of Shares authorized for issuance or the maximum number of Shares which may be issued under Incentive Stock Options, and the lapse, expiration, termination, forfeiture or cancellation of any Substitute Award without the issuance of Shares or payment of cash thereunder shall not result in an increase the number of Shares available for issuance under the Plan.

        26.    Deferrals.

        Subject to the requirements of Section 409A, the Compensation Committee may in its sole discretion permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, payment of a Stock Award or the satisfaction of any requirements or goals with respect to Restricted Stock Units, Performance Units/Shares and Cash-Based Awards. If any such deferral election is required or permitted, the Compensation Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals provided that such rules must comply with the requirements of Section 409A.

        27.    Governing Law.

        This Plan shall be governed by the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

        28.    Certain Definitions.

        Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        "Cash-Based Awards" are Awards denominated and payable in cash.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

        "Non-qualified Stock Option" means an option that is not an Incentive Stock Option.

        "Option" means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to Section 7.

        "Performance Share" means an Award granted to a Participant the value of which is denominated in Shares and is earned by satisfaction of specified performance goals and such other terms and conditions that the Compensation Committee may specify pursuant to Section 10 hereof.

        "Performance Unit" means an Award granted to a Participant the value of which is specified by the Compensation Committee and is earned by satisfaction of specified performance goals and such other terms and conditions that the Compensation Committee may specify pursuant to Section 10 hereof.

        "Restricted Stock" means an Award of Shares subject to a Period of Restriction granted to a Participant pursuant to Section 9 hereof.

        "Restricted Stock Units" means an Award granted to a Participant the value of which is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Compensation Committee may specify pursuant to Section 10 hereof.

        "Stock Appreciation Right" or "SAR" means an Award denominated in appreciation in value of a Share and designated as an SAR pursuant to the terms of Section 8 hereof.

        "Stock Award" means an Award of Shares granted pursuant to the terms of Section 9(g) hereof.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when accessing the web site and follow the instructions to obtain records and to create an electronic voting instruction form. BRUKER CORPORATION C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the proxy card in hand when calling and then follow the instructions. VOTE BY MAIL Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09888-P78642 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BRUKER CORPORATION The Board of Directors recommends you vote FOR each of the nominees listed below: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of four Class I directors to serve for a three-year term expiring in 2019. Nominees: 01) Frank H. Laukien 02) John Ornell 03) Richard A. Packer 04) Robert Rosenthal Election of one Class II director to serve for a one-year term expiring in 2017. Nominee: 05) Cynthia M. Friend The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To approve the adoption of the Bruker Corporation 2016 Incentive Compensation Plan. NOTE: The undersigned also authorizes the named Proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes/comments, mark here. (see reverse for instructions) ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E09889-P78642 BRUKER CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Frank H. Laukien and Richard M. Stein, or either of them, with power of substitution, Proxies to vote at the Bruker Corporation Annual Meeting of Stockholders on May 20, 2016, and any adjournments or postponements thereof, all shares of common stock of Bruker Corporation that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. The undersigned acknowledges receipt of the Notice of the 2016 Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and "FOR" Proposal 2, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the named Proxies on any other matter that may properly come before the meeting and any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments:

QuickLinks

BRUKER CORPORATION 40 Manning Road Billerica, MA 01821 (978) 663-3660
BRUKER CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
BRUKER CORPORATION PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD LEADERSHIP STRUCTURE
BOARD MEETINGS, COMMITTEES AND COMPENSATION
DIRECTOR NOMINATIONS
ROLE OF THE BOARD IN RISK OVERSIGHT
COMPENSATION OF DIRECTORS
2015 Director Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
2015 Cash Incentive Performance and Payout Measurement
2015 Cash Incentive Targets
Quantitative Performance Goals (70% of Target Bonus Potential)
Individual Qualitative Performance Goals (30% of Target Bonus Potential)
Quantitative Performance Goals (70% of Target Bonus Potential)
Individual Qualitative Performance Goals (30% of Target Bonus Potential)
Quantitative Performance Goals (70% of Target Bonus Potential)
Individual Qualitative Performance Goals (30% of Target Bonus Potential)
2015 Long-Term Equity Incentive Awards
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY OF EXECUTIVE COMPENSATION
Summary Compensation Table
2015 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2015
2015 Option Exercises and Stock Vested
Pension Benefits
2015 Pension Benefits Table
2015 Non-Qualified Deferred Compensation Table
Potential Payments upon Termination or Change-in-Control
RELATED PERSONS TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 APPROVAL OF THE 2016 INCENTIVE COMPENSATION PLAN
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER COMMUNICATIONS
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT
VOTING PROXIES
  Appendix A
BRUKER CORPORATION 2016 INCENTIVE COMPENSATION PLAN